Exhibit 10.1

PURCHASE AND ASSUMPTION AGREEMENT

WHOLE BANK

ALL DEPOSITS

AMONG

FEDERAL DEPOSIT INSURANCE CORPORATION,
RECEIVER OF BANKUNITED, FSB
CORAL GABLES, FLORIDA

FEDERAL DEPOSIT INSURANCE CORPORATION

and

BANKUNITED

DATED AS OF

MAY 21, 2009

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		2

ARTICLE II ASSUMPTION OF LIABILITIES		8

2.1	Liabilities Assumed by Assuming Bank	8
2.2	Interest on Deposit Liabilities	10
2.3	Unclaimed Deposits	10
2.4	Employee Plans	10

ARTICLE III PURCHASE OF ASSETS		11

3.1	Assets Purchased by Assuming Bank	11
3.2	Asset Purchase Price	11
3.3	Manner of Conveyance; Limited Warranty; Nonrecourse: Etc.	12
3.4	Puts of Assets to the Receiver	12
3.5	Assets Not Purchased by Assuming Bank	13
3.6	Retention or Repurchase of Assets Essential to Receiver	15

ARTICLE IV ASSUMPTION OF CERTAIN DUTIES AND OBLIGATIONS		16

4.1	Continuation of Banking Business	16
4.2	Reserved	16
4.3	Agreement with Respect to Safe Deposit Business	16
4.4	Reserved	16
4.5	Reserved	16
4.6	Agreement with Respect to Bank Premises	16
4.7	Agreement with Respect to Leased Data Processing Equipment	19
4.8	Agreement with Respect to Certain Existing Agreements	20
4.9	Informational Tax Reporting	20
4.10	Insurance	21
4.11	Office Space for Receiver and Corporation	21
4.12	Agreement with Respect to Continuation of Group Health Plan Coverage for Former Employees of the Failed Bank	21
4.13	Reserved	22
4.14	Reserved	22
4.15	Agreement with Respect to Loss Sharing	22

ARTICLE V DUTIES WITH RESPECT TO DEPOSITORS OF THE FAILED BANK		23

5.1	Payment of Checks, Drafts and Orders	23
5.2	Certain Agreements Related to Deposits	23
5.3	Notice to Depositors	23

ARTICLE VI RECORDS		23

i

6.1	Transfer of Records	23
6.2	Delivery of Assigned Records	24
6.3	Preservation of Records	24
6.4	Access to Records; Copies	24

ARTICLE VII FIRST LOSS TRANCHE		25

ARTICLE VIII ADJUSTMENTS		25

8.1	Pro Forma Statement	25
8.2	Correction of Errors and Omissions; Other Liabilities	26
8.3	Payments	26
8.4	Interest	26
8.5	Subsequent Adjustments	26
8.6	Disagreements	27

ARTICLE IX CONTINUING COOPERATION		28

9.1	General Matters	28
9.2	Additional Title Documents	28
9.3	Claims and Suits	28
9.4	Payment of Deposits	29
9.5	Withheld Payments	29
9.6	Proceedings with Respect to Certain Assets and Liabilities	29
9.7	Information	30

ARTICLE X CONDITION PRECEDENT		30

ARTICLE XI REPRESENTATIONS AND WARRANTIES OF THE ASSUMING BANK		30

ARTICLE XII INDEMNIFICATION		31

12.1	Indemnification of Indemnitees	31
12.2	Conditions Precedent to Indemnification	35
12.3	No Additional Warranty	36
12.4	Indemnification of Receiver and Corporation	36
12.5	Obligations Supplemental	36
12.6	Criminal Claims	37
12.7	Limited Guaranty of the Corporation	37
12.8	Subrogation	37

ARTICLE XIII MISCELLANEOUS		37

13.1	Entire Agreement	37
13.2	Headings	37
13.3	Counterparts	37
13.4	GOVERNING LAW	38

ii

13.5	Successors	38
13.6	Modification; Assignment	38
13.7	Notice	38
13.8	Manner of Payment	39
13.9	Costs, Fees and Expenses	39
13.10	Waiver	39
13.11	Severabilitv	39
13.12	Term of Agreement	39
13.13	Survival of Covenants, Etc.	40

SCHEDULES

2.1	Certain Liabilities Assumed
2.1(a)	Excluded Deposit Liability Accounts
3.1	Certain Assets Purchased
3.1(a)	Subsidiary Entities Acquired
3.2	Purchase Price of Assets or Assets
4.15A	Single Family Loss Share Loans
4.15B	Commercial Loss Share Loans
4.15C	Shared-Loss MTM Assets
7	Calculation of Deposit Premium

EXHIBITS

2.3	Form of Final Legal Notice and Form of Affidavit of Mailing
4.15A	Single Family Shared-Loss Agreement
4.15B	Commercial and Other Loans Shared-Loss Agreement
4.15C	Shared-Loss MTM Assets
9.2	Limited Power of Attorney

iii

Exhibit 10.1

PURCHASE AND ASSUMPTION AGREEMENT

WHOLE BANK

ALL DEPOSITS

THIS AGREEMENT, made and entered into as of the 21st day of May, 2009, by and among the FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER of BANKUNITED, FSB, CORAL GABLES, FLORIDA (the “Receiver”), BANKUNITED, a de novo federal savings association organized under the laws of the United States of America, and having its principal place of business in Coral Gables, Florida (the “Assuming Bank”), and the FEDERAL DEPOSIT INSURANCE CORPORATION, organized under the laws of the United States of America and having its principal office in Washington, D.C., acting in its corporate capacity (the “Corporation”).

WITNESSETH:

WHEREAS, on Bank Closing, the Chartering Authority closed BANKUNITED, FSB (the “Failed Bank”) pursuant to applicable law and the Corporation was appointed Receiver thereof; and

WHEREAS, the Assuming Bank desires to purchase certain assets and assume certain deposit and other liabilities of the Failed Bank, and the Assuming Bank’s holding company, BU Financial Holdings LLC, a Delaware limited liability company, desires to provide a warrant to the Corporation (“Warrant”), on the terms and conditions set forth in this Agreement, the Addendum to the Purchase and Assumption Agreement, and the Warrant; and

WHEREAS, pursuant to 12 U.S.C.  Section 1823(c)(2)(A), the Corporation may provide assistance to the Assuming Bank to facilitate the transactions contemplated by this Agreement, which assistance may include indemnification pursuant to Article XII; and

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined to provide assistance to the Assuming Bank on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Board has determined pursuant to 12 U.S.C.  Section 1823(c)(4)(A) that such assistance is necessary to meet the obligation of the Corporation to provide insurance coverage for the insured deposits in the Failed Bank; and

NOW THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings set forth in this Article 1, or elsewhere in this Agreement.  As used herein, words imparting the singular include the plural and vice versa.

“Accounting Records” means the general ledger and subsidiary ledgers and supporting schedules which support the general ledger balances.

“Acquired Subsidiaries” means the Subsidiaries of the Failed Bank listed on Schedule 3.1a.

“Affiliate” of any Person means any director, officer, or employee of that Person and any other Person (1) who is directly or indirectly controlling, or controlled by, or under direct or indirect common control with, such Person, or (ii) who is an affiliate of such Person as the term “affiliate” is defined in Section 2 of the Bank Holding Company Act of 1956, as amended, 12 U.S.C.  Section 1841.

“Agreement” means this Purchase and Assumption Agreement by and among the Assuming Bank, the Corporation and the Receiver, as amended or otherwise modified from time to time.

“Assets” means all assets of the Failed Bank purchased pursuant to Section 3.1.  Assets owned by Subsidiaries of the Failed Bank are not “Assets” within the meaning of this definition.

“Assumed Deposits”“ means Deposits.

“Bank Closing”“ means the close of business of the Failed Bank on the date on which the Chartering Authority closed such institution.

“Bank Premises” means the banking houses, drive-in banking facilities, teller facilities (staffed or automated), and related corporate or administrative facilities, together with appurtenant parking, storage and service facilities and structures connecting remote facilities to banking houses and other facilities, and land on which the foregoing are located, that are owned or leased by the Failed Bank and that are occupied by the Failed Bank as of Bank Closing.

“Book Value” means, with respect to any Asset and any Liability Assumed, the dollar amount thereof stated on the Accounting Records of the Failed Bank.  The Book Value of any item shall be determined as of Bank Closing after adjustments made by the Receiver for differences in accounts, suspense items, unposted debits and credits, and other similar adjustments or corrections and for setoffs, whether voluntary or involuntary.  The Book Value of a Subsidiary of the Failed Bank acquired by the Assuming Bank shall be determined from the investment in subsidiary and related accounts on the “bank only” (unconsolidated) balance sheet of the Failed Bank based on the equity method of accounting.  Without limiting the generality of the foregoing, (i) the Book Value of a Liability Assumed shall include all accrued and unpaid interest thereon as of Bank Closing, and (ii) the Book Value of a Loan shall reflect adjustments for earned interest, or unearned interest (as it relates to the “rule of 78s” or add-on-interest loans, as applicable), if any, as of Bank Closing, adjustments for the portion of earned Or Unearned loan-related credit life and/or disability insurance premiums, if any, attributable to the Failed Bank as of Bank Closing, and adjustments for Failed Bank Advances, if any, in each case as determined for financial reporting purposes.  The Book Value of an Asset shall not include any adjustment for loan premiums, discounts, or any related deferred income, fees or expenses, or general or specific reserves on the Accounting Records of the Failed Bank

“Business Day” means a day other than a Saturday, Sunday, Federal legal holiday or legal holiday under the laws of the State where the Failed Bank is located, or a day on which the principal office of the Corporation is closed.

“Chartering Authority” means (i) with respect to a national bank, the Office of the Comptroller of the Currency, (ii) with respect to a Federal savings association or savings bank, the Office of Thrift Supervision, (iii) with respect to a bank or savings institution chartered by a State, the agency of such State charged with primary responsibility for regulating and/or closing banks or savings institutions, as the case may be, (iv) the Corporation in accordance with 12 U.S.C.  Section 1821(c), with regard to self appointment, or (v) the appropriate Federal banking agency in accordance with 12 U.S.C.  § 1821(c)(9).

“Commitment” means the unfunded portion of a line of credit or other commitment reflected on the books and records of the Failed Bank to make an extension of credit (or additional advances with respect to a Loan) that was legally binding on the Failed Bank as of Bank Closing, other than overdraft protection plans of the Failed Bank, if any.

“Credit Documents” mean the agreements, instruments, certificates or other documents at any time evidencing or otherwise relating to, governing or executed in connection with or as security for, a Loan, including without limitation notes, bonds, loan agreements, letter of credit applications, lease financing contracts, banker’s acceptances, drafts, interest protection agreements, currency exchange agreements, repurchase agreements, reverse repurchase agreements, guarantees, deeds of trust, mortgages, assignments, security agreements, pledges, subordination or priority agreements, lien priority agreements, undertakings, security instruments, certificates, documents, legal opinions, participation agreements and intercreditor agreements, and all amendments, modifications, renewals, extensions, rearrangements, and substitutions with respect to any of the foregoing.

“Credit File” means all Credit Documents and all other credit, collateral, or insurance documents in the possession or custody of the Assuming Bank, or any of its Subsidiaries or Affiliates, relating to an Asset or a Loan included in a Put Notice, or copies of any thereof.

“Data Processing Lease” means any lease or licensing agreement, binding on the Failed Bank as of Bank Closing, the subject of which is data processing equipment or computer hardware or software used in connection with data processing activities.  A lease or licensing agreement for computer software used in connection with data processing activities shall constitute a Data Processing Lease regardless of whether such lease or licensing agreement also covers data processing equipment.

“Deposit” means a deposit as defined in 12 U.S.C.  Section 1813(1), including without limitation, outstanding cashier’s checks and other official checks and all uncojlected items included in the depositors’ balances and credited on the books and records of the Failed Bank; provided, that the term “Deposit” shall not include all or any portion of those deposit balances which, in the discretion of the Receiver or the Corporation, (i) may be required to satisfy it for any liquidated or contingent liability of any depositor arising from an unauthorized or unlawful transaction, or (ii) may be needed to provide payment of any liability of any depositor to the Failed Bank or the Receiver, including the liability of any depositor as a director or officer of the Failed Bank, whether or not the amount of the liability is or can be determined as of Bank Closing.

“Equity Adjustment” means the dollar amount resulting by subtracting the Book Value, as of Bank Closing, of all Liabilities Assumed under this Agreement by the Assuming Bank from the Book Value, as of Bank Closing, of all Assets acquired under this Agreement by the Assuming Bank, which may be a positive or a negative number.

“Failed Bank Advances” means the total sums paid by the Failed Bank to (i) protect its lien position, (ii) pay ad valorem taxes and hazard insurance, and (iii) pay credit life insurance, accident and health insurance, and vendor’s single interest insurance.

“Fair Market Value” means (i)(a) “Market Value” as defined in the regulation prescribing the standards for real estate appraisals used in federally related transactions, 12 C.F.R.  § 323.2(g), and accordingly shall mean the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.  Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

(1)                                  Buyer and seller are typically motivated;

(2)                                  Both parties are well informed or well advised, and acting in what they consider their own best interests;

(3)                                  A reasonable time is allowed for exposure in the open market;

(4)                                  Payment is made in terms of cash in U.S.  dollars or in terms of financial arrangements comparable thereto; and

(5)                                  The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale;

as determined as of Bank Closing by an appraiser chosen by the Assuming Bank from a list of acceptable appraisers provided by the Receiver; any costs and fees associated with such determination shall be shared equally by the Receiver and the Assuming Bank, and (b) which, with respect to Bank Premises (to the extent, if any, that Bank Premises are purchased utilizing this valuation method), shall be determined not later than sixty (60) days after Bank Closing by an appraiser mutually selected by the Receiver and the Assuming Bank within seven (7) days after Bank Closing; or (ii) with respect to property other than Bank Premises purchased utilizing this valuation method, the price therefore as established by the Receiver and agreed to by the

Assuming Bank, or in the absence of such agreement, as determined in accordance with clause.  (i)(a) above.

“Fair Value” means the fair value of a Shared Loss MTM Asset as determined in accordance with FAS 157 as in effect on Bank Closing.

“First Loss Tranche” means the dollar amount of liability that the Assuming Bank will incur prior to the commencement of loss sharing, which is the sum of (i) the Assuming Bank’s asset premium (discount) bid, as reflected on the Assuming Bank’s bid form, plus (ii) the Assuming Bank’s Deposit premium bid, as reflected on the Assuming Bank’s bid form, plus (iii) the Equity Adjustment.  The First Loss Tranche may be a positive or negative number.

“Fixtures” means those leasehold improvements, additions, alterations and installations constituting all or a part of Bank Premises and which were acquired, added, built, installed or purchased at the expense of the Failed Bank, regardless of the holder of legal title thereto as of Bank Closing.

“Furniture and Equipment” means the furniture and equipment, other than motor vehicles, leased or owned by the Failed Bank and reflected on the books of the Failed Bank as of Bank Closing, including without limitation automated teller machines, carpeting, furniture, office machinery (including personal computers), shelving, office supplies, telephone, surveillance and security systems.  Motor vehicles shall be considered other assets and pass at Book Value.

“Indemnitees” means, except as provided in paragraph (11) of Section 12.1(b), (i) the Assuming Bank, (ii) the Subsidiaries and Affiliates of the Assuming Bank, and (iii) the directors, officers, employees and agents of the Assuming Bank and its Subsidiaries and Affiliates who are not also present or former directors, officers, employees or agents of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank.

“Information Package” means the compilation of financial and other data with respect to the Failed Bank entitled “Information Package” as of [March 31 ], 2009 provided to the Assuming Bank by the Corporation on the web site used by the Corporation to market the Failed Bank to potential acquirers.

“Legal Balance” means the amount of indebtedness legally owed by an Obligor with respect to a Loan, including principal and accrued and unpaid interest, late fees, attorneys’ fees and expenses, taxes, insurance premiums, and similar charges, if any.

“Liabilities Assumed” has the meaning provided in Section 2.1.

“Lien” means any mortgage, lien, pledge, charge, assignment for security purposes, security interest, or encumbrance of any kind with respect to an Asset, or asset of an Acquired Subsidiary, including any conditional sale agreement or capital lease or other title retention agreement relating to such Asset or asset of an Acquired Subsidiary.

“Loans” means all of the following owed to or held by the Failed Bank or, for purposes of Section 4.15, Section 12.1(a)(12) and the Shared-Loss Agreements, any Acquired Subsidiary, as of Bank Closing:

(i)                                     loans (including loans which have been charged off the Accounting Records of the Failed Bank in whole or in part prior to the date of the Information Package), participation agreements, interests in participations, overdrafts of customers (including but not limited to overdrafts made pursuant to an overdraft protection plan or similar extensions of credit in connection with a deposit account), revolving commercial lines of credit, home equity lines of credit, Commitments, and lease financing contracts;

(ii)                                  all Liens, rights (including rights of set-off), remedies, powers, privileges, demands, claims, priorities, equities and benefits owned or held by, or accruing or to accrue to or for the benefit of, the holder of the obligations or instruments referred to in clause (i) above, including but not limited to those arising under or based upon Credit Documents or otherwise in respect of collateral, casualty insurance policies and binders, standby letters of credit, mortgagee title insurance policies and binders, other related insurance policies and binders, payment bonds and performance bonds, insurance or guaranty by any department of any governmental unit, federal, state or local and escrow, custodial or similar arrangements at any time and from time to time existing with respect to any of the obligations or instruments referred to in clause (i) above; and

(iii)                               all amendments, modifications, renewals, extensions, refinancings, and refundings of or for any of the foregoing.

“Obligor” means each Person liable for the full or partial payment or performance of any Loan, whether such Person is obligated directly, indirectly, primarily, secondarily, jointly, or severally.

“Other Real Estate” means all interests in real estate (other than Bank Premises and Fixtures) and loans on “in substance foreclosure” status as of Bank Closing as recorded on the Accounting Records of the Failed Bank, including but not limited to mineral rights, leasehold rights, condominium and cooperative interests, air rights and development rights that are owned by the Failed Bank.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, excluding the Corporation.

“Primary Indemnitor” means any Person (other than the Assuming Bank or any of its Affiliates) who is obligated to indemnify or insure, or otherwise make payments (including payments on account of claims made against) to or on behalf of any Person in connection with the Losses covered under Article XII, including without limitation, the Receiver under the Shared-Loss Agreements, any insurer issuing any directors and officers liability policy or any Person issuing a financial institution bond or banker’s blanket bond.

“Pro forma” means producing a balance sheet that reflects the financial position of the Failed bank at the date of Bank Closing.  The Pro forma financial statements serve as a basis for the opening entries of both the.  Assuming.  Bank and the Receiver.

“Put Date” has the meaning provided in Section 3.4.

“Put Notice” has the meaning provided in Section 3.4.

“Record” means any document, microfiche, microfilm and computer records (including but not limited to magnetic tape, disc storage, card forms and printed copy) of the Failed Bank generated or maintained by the Failed Bank that is owned by or in the possession of the Receiver at Bank Closing.

“Related Liability” with respect to any Asset means any liability existing and reflected on the Accounting Records of the Failed Bank as of Bank Closing for (i) indebtedness secured by mortgages, deeds of trust, chattel mortgages, security interests or other liens on or affecting such Asset, (ii) ad valorem taxes applicable to such Asset, and (iii) any other obligation determined by the Receiver to be directly related to such Asset.

“Related Liability Amount” with respect to any Related Liability on the books of the Assuming Bank, means the amount of such Related Liability as stated on the Accounting Records of the Assuming Bank (as maintained in accordance with generally accepted accounting principles) as of the date as of which the Related Liability Amount is being determined.  With respect to a liability that relates to more than one asset, the amount of such Related Liability shall be allocated among such assets for the purpose of determining the Related Liability Amount with respect to any one of such assets.  Such allocation shall be made by specific allocation, where determinable, and otherwise shall be pro rata based upon the dollar amount of such assets stated on the Accounting Records of the entity that owns such asset.

“Repurchase Price” means, with respect to any Loan (i) the Book Value, adjusted to reflect changes to Book Value after Bank Closing, plus (ii) any advances and interest on such Loan after Bank Closing, minus (iii) the total of amounts received by the Assuming Bank for such Loan, regardless of how applied, after Bank Closing, plus (iv) advances made by Assuming Bank, plus (v) total disbursements of principal made by Receiver that are not included in the Book Value.

“Safe Deposit Boxes” means the safe deposit boxes of the Failed Bank, if any, including the removable safe deposit boxes and safe deposit stacks in the Failed Bank’s vault(s), all rights and benefits under rental agreements with respect to such safe deposit boxes; and all keys and combinations thereto.

“Settlement Date” means the first Business Day immediately prior to the day which is one hundred eighty (180) days after Bank Closing, or such other date prior thereto as may be agreed upon by the Receiver and the Assuming Bank.  The Receiver, in its discretion, may extend the Settlement Date but not beyond the date which is two hundred ten (210) days after Bank Closing.

“Settlement Interest Rate” means, for the first calendar quarter or portion thereof during which interest accrues, the rate determined by the Receiver to be equal to the equivalent coupon issue yield on twenty-six (26)-week United States Treasury Bills in effect as of Bank Closing as published in The Wall Street Journal; provided, that if no such equivalent coupon issue yield is available as of Bank Closing, the equivalent coupon issue yield for such Treasury Bills most recently published in The Wall Street Journal prior to Bank Closing shall be used.  Thereafter, the rate shall be adjusted to the rate determined by the Receiver to be equal to the equivalent coupon issue yield on such Treasury Bills in effect as of the first day of each succeeding calendar quarter during which interest accrues as published in The Wall Street Journal.

“Shared-Loss MTM Assets” means those securities and other assets listed on Schedule 4.15C.

“Subsidiary” has the meaning set forth in Section 3(w)(4) of the Federal Deposit Insurance Act, 12 U.S.C.  Section 1813(w)(4), as amended.

ARTICLE II

ASSUMPTION OF LIABILITIES

2.1                               Liabilities Assumed by Assuming Bank.  The Assuming Bank expressly assumes at Book Value (subject to adjustment pursuant to Article VIII) and agrees to pay, perform, and discharge all of the following liabilities of the Failed Bank as of Bank Closing, except as otherwise provided in this Agreement (such liabilities referred to as “Liabilities Assumed”):

(a)                                  Assumed Deposits, except those Deposits specifically listed on Schedule 2.1(a); provided, that as to any Deposits of public money which are Assumed Deposits, the Assuming Bank agrees to properly secure such Deposits with such of the Assets as appropriate which, prior to Bank Closing, were pledged as security therefor by the Failed Bank, or with assets of the Assuming Bank, if such securing Assets, if any, are insufficient to properly secure such Deposits;

(b)                                 liabilities for indebtedness secured by mortgages, deeds of trust, chattel mortgages, security interests or other liens of record as of Bank Closing on or affecting any Assets, if any; provided, that the assumption of any liability pursuant to this paragraph shall be limited to the market value of the Assets securing such liability as determined by the Receiver;

(c)                                  borrowings from Federal Reserve Banks and Federal Home Loan Banks, if any, provided, that the assumption of any liability pursuant to this paragraph shall be limited to the market value of the assets securing such liability as determined by the Receiver; and overdrafts, debit balances, service charges, reclamations, and adjustments to accounts with the Federal Reserve Banks as reflected on the books and records of any such Federal Reserve Bank within ninety (90) days after Bank Closing, if any;

(d)                                 ad valorem taxes applicable to any Asset, if any; provided, that the assumption of any ad valorem taxes pursuant to this paragraph shall be limited to an amount equal to the market value of the Asset to which such taxes apply as determined by the Receiver;

(e)                                  liabilities, if any, for federal funds purchased, repurchase agreements and overdrafts in accounts maintained with other depository institutions (including any accrued and unpaid interest thereon computed to and including Bank Closing); provided, that the assumption of any liability pursuant to this paragraph shall be limited to the market value of the Assets securing such liability as determined by the Receiver;

(f)                                    [Reserved];

(g)                                 liabilities for any acceptance or commercial letter of credit (other than “standby letters of credit” as defined in 12 C.F.R.  Section 337.2(a)); provided, that the assumption of any liability pursuant to this paragraph shall be limited to the market value of the Assets securing such liability as determined by the Receiver;

(h)                                 duties and obligations assumed pursuant to this Agreement including without limitation those relating to the Failed Bank’s overdraft protection plans and safe deposit business, if any;

(i)                                     liabilities, if any, for Commitments;

(j)                                     liabilities, if any, for amounts owed to any Acquired Subsidiary of the Failed Bank;

(k)                                  [Reserved];

(l)                                     [Reserved];

(m)                               all asset-related offensive litigation liabilities and all asset-related defensive litigation liabilities, but only to the extent such liabilities relate to assets subject to a loss share agreement, and provided that all other defensive litigation is retained by the Receiver; and

(n)                                 liabilities, obligations, or responsibilities under the Failed Bank’s health care plans, if any.

Schedule 2.1 attached hereto and incorporated herein sets forth certain categories of Liabilities Assumed and the aggregate Book Value of the Liabilities Assumed in such categories.  Such schedule is based upon the best information available to the Receiver and may be adjusted as provided in Article VIII.  The Assuming Bank does not assume any liabilities or obligations of the Failed Bank or any of its Affiliates or Subsidiaries whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, other than the Liabilities Assumed.

2.2                               Interest on Deposit Liabilities.  The Assuming Bank agrees that, from and after Bank Closing, it will accrue and pay interest on Deposit liabilities assumed pursuant to Section 2.1 at a rate(s) it shall determine; provided, that for non-transaction Deposit liabilities such rate(s) shall not be less than the lowest rate offered by the Assuming Bank to its depositors for non-transaction deposit accounts.  The Assuming Bank shall permit each depositor to withdraw, without penalty for early withdrawal, all or any portion of such depositor’s Deposit, whether or not the Assuming Bank elects to pay interest in accordance with any deposit agreement formerly existing between the Failed Bank and such depositor; and further provided, that if such Deposit has been pledged to secure an obligation of the depositor or other party, any withdrawal thereof shall be subject to the terms of the agreement governing such pledge.  The Assuming Bank shall give notice to such depositors as provided in Section 5.3 of the rate(s) of interest which it has determined to pay (which notice may be made subsequent to the application of such new rate(s)) and of such withdrawal rights.

2.3                               Unclaimed Deposits.  Fifteen months following Bank Closing Date, the Assuming Bank will provide the FDIC a listing of all deposits by product type not claimed by the depositor.  FDIC will review the list and authorize the Assuming Bank to act on behalf of the Corporation to send a “Final Legal Notice” to the owner(s) of the unclaimed deposits reminding them of the need to claim or arrange to continue their account(s) with the Assuming Bank.  The notice will be sent in the form of a letter on the Corporation’s letterhead provided in exhibit 2.3.  The Assuming bank will send the “Final Legal Notice” to the depositors within thirty (30) days following notification of FDIC approval.

The Assuming Bank will prepare an “Affidavit of Mailing”, as provided in exhibit 2.3, and forward the “Affidavit of Mailing” to the Corporation.”

If, within eighteen (18) months after Bank Closing, any depositor of the Failed Bank does not claim or arrange to continue such depositor’s Deposit assumed pursuant to Section 2.1 at the Assuming Bank, the Assuming Bank shall, within fifteen (15) Business Days after the end of such eighteen (18)-month period, (i) refund to the Corporation the fall amount of each such Deposit (without reduction for service charges), (ii) provide to the Corporation a schedule of all such refunded Deposits in such form as may be prescribed by the Corporation, and (iii) assign, transfer, convey and deliver to the Receiver all right, title and interest of the Assuming Bank in and to Records previously transferred to the Assuming Bank and other records generated or maintained by the Assuming Bank pertaining to such Deposits.  During such eighteen (18)-month period, at the request of the Corporation, the Assuming Bank promptly shall provide to the Corporation schedules of unclaimed deposits in such form as may be prescribed by the Corporation.

2.4                               Employee Plans.  Except as provided in Section 4.12, the Assuming Bank shall have no liabilities, obligations or responsibilities under the Failed Bank’s employment agreements, severance, bonus, vacation, pension, profit sharing, deferred compensation, 401K or stock purchase plans or similar plans, if any, unless the Receiver and the Assuming Bank agree otherwise subsequent to the date of this Agreement.

ARTICLE III
PURCHASE OF ASSETS

3.1                               Assets Purchased by Assuming Bank.  With the exception of certain assets expressly excluded in Sections 3.5 and 3.6, the Assuming Bank hereby purchases from the Receiver, and the Receiver hereby sells, assigns, transfers, conveys, and delivers to the Assuming Bank, all right, title, and interest of the Receiver in and to all of the assets (real, personal and mixed, wherever located and however acquired) of the Failed Bank whether or not reflected on the books of the Failed Bank as of Bank Closing.  Schedule 3.1 attached hereto and incorporated herein sets forth certain categories of Assets purchased hereunder.  Such schedule is based upon the best information available to the Receiver and may be adjusted as provided in Article VIII.  Assets are purchased hereunder by the Assuming Bank subject to all liabilities for indebtedness collateralized by Liens affecting such Assets to the extent provided in Section 2.1.  In addition, Assuming Bank is entitled to the option to acquire additional assets and assume agreements as set forth in Sections 4.6, 4.7 and 4.8.

3.2                               Asset Purchase Price.

(a)                                  All Assets and assets of the Failed Bank subject to an option to purchase by the Assuming Bank shall be purchased for the amount, or the amount resulting from the method specified for determining the amount, as specified on Schedule 3.2, except as otherwise may be provided herein.  Any Asset, asset of the Failed Bank subject to an option to purchase or other asset purchased for which no purchase price is specified on Schedule 3.2 or otherwise herein shall be purchased at its Book Value.  Loans or other assets charged off the Accounting Records of the Failed Bank prior to the date of the Information Package shall be purchased at a price of zero.

(b)                                 The purchase price for securities (other than the capital stock of any Acquired Subsidiary) purchased under Section 3.1 by the Assuming Bank shall be the market value thereof as of Bank Closing, which market value shall be (i) the market price for each such security quoted at the close of the trading day effective on Bank Closing as published electronically by Bloomberg, L.P., or alternatively, at the discretion of the Receiver, IDC/Financial Times (FT) Interactive Data; (ii) provided, that if such market price is not available for any such security, the Assuming Bank will submit a bid for each such security within three days of notification/bid request by the Receiver (unless a different time period is agreed to by the Assuming Bank and the Receiver) and the Receiver, in its sole discretion will accept or reject each such bid; and (iii) further provided in the absence of an acceptable bid from the Assuming Bank, each such security shall not pass to the Assuming Bank and shall be deemed to be an excluded asset hereunder.

(c)                                  Shared Loss MTM Assets, as set forth on Schedule 4.I5C, shall be purchased at the Fair Value stated on the Accounting Records of the Failed Bank at Bank Closing.

(d)                                 The Parties agree that any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the purchase price for tax purposes, unless otherwise required by applicable law.

3.3                               Manner of Conveyance; Limited Warranty; Nonrecourse: Etc.  EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ARTICLE XII, THE CONVEYANCE OF ALL ASSETS, INCLUDING REAL AND PERSONAL PROPERTY INTERESTS, PURCHASED BY THE ASSUMING BANK UNDER THIS AGREEMENT SHALL BE MADE, AS NECESSARY, BY RECEIVER’S DEED OR RECEIVER’S BILL OF SALE, “AS IS”, “WHERE IS”, WITHOUT RECOURSE AND, WITHOUT ANY WARRANTIES WHATSOEVER WITH RESPECT TO SUCH ASSETS, EXPRESS OR IMPLIED, WITH RESPECT TO TITLE, ENFORCEABILITY, COLLECTIBILITY, DOCUMENTATION OR FREEDOM FROM LIENS OR ENCUMBRANCES (IN WHOLE OR IN PART), OR ANY OTHER MATTERS.

3.4                               Puts of Assets to the Receiver.

(a)                                  Puts Prior to the Settlement Date.

(i)                                     During the period from Bank Closing to and including the Business Day immediately preceding the Settlement Date, the Assuming Bank shall be entitled to require the Receiver to purchase any Asset or asset of an Acquired Subsidiary which the Assuming Bank can establish is evidenced by forged or stolen instruments as of Bank Closing.

(ii)                                  At the end of the thirty (30)-day period following Bank Closing and at that time only, in accordance with this Section 3.4, the Assuming Bank shall be entitled to require the Receiver to purchase any remaining overdraft transferred to the Assuming Bank pursuant to 3.1 which both was made after the “as of the date of the Information Package and was not made pursuant to an overdraft protection plan or similar extension of credit.

The Assuming Bank shall transfer all such Assets to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Bank with respect to any such Asset, as provided in Section 12.4.

(b)                                 Notices to the Receiver.  In the event that the Assuming Bank elects to require the Receiver to purchase one or more Assets, the Assuming Bank shall deliver to the Receiver from time to time a notice (a “Put Notice”) which shall include:

(i)                                     a list of all Assets that the Assuming Bank requires the Receiver to purchase;

(ii)                                  a list of all Related Liabilities with respect to the Assets identified pursuant to (i) above; and

(iii)                               a statement of the estimated Repurchase Price of each Asset identified pursuant to (i) above as of the applicable Put Date.

Such notice shall be in the form prescribed by the Receiver or such other form to which the Receiver shall consent.  As provided in Section 9.6, the Assuming Bank shall deliver to the

Receiver such documents, Credit Files and such additional information relating to the subject matter of the Put Notice as the Receiver may request and shall provide to the Receiver full access to all other relevant books and records.

(c)                                  Purchase by Receiver. The Receiver shall purchase Assets that are specified in any Put Notice and shall assume Related Liabilities with respect to such Assets, and the transfer of such Assets and Related Liabilities shall be effective as of a date determined by the Receiver which date shall not be later than thirty (30) days after receipt by the Receiver of the applicable Put Notice (the “Put Date”).

(d)                                 Purchase Price and Payment Date.  Each Asset purchased by the Receiver pursuant to this Section 3.4 shall be purchased at a price equal to the Repurchase Price of such Asset less the Related Liability Amount applicable to such Asset, in each case determined as of the applicable Put Date.  If the difference between such Repurchase Price and such Related Liability Amount is positive, then the Receiver shall pay to the Assuming Bank the amount of such difference; if the difference between such amounts is negative, then the Assuming Bank shall pay to the Receiver the amount of such difference.  The Assuming Bank or the Receiver, as the case may be, shall pay the purchase price determined pursuant to this Section 3.4(d) not later than the twentieth (20th) Business Day following the applicable Put Date, together with interest on such amount at the Settlement Interest Rate for the period from and including such Put Date to and including the day preceding the date upon which payment is made.

(e)                                  Servicing.  The Assuming Bank shall administer and manage any Asset subject to purchase by the Receiver in accordance with usual and prudent banking standards and business practices until such time as such Asset is purchased by the Receiver.

(f)                                    Reversals.  In the event that the Receiver purchases an Asset (and assumes the Related Liability) that it is not required to purchase pursuant to this Section 3.4, the Assuming Bank shall repurchase such Asset (and assume such Related Liability) from the Receiver at a price computed so as to achieve the same economic result as would apply if the Receiver had never purchased such Asset pursuant to this Section 3.4.

3.5                               Assets Not Purchased by Assuming Bank.  The Assuming Bank does not purchase, acquire or assume, or (except as otherwise expressly provided in this Agreement) obtain an option to purchase, acquire or assume under this Agreement:

(a)                                  any financial institution bonds, banker’s blanket bonds, or public liability, fire, or extended coverage insurance policy or any other insurance policy of the Failed Bank, or premium refund, unearned premium derived from cancellation, or any proceeds payable with respect to any of the foregoing, provided however, that bank owned life insurance which has a reported balance of approximately $128,379,000 as of April 2, 2009 on the Accounting Records of the Failed Bank and insurance included in the definition of Loan will be acquired by the Assuming Bank;

(b)                                 any interest, right, action, claim, or judgment against (i) any officer, director, employee, accountant, attorney, or any other Person employed or retained by the Failed

Bank or any Subsidiary of the Failed Bank on or prior to Bank Closing arising out of any act or omission of such Person in such capacity, (ii) any underwriter of financial institution bonds, banker’s blanket bonds or any other insurance policy of the Failed Bank, (iii) any shareholder or holding company of the Failed Bank, or (iv) any other Person whose action or inaction may be related to any loss (exclusive of any loss resulting from such Person’s failure to pay on a Loan made by the Failed Bank) incurred by the Failed Bank; provided, that for the purposes hereof, the acts, omissions or other events giving rise to any such claim shall have occurred on or before Bank Closing, regardless of when any such claim is discovered and regardless of whether any such claim is made with respect to a financial institution bond, banker’s blanket bond, or any other insurance policy of the Failed Bank in force as of Bank Closing;

(c)                                  prepaid regulatory assessments of the Failed Bank, if any;

(d)                                 legal or equitable interests in tax receivables of the Failed Bank, if any, including any claims arising as a result of the Failed Bank having entered into any agreement or otherwise being joined with another Person with respect to the filing of tax returns or the payment of taxes;

(e)                                  amounts reflected on the Accounting Records of the Failed Bank as of Bank Closing for loan premiums, discounts, or any related deferred income, fees or expenses, or general or specific reserves, if any

(f)                                    leased or owned Bank Premises and leased or owned Furniture and Equipment and Fixtures and data processing equipment (including hardware and software) located on leased or owned Bank Premises, if any; provided, that the Assuming Bank does obtain an option under Section 4.6, Section 4.7 or Section 4.8, as the case may be, with respect thereto;

(g)                                 owned Bank Premises which the Receiver, in its discretion, determines may contain environmentally hazardous substances;

(h)                                 any Subsidiary (other than the Acquired Subsidiaries), joint venture, partnership, or other business combinations or arrangements, whether active, inactive, dissolved or terminated, of the Failed Bank;

(i)                                     any “goodwill,” as such term is defined in the instructions to the report of condition prepared by banks examined by the Corporation in accordance with 12 C.F.R.  Section 304.4, and other intangibles (for the avoidance of doubt, other intangible assets does not include any intellectual property (including patents, technology, know-how, copyrights (including software), trade secrets, processes, trademarks, service marks, trade names, domain names, logos, trade dress or other indicators of source or origin) or right to use any such intellectual property);

(j)                                     any criminal restitution or forfeiture orders issued in favor of the Failed Bank; and

(k)                                  assets essential to the Receiver in accordance with Section 3.6.

(l)                                     reserved.

3.6                               Retention or Repurchase of Assets Essential to Receiver.

(a)                                  The Receiver may refuse to sell to the Assuming Bank, or the Assuming Bank agrees, at the request of the Receiver set forth in a written notice to the Assuming Bank, to assign, transfer, convey, and deliver to the Receiver all of the Assuming Bank’s right, title and interest in and to, any Asset or asset acquired pursuant to this Agreement essential to the Receiver as determined by the Receiver in its discretion (together with all Credit Documents evidencing or pertaining thereto), which may include any Asset or asset acquired pursuant to this Agreement that the Receiver determines to be:

(i)                                     made to an officer, director, or other Person engaging in the affairs of the Failed Bank, its Subsidiaries or Affiliates or any related entities of any of the foregoing;

(ii)                                  the subject of any investigation relating to any claim with respect to any item described in Section 3.5(a) or (b), or the subject of, or potentially the subject of, any legal proceedings;

(iii)                               made to a Person who is an Obligor on a loan owned by the Receiver or the Corporation in its corporate capacity or its capacity as receiver of any institution;

(iv)                              secured by collateral which also secures any asset owned by the Receiver; or

(v)                                 related to any asset of the Failed Bank not purchased by the Assuming Bank under this Article III or any liability of the Failed Bank not assumed by the Assuming Bank under Article II.

(b)                                 Each such Asset or asset purchased by the Receiver shall be purchased at a price equal to the Repurchase Price thereof less the Related Liability Amount with respect to any Related Liabilities related to such Asset or asset, in each case determined as of the date of the notice provided by the Receiver pursuant to Section 3.6(a).  The Receiver shall pay the Assuming Bank not later than the twentieth (20th) Business Day following receipt of related Credit Documents and Credit Files together with interest on such amount at the Settlement Interest Rate for the period from and including the date of receipt of such documents to and including the day preceding the day on which payment is made.  The Assuming Bank agrees to administer and manage each such Asset or asset in accordance with usual and prudent banking standards and business practices until each such Asset or asset is purchased by the Receiver.  All transfers with respect to Asset or assets under this Section 3.6 shall be made as provided in Section 9.6.  The Assuming Bank shall transfer all such Asset or assets and Related Liabilities to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Bank with respect to any such Asset or asset, as provided in Section 12.4.

ARTICLE IV
ASSUMPTION OF CERTAIN DUTIES AND OBLIGATIONS

The Assuming Bank agrees with the Receiver and the Corporation as follows:

4.1                               Continuation of Banking Business.  The Assuming Bank agrees to provide full service banking in the trade area of the Failed Bank commencing on the first banking business day after Bank Closing and to maintain such presence until it has complied with all necessary notice provisions to cease providing such banking services in the trade area.  At the option of the Assuming Bank, such banking services may be provided at any or all of the Bank Premises, or at other premises within such trade area.  For the avoidance of doubt, the foregoing shall not restrict or otherwise affect the ability of the Assuming Bank to make changes to the banking business that it conducts at any time from and after Bank Closing, including opening or closing branches.  In addition, the Assuming Bank may, effective upon Bank Closing or at a later date, modify the terms of any assumed deposit account, including, without limitation, changing the maturity of any time Deposits, subject, in the case of changes to applicable interest rates or fees, to compliance with Section 5.3.

4.2                               Reserved.

4.3                               Agreement with Respect to Safe Deposit Business.  The Assuming Bank assumes and agrees to discharge, from and after Bank Closing, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to all Safe Deposit Boxes, if any, of the Failed Bank and to maintain all of the necessary facilities for the use of such boxes by the renters thereof during the period for which such boxes have been rented and the rent therefor paid to the Failed Bank, or such earlier time as is permitted under the provisions of the rental agreements between the Failed Bank and the respective renters of such boxes or applicable law; provided, that, notwithstanding any provisions of the rental agreements between the Failed Bank and the respective renters of such boxes, the Assuming Bank may immediately relocate the Safe Deposit Boxes of the Failed Bank to any office of the Assuming Bank located in the trade area of the Failed Bank.  Fees related to the safe deposit business earned prior to the Bank Closing Date shall be for the benefit of the Receiver and fees earned after the Bank Closing Date shall be for the benefit of the Assuming Bank.

4.4                               Reserved.

4.5                               Reserved.

4.6                               Agreement with Respect to Bank Premises.

(a)                                  Option to Purchase.  Subject to Section 3.5, the Receiver hereby grants to the Assuming Bank an exclusive option for the period of one hundred seventy (170) days commencing the day after Bank Closing to purchase any or all owned Bank Premises, including all Furniture, Fixtures and Equipment located on the Bank Premises.  The Assuming Bank shall give written notice to the Receiver within the option period of its election to purchase or not to purchase any of the owned Bank Premises.  Any purchase of such premises shall be effective as of the date of Bank Closing and such purchase shall be consummated as soon as practicable thereafter, and in no event later than the Settlement Date.

(b)                                 Option to Lease.  The Receiver hereby grants to the Assuming Bank an exclusive option for the period of one hundred seventy (170) days commencing the day after Bank Closing to cause the Receiver to assign to the Assuming Bank any or all leases for leased Bank Premises, if any, which have been continuously occupied by the Assuming Bank from Bank Closing to the date it elects to accept an assignment of the leases with respect thereto to the extent such leases can be assigned; provided, that the exercise of this option with respect to any lease must be as to all premises or other property subject to the lease.  If an assignment cannot be made of any such leases, the Receiver may, in its discretion, enter into subleases with the Assuming Bank containing the same terms and conditions provided under such existing leases for such leased Bank Premises or other property.  The Assuming Bank shall give notice to the Receiver within the option period of its election to accept or not to accept an assignment of any or all leases (or enter into subleases or new leases in lieu thereof).  The Assuming Bank agrees to assume all leases that it has elected to accept that are assigned (or enter into subleases or new leases in lieu thereof) pursuant to this Section 4.6.

(c)                                  Facilitation.  The Receiver agrees to facilitate the assumption, assignment or sublease of leases or the negotiation of new leases by the Assuming Bank; provided, that neither the Receiver nor the Corporation shall be obligated to engage in litigation, make payments to the Assuming Bank or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation or commit to any other obligations to third parties.

(d)                                 Occupancy.  The Assuming Bank shall give the Receiver fifteen (15) days’ prior written notice of its intention to vacate prior to vacating any leased Bank Premises with respect to which the Assuming Bank has not exercised the option provided in Section 4.6(b).  Any such notice shall be deemed to terminate the Assuming Bank’s option with respect to such leased Bank Premises.

(e)                                  Occupancy Costs.

(i)                                     The Assuming Bank agrees to pay to the Receiver, or to appropriate third parties at the direction of the Receiver, during and for the period of any occupancy by it of (x) owned Bank Premises the market rental value, as determined by the appraiser selected in accordance with the definition of Fair Market Value, and all operating costs, and (y) leased Bank Premises, all operating costs with respect thereto and to comply with all relevant terms of applicable leases entered into by the Failed Bank, including without limitation the timely payment of all rent, Operating costs include, without limitation all taxes, fees, charges, utilities, insurance and assessments, to the extent not included in the rental value or rent.  If the Assuming Bank elects to purchase any owned Bank Premises in accordance with Section 4.6(a), the amount of any rent paid (and taxes paid to the Receiver which have not been paid to the taxing authority and for which the Assuming Bank assumes liability) by the Assuming Bank with respect thereto shall be applied as an offset against the purchase price thereof.

(ii)                                  The Assuming Bank agrees during the period of occupancy by it of owned or leased Bank Premises, to pay to the Receiver rent for the use of all owned or leased Furniture and Equipment and all owned or leased Fixtures located on such Bank

Premises for the period of such occupancy.  Rent for such property owned by the Failed Bank shall be the market rental value thereof, as determined by the Receiver within sixty (60) days after Bank Closing.  Rent for such leased property shall be an amount equal to any and all rent and other amounts which the Receiver incurs or accrues as an obligation or is obligated to pay for such period of occupancy pursuant to all leases and contracts with respect to such property.  If the Assuming Bank purchases any owned Furniture and Equipment or owned Fixtures in accordance with Section 4.6(f) or 4.6(h), the amount of any rents paid by the Assuming Bank with respect thereto shall be applied as an offset against the purchase price thereof,

(f)                                    Certain Requirements as to Furniture, Equipment and Fixtures.  If the Assuming Bank purchases owned Bank Premises or accepts an assignment of the lease (or enters into a sublease or a new lease in lieu thereof) for leased Bank Premises as provided in Section 4.6(a) or 4.6(b), or if the Assuming Bank does not exercise such option but within twelve (12) months following Bank Closing obtains the right to occupy such premises (whether by assignment, lease, sublease, purchase or otherwise), other than in accordance with Section 4.6(a) or (b), the Assuming Bank shall (i) effective as of the date of Bank Closing, purchase from the Receiver all Furniture and Equipment and Fixtures owned by the Failed Bank at Fair Market Value and located thereon as of Bank Closing, (ii) accept an assignment or a sublease of the leases or negotiate new leases for all Furniture and Equipment and Fixtures leased by the Failed Bank and located thereon, and (iii) if applicable, accept an assignment or a sublease of any ground lease or negotiate a new ground lease with respect to any land on which such Bank Premises are located; provided, that the Receiver shall not have disposed of such Furniture and Equipment and Fixtures or repudiated the leases specified in clause (ii) or (iii).

(g)                                 Vacating Premises.

(i)                                     If the Assuming Bank elects not to purchase any owned Bank Premises, the notice of such election in accordance with Section 4.6(a) shall specify the date upon which the Assuming Bank’s occupancy of such premises shall terminate, which date shall not be later than ninety (90) days after the date of the Assuming Bank’s notice not to exercise such option.  The Assuming Bank promptly shall relinquish and release to the Receiver such premises and the Furniture and Equipment and Fixtures located thereon in the same condition as at Bank Closing, normal wear and tear excepted.  By occupying any such premises after the expiration of such ninety (90) day period, the Assuming Bank shall, at the Receiver’s option, (x) be deemed to have agreed to purchase such Bank Premises, and to assume all leases, obligations and liabilities with respect to leased Furniture and Equipment and leased Fixtures located thereon and any ground lease with respect to the land on which such premises are located, and (y) be required to purchase all Furniture and Equipment and Fixtures owned by the Failed Bank and located on such premises as of Bank Closing.

(ii)                                  If the Assuming Bank elects not to accept an assignment of the lease or sublease any leased Bank Premises, the notice of such election in accordance with Section 4.6(b) shall specify the date upon which the Assuming Bank’s occupancy of such leased Bank Premises shall terminate, which date shall not be later than the date which is one hundred eighty (180) days after Bank Closing.  Upon vacating such premises, the Assuming Bank shall relinquish and release to the Receiver such premises and the Fixtures and the Furniture and Equipment located thereon in the same condition as at Bank Closing, normal wear and tear excepted.  By failing to provide notice of its intention to vacate such premises prior to the expiration of the option period specified in Section 4.6(b), or by occupying such premises after the one hundred eighty (180)-day period specified above in this paragraph (ii), the Assuming Bank shall, at the Receiver’s option, (x) be deemed to have assumed all leases, obligations and liabilities with respect to such premises (including any ground lease with respect to the land on which premises are located), and leased Furniture and Equipment and leased Fixtures located thereon in accordance with this Section 4.6 (unless the Receiver previously repudiated any such lease), and (y) be required to purchase all Furniture and Equipment and Fixtures owned by the Failed Bank at Fair Market Value and located on such premises as of Bank Closing.

(h)                                 Furniture and Equipment and Certain Other Equipment.  The Receiver hereby grants to the Assuming Bank an option to purchase all Furniture and Equipment or any telecommunications, data processing equipment (including hardware and software) and check processing and similar operating equipment owned by the Failed Bank at Fair Market Value and located at any leased Bank Premises that the Assuming Bank elects to vacate or which it could have, but did not occupy, pursuant to this Section 4.6; provided, that, the Assuming Bank shall give the Receiver notice of its election to purchase such property at the time it gives notice of its intention to vacate such Bank Premises or within ten (10) days after Bank Closing for Bank Premises it could have, but did not, occupy.

4.7                               Agreement with Respect to Leased Data Processing Equipment.

(a)                                  The Receiver hereby grants to the Assuming Bank an exclusive option for the period of one hundred seventy (170) days after Bank Closing days commencing the day after Bank Closing to accept an assignment from the Receiver of any or all Data Processing Leases to the extent that such Data Processing Leases can be assigned.

(b)                                 The Assuming Bank shall (i) give written notice to the Receiver within the option period specified in Section 4.7(a) of its intent to accept or decline an assignment or sublease of any or all Data Processing Leases and promptly accept an assignment or sublease of such Data Processing Leases, and (ii) give written notice to the appropriate lessor(s) that it has accepted an assignment or sublease of any such Data Processing Leases.

(c)                                  The Receiver agrees to facilitate the assignment or sublease of Data Processing Leases or the negotiation of new leases or license agreements by the Assuming Bank; provided, that neither the Receiver nor the Corporation shall be obligated to engage in litigation or make payments to the Assuming Bank or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation.

(d)                                 The Assuming Bank agrees, during its period of use of any property subject to a Data Processing Lease, to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of the applicable Data Processing Leases entered into by the Failed Bank, including without limitation the timely payment of all rent, taxes, fees, charges, utilities, insurance and assessments.

(e)                                  The Assuming Bank shall, not later than fifty (50) days after giving the notice provided in Section 4.7(b), (i) relinquish and release to the Receiver all property subject to the relevant Data Processing Lease, in the same condition as at Bank Closing, normal wear and tear excepted, or (ii) accept an assignment or a sublease thereof or negotiate a new lease or license agreement under this Section 4.7.

4.8                               Agreement with Respect to Certain Existing Agreements.

(a)                                  Subject to the provisions of Section 4.8(b), with respect to agreements existing as of Bank Closing which provide for the rendering of services by or to the Failed Bank or any Acquired Subsidiary or any other agreement to which the Failed Bank or any Acquired Subsidiary is a party (other than those that are the subject of Section 4.6 or 4.7), within one hundred seventy (170) days after Bank Closing, the Assuming Bank shall give the Receiver written notice specifying whether it elects to assume or not to assume each such agreeinent.  Except as may be otherwise provided in this Article IV, the Assuming Bank agrees to comply with the service terms of each such agreement which provide for the rendering of services by or to the Failed Bank for a period commencing on the day after Bank Closing and ending on: (i) in the case of an agreement that provides for the rendering of services by the Failed Bank, the date which is up to two hundred seventy (270) days after Bank Closing, and (ii) in the case of an agreement that provides for the rendering of services to the Failed Bank, the date which is thirty (30) days after the Assuming Bank has given notice to the Receiver of its election not to assume such agreement; provided, that the Receiver can reasonably make such service agreements available to the Assuming Bank.  The Assuming Bank shall be deemed by the Receiver to have assumed agreements for which no notification is timely given.  The Receiver agrees to assign, transfer, convey, and deliver to the Assuming Bank all right, title and interest of the Receiver, if any, in and to agreements the Assuming Bank assumes hereunder.  In the event the Assuming Bank elects not to accept an assignment of any lease (or sublease) or negotiate a new lease for leased Bank Premises under Section 4.6 and does not otherwise occupy such premises, the provisions of this Section 4.8(a) shall not apply to service agreements or other agreements related to such premises.  The Assuming Bank agrees, during the period it has the use or benefit of any such agreement, promptly to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of such agreement.

(b)                                 The provisions of Section 4.8(a) shall not apply to (i) any insurance policy or bond referred to in Section 3.5(a) or other agreement specified in Section 3.5 (other than any insurance included in the definition of Loan), and (ii) consulting, management or employment agreements, if any, between the Failed Bank or any of its Subsidiaries or Affiliates and its or their employees or other Persons.  The Assuming Bank does not assume any liabilities or acquire any rights under any of the agreements described in this Section 4.8(b).

4.9                               Informational Tax Reporting.  The Assuming Bank agrees to perform all obligations of the Failed Bank with respect to Federal and State income tax informational reporting related to (i) the Assets and the Liabilities Assumed, (ii) deposit accounts that were closed and loans that were paid off or collateral obtained with respect thereto prior to Bank Closing, (iii) miscellaneous payments made to vendors of the Failed Bank, and (iv) any other asset or liability of the Failed Bank, including, without limitation, loans not purchased and Deposits not assumed by the Assuming Bank, as may be required by the Receiver.

4.10                        Insurance.  The Assuming Bank agrees to obtain insurance coverage effective from and after Bank Closing, including public liability, fire and extended coverage insurance acceptable to the Receiver with respect to owned or leased Bank Premises that it occupies, and all owned or leased Furniture and Equipment and Fixtures and leased data processing equipment (including hardware and software) located thereon, in the event such insurance coverage is not already in force and effect with respect to the Assuming Bank as the insured as of Bank Closing.  All such insurance shall, where appropriate (as determined by the Receiver), name the Receiver as an additional insured.

4.11                        Office Space for Receiver and Corporation.  For the period commencing on the day following Bank Closing and ending on the one hundred eightieth (180th) day thereafter, the Assuming Bank agrees to provide to the Receiver and the Corporation, without charge, adequate and suitable office space (including parking facilities and vault space), furniture, equipment (including photocopying and telecopying machines), email accounts, network access and technology resources (such as shared drive) and utilities (including local telephone service and fax machines) at the Bank Premises occupied by the Assuming Bank for their use in the discharge of their respective functions with respect to the Failed Bank.  In the event the Receiver and the Corporation determine that the space provided is inadequate or unsuitable, the, Receiver and the Corporation may relocate to other quarters having adequate and suitable space and the costs of relocation and any rental and utility costs for the balance of the period of occupancy by the Receiver and the Corporation shall be borne by the Assuming Bank.  Additionally, the Assuming Bank agrees to pay such bills and invoices on behalf of the Receiver and Corporation as the Receiver or Corporation may direct for the period beginning on the date of Bank Closing and ending on Settlement Date.  Assuming Bank shall submit its requests for reimbursement of such expenditures pursuant to Article VIII of this Agreement.

4.12                        Agreement with Respect to Continuation of Group Health Plan Coverage for Former Employees of the Failed Bank.

(a)                                  The Assuming Bank agrees to assist the Receiver, as provided in this Section 4.12, in offering individuals who were employees or former employees of the Failed Bank, or any of its Subsidiaries, and who, immediately prior to Bank Closing, were receiving, or were eligible to receive, health insurance coverage or health insurance continuation coverage from the Failed Bank (“Eligible Individuals”), the opportunity to obtain health insurance coverage in the Corporation’s HA Continuation Coverage Plan which provides for health insurance continuation coverage to such Eligible Individuals who are qualified beneficiaries of the Failed Bank as defined in Section 607 of the Employee Retirement Income Security Act of 1974, as amended (respectively, “qualified beneficiaries” and “ERISA”).  The Assuming Bank shall consult with the Receiver and not later than five (5) Business Days after Bank Closing shall provide written notice to the Receiver of the number (if available), identity (if available) and addresses (if available) of the Eligible Individuals who are qualified beneficiaries of the Failed Bank and for whom a “qualifying event” (as defined in Section 603 of ERISA) has occurred and with respect to whom the Failed Bank’s obligations under Part 6 of Subtitle B of Title I of ERISA have not been satisfied in full, and such other information as the Receiver may reasonably require.  The Receiver shall cooperate with the Assuming Bank in order to permit it to prepare such notice and shall provide to the Assuming Bank such data in its possession as may be reasonably required for purposes of preparing such notice.

(b)                                 The Assuming Bank shall take such further action to assist the Receiver in offering the Eligible Individuals who are qualified beneficiaries of the Failed Bank the opportunity to obtain health insurance coverage in the Corporation’s FIA Continuation Coverage Plan as the Receiver may direct.  All expenses incurred and paid by the Assuming Bank (i) in connection with the obligations of the Assuming Bank under this Section 4.12, and (ii) in providing health insurance continuation coverage to any Eligible Individuals who are hired by the Assuming Bank and such employees’ qualified beneficiaries shall be borne by the Assuming Bank.

(c)                                  This Section 4.12 is for the sole and exclusive benefit of the parties to this Agreement, and for the benefit of no other Person (including any former employee of the Failed Bank or any Subsidiary thereof or qualified beneficiary of such former employee).  Nothing in this Section 4.12 is intended by the parties, or shall be construed, to give any Person (including any former employee of the Failed Bank or any Subsidiary thereof or qualified beneficiary of such former employee) other than the Corporation, the Receiver and the Assuming Bank any legal or equitable right, remedy or claim under or with respect to the provisions of this Section.

4.13                        Reserved.

4.14                        Reserved.

4.15                        Agreement with Respect to Loss Sharing.  The Assuming Bank (or any assignee thereof pursuant to the Shared-Loss Agreements) shall be entitled to require reimbursement from the Receiver for loss sharing on all Loans and certain other assets in accordance with the Single Family Shared-Loss Agreement attached hereto as Exhibit 4.15A and the Commercial and Other Loans Shared-Loss Agreement attached hereto as Exhibit 4.15B, collectively, the “Shared-Loss Agreements.” All Loans shall be subject to either the Single Family Shared-Loss Agreement or the Commercial and Other Loans Shared-Loss Agreement and all private label asset backed securities and non-investment grade securities owned by the Failed Bank or any Acquired Subsidiary as of Bank Closing shall be subject to the Commercial and Other Loans Shared-Loss Agreement.  The Loans that shall be subject to the Single Family Shared-Loss Agreement are identified on the Schedule of Loans 4.15A attached hereto and the Loans and other assets that shall be subject to the Commercial and Other Loans Shared-Loss Agreement are identified on the Schedule of Loans 4.15B, and Schedule 4.15C, Shared-Loss MTM Assets, attached hereto.  The Single Family Shared-Loss Agreement and the Commercial and Other Loans Shared-Loss Agreement have their own separate terms and expressly survive the term .of this Agreement.  For the avoidance of doubt, the Shared-Loss Agreements shall not terminate on the sixth anniversary of Bank Closing and shall remain in full force and effect thereafter.

ARTICLE V
DUTIES WITH RESPECT TO DEPOSITORS OF THE FAILED BANK

5.1                               Payment of Checks, Drafts and Orders.  Subject to Section 9.5, the Assuming Bank agrees to pay all properly drawn checks, drafts and withdrawal orders of depositors of the Failed Bank presented for payment, whether drawn on the check or draft forms provided by the Failed Bank or by the Assuming Bank, to the extent that the Deposit balances to the credit of the respective makers or drawers assumed by the Assuming Bank under this Agreement are sufficient to permit the payment thereof, and in all other respects to discharge, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to the Deposit balances due and owing to the depositors of the Failed Bank assumed by the Assuming Bank under this Agreement.

5.2                               Certain Agreements Related to Deposits.  Subject to Section 2.2, the Assuming Bank agrees to honor the terms and conditions of any written escrow or mortgage servicing agreement or other similar agreement relating to a Deposit liability assumed by the Assuming Bank pursuant to this Agreement.

5.3                               Notice to Depositors.

(a)                                  Within 30 days after Bank Closing, the Assuming Bank shall give (i) notice to depositors of the Failed Bank of its assumption of the Deposit liabilities of the Failed Bank, and (ii) any notice required under Section 2.2, by mailing to each such depositor a notice with respect to such assumption and by advertising in a newspaper of general circulation in the county or counties in which the Failed Bank was located.  The Assuming Bank agrees that it will obtain prior approval of all such notices and advertisements from counsel for the Receiver (such approval not to be unreasonably withheld or delayed) and that such notices and advertisements shall not be mailed or published until such approval is received.

(b)                                 The Assuming Bank shall give notice by mail to depositors of the Failed Bank concerning the procedures to claim their deposits, which notice shall be provided to the Assuming Bank by the Receiver or the Corporation.  Such notice shall be included with the notice to depositors to be mailed by the Assuming Bank pursuant to Section 5.3(a).

(c)                                  If the Assuming Bank proposes to charge fees different from those charged by the Failed Bank before it establishes new deposit account relationships with the depositors of the Failed Bank, the Assuming Bank shall give notice by mail of such changed fees to such depositors (which notice may be made subsequent to the application of such new fees).

ARTICLE VI
RECORDS

6.1                               Transfer of Records.

(a)                                  In accordance with Section 3.1, the Receiver assigns, transfers, conveys and delivers to the Assuming Bank the following Records pertaining to the Deposit liabilities of the Failed Bank assumed by the Assuming Bank under this Agreement, except as provided in Section 6.4:

(i)                                     signature cards, orders, contracts between the Failed Bank and its depositors and Records of similar character;

(ii)                                  passbooks of depositors held by the Failed Bank, deposit slips, cancelled checks and withdrawal orders representing charges to accounts of depositors;

and the following Records pertaining to the Assets:

(iii)                               records of deposit balances carried with other banks, bankers or trust companies;

(iv)                              Loan and collateral records and Credit Files and other documents;

(v)                                 deeds, mortgages, abstracts, surveys, and other instruments or records of title pertaining to real estate or real estate mortgages; and

(vi)                              signature cards, agreements and records pertaining to Safe Deposit Boxes, if any.

(b)                                 The Receiver, at its option, may assign and transfer to the Assuming Bank by a single blanket assignment or otherwise, as soon as practicable after Bank Closing, any other Records not assigned and transferred to the Assuming Bank as provided in this Agreement, including but not limited to loan disbursement checks, general ledger tickets, official bank checks, proof transactions (including proof tapes) and paid out loan files.

6.2                               Delivery of Assigned Records.  The Receiver shall deliver to the Assuming Bank all Records described in (i) Section 6.1(a) as soon as practicable on or after the date of this Agreement, and (ii) Section 6.1(b) as soon as practicable after making any assignment described therein.

6.3                            Preservation of Records.  The Assuming Bank agrees that it will preserve and maintain for the joint benefit of the Receiver, the Corporation and the Assuming Bonk, all Records of which it has custody for such period as either the Receiver or the Corporation in its discretion may require, until directed otherwise, in writing, by the Receiver or Corporation.  The Assuming Bank shall have the primary responsibility to respond to subpoenas, discovery requests, and other similar official inquiries with respect to the Records of which it has custody.

6.4                               Access to Records; Copies.  The Assuming Bank agrees to permit the Receiver and the Corporation access to all Records of which the Assuming Bank has custody, and to use, inspect, make extracts from or request copies of any such Records in the manner and to the extent requested, and to duplicate, in the discretion of the Receiver or the Corporation, any Record in the form of microfilm or microfiche pertaining to Deposit account relationships; provided, that in the event that the Failed Bank maintained one or more duplicate copies of such microfilm or microfiche Records, the Assuming Bank hereby assigns, transfers, and conveys to the Corporation one such duplicate copy of each such Record without cost to the Corporation, and agrees to deliver to the Corporation all Records assigned and transferred to the Corporation under this Article VI as soon as practicable on or after the date of this Agreement.  The party requesting a copy of any Record shall bear the cost (based on standard accepted industry charges to the extent applicable, as determined by the Receiver) for providing such duplicate Records.  A copy of each Record requested shall be provided as soon as practicable by the party having custody thereof.

ARTICLE VII
FIRST LOSS TRANCHE

The Assuming Bank has submitted to the Receiver an asset premium (discount) bid of negative three billion dollars ($3,000,000,000) and a Deposit premium bid of zero percent (0%).  The Deposit premium bid will be applied to the total of all Assumed Deposits except for brokered, CDARS, and any market place or similar subscription services Deposits.  The First Loss Tranche shall be determined by adding (i) the asset premium (discount) bid, (ii) the Deposit premium bid, and (iii) the Equity Adjustment.  If the First Loss Tranche is a positive number, then this is the Losses on Single Family Shared-Loss Loans and Net Charge-offs on Shared Loss Assets that the Assuming Bank will incur before loss-sharing commences under Exhibits 4.15A and 4.15B.  If the First Loss Tranche is a negative number, the Corporation shall pay such amount by wire transfer to the Assuming Bank by the end of the first business day following Bank Closing and loss sharing shall commence immediately.

ARTICLE VIII
ADJUSTMENTS

8.1                               Pro Forma Statement.  The Receiver, as soon as practicable after Bank Closing, in accordance with the best information then available, shall provide to the Assuming Bank a pro forma statement reflecting any adjustments of such liabilities and assets as may be necessary.  Such pro forma statement shall be prepared in accordance with the Receiver’s customary practices and shall take into account, to the extent possible, (i) liabilities and assets of a nature similar to those contemplated by Section 21 or Section 3.1, respectively, which at Bank Closing were carried in the Failed Bank’s suspense accounts, (ii) accruals as of Bank Closing for all income related to th’e assets and business of the Failed Bank acquired by the Assuming Bank hereunder, whether or not such accruals were reflected on the Accounting Records of the Failed Bank in the normal course of its operations, and (iii) adjustments to determine the Book Value of any investment in an Acquired Subsidiary and related accounts on the “bank only” (unconsolidated) balance sheet of the Failed Bank based on the equity method of accounting, whether or not the Failed Bank used the equity method of accounting for investments in subsidiaries, except that the resulting amount cannot be less than the Acquired Subsidiary’s recorded equity as of Bank Closing as reflected on the Accounting Records of the Acquired Subsidiary.  Any Loan purchased by the Assuming Bank pursuant to Section 3.1 which the Failed Bank charged off during the period following the date of the Information Package to Bank Closing shall be deemed not to be charged off for the purposes of the pro forma statement, and the purchase price shall be determined pursuant to Section 3.2.  It is understood and agreed that any adjustments made pursuant to this Article VIII shall be settled in the manner described in Sections 8.3 and 8.5 and shall not alter or affect the calculation of the First Loss Tranche.

8.2                               Correction of Errors and Omissions; Other Liabilities.

(a)                                  In the event any bookkeeping omissions or errors are discovered in preparing any Pro forma statement or in completing the transfers and assumptions contemplated hereby, the parties hereto agree to correct such errors and omissions, it being understood that, as far as practicable, all adjustments will be made consistent with the judgments, methods, policies or accounting principles utilized by the Failed Bank in preparing and maintaining Accounting Records, except that adjustments made pursuant to this Section 8.2(a) are not intended to bring the Accounting Records of the Failed Bank into accordance with generally accepted accounting principles.

(b)                                 If the Receiver discovers at any time subsequent to the date of this Agreement and prior to the Settlement Date that any claim exists against the Failed Bank which is of such a nature that it would have been included in the liabilities assumed under Article II had the existence of such claim or the facts giving rise thereto been known as of Bank Closing, the Receiver may, in its discretion, at any time prior to the Settlement Date, require that such claim be assumed by the Assuming Bank in a manner consistent with the intent of this Agreement.  The Receiver will make appropriate adjustments to the Pro forma statement provided by the Receiver to the Assuming Bank pursuant to Section 8.1 as may be necessary.

8.3                               Payments.  The Receiver agrees to cause to be paid to the Assuming Bank, or the Assuming Bank agrees to pay to the Receiver, as the case may be, on the Settlement Date (or, the first Business Day following the date on which the final Pro forma statement has been deemed to be accepted in accordance with Section 8.6(a) or delivered in accordance with Section 8.6(b), if later), a payment in an amount which reflects the net adjustments (including any costs, expenses and fees associated with determinations of value as provided in this Agreement) made pursuant to Section 8.1 or Section 8.2, plus interest as provided in Section 8.4.  The Receiver and the Assuming Bank agree to effect on the Settlement Date (or, the first Business Day following the date on which the final Pro forma statement has been deemed to be accepted in accordance with Section 8.6(a) or delivered in accordance with Section 8.6(b), if later) any further transfer of assets to or assumption of liabilities or claims by the Assuming Bank as may be necessary in accordance with Section 8.1 or Section 8.2.

8.4                               Interest.  Any amounts paid under Section 8.3 or Section 8.5, shall bear interest for the period from and including the day following Bank Closing to and including the day preceding the payment at the Settlement Interest Rate.

8.5                               Subsequent Adjustments.  In the event that the Assuming Bank or the Receiver discovers any errors or omissions as contemplated by Section 8.2 or any error with respect to the payment made under Section 8.3 after the Settlement Date, the Assuming Bank and the Receiver agree to provide written notification of such errors and omissions and any payments as may be necessary to reflect any such correction (a “Subsequent Adjustment Notice”) and, subject to Section 8.6, promptly correct any such errors or omissions and make any payments as may be necessary to reflect any such correction plus interest as provided in Section 8.4.

8.6                               Disagreements.

(a)                                  Within thirty (30) calendar days following receipt by the Assuming Bank of the Pro forma statement contemplated by Section 8.1, the Assuming Bank shall have the right to dispute all or any portion of such Pro forma statement by giving written notice (a “Notice of Disagreement”) to the Receiver setting forth in reasonable detail the basis for any such dispute and the Assuming Bank’s calculation of any amounts set forth in the Pro forma statement that are the subject of such dispute (any such dispute, a “Disagreement”).  If the Assuming Bank does not deliver a Notice of Disagreement within thirty (30) calendar days after delivery of the Pro forma statement, the Assuming Bank will be deemed to have irrevocably accepted the Pro forma statement.

(b)                                 Promptly following the delivery of a Notice of Disagreement, the parties shall commence good faith negotiations with a view to resolving all such Disagreements.  If there are any Disagreements that the parties are unable to resolve within thirty (30) calendar days after the delivery of a Notice of Disagreement, any such Disagreements shall be resolved by determination of a review board (a “Review Board”) consisting of three (3) members, one of which shall be selected by the Receiver, one of which shall be selected by the Assuming Bank and the third member of which shall be selected by the other two members.  No member of the Review Board may be affiliated with either the Assuming Bank or the Receiver and each member of the Review Board must possess sufficient financial expertise to permit such Member to conduct an informed evaluation of a Disagreement.  The parties shall promptly select their members of the Review Board and submit their positions with respect to the Disagreements to the Review Board and shall cooperate with the Review Board and provide the Review Board with access to all documentation and personnel as the Review Board reasonably requests in order to render its determination.  The parties shall use their best efforts to cause the Review Board to render its determination as soon as practicable, and in any case no later than thirty (30) calendar days, after the referral to it of the Disagreements.  With respect to each Disagreement, the Review Board shall be required to either (i) adopt the position of one of the parties regarding such Disagreement or (ii) adopt a position that is in between the positions of the parties.  The Review Board shall issue a written determination setting forth its determination with respect to the Disagreements and provide the same to each party.  Such written determination shall be final and binding upon the parties.  Promptly following the final determination of all Disputes, the Receiver shall deliver to the Assuming Bank a Pro forma statement reflecting the final determination as determined in accordance with this Section 8.6(b), and any payments required to be made and transfer of assets to or assumptions of liabilities or claims pursuant to Section 8.3 shall be determined based on such Pro forma statement.

(c)                                  Within thirty (30) calendar days following receipt by a party of a Subsequent Adjustment Notice, the receiving party shall have the right to dispute all or any portion of such Subsequent Adjustment Notice by giving a Notice of Disagreement to the other party setting forth in reasonable detail the basis for any such Disagreement and such party’s calculation of any amounts set forth in the Subsequent Adjustment Notice that are the subject of such Disagreement.  If the party receiving the Subsequent Adjustment Notice does not deliyer a Notice of Disagreement within thirty (30) calendar days after delivery of the Subsequent Adjustment Notice, such party will be deemed to have irrevocably accepted the matters described in the Subsequent Adjustment Notice.  In the event that a Notice of Disagreement is delivered within such thirty (30) calendar day period, the parties agree to follow the procedures set forth in Section 8.2(b) in order to resolve any Disagreement set forth in such Notice of Disagreement.  The determination of any such Disagreement made in accordance with the procedures set forth in Section 8.2(b) shall be final and binding upon the parties and any payments required to be made pursuant to Section 8.5 shall be determined based on such determination.

ARTICLE IX
CONTINUING COOPERATION

9.1                               General Matters.  The parties hereto agree that they will, in good faith and with their best efforts, cooperate with each other to carry out the transactions contemplated by this Agreement and to effect the purposes hereof.

9.2                               Additional Title Documents.  The Receiver, the Corporation and the Assuming Bank each agree, at any time, and from time to time, upon the request of any party hereto, to execute and deliver such additional instruments and documents of conveyance and take such other action as shall be reasonably necessary to vest in the appropriate party its full legal or equitable title in and to the property transferred pursuant to this Agreement or to be transferred in accordance herewith.  The Assuming Bank shall prepare such instruments and documents of conveyance (in form and substance reasonably satisfactory to the Receiver) as shall be necessary to vest title to the Assets in the Assuming Bank.  The Assuming Bank shall be responsible for recording such instruments and documents of conveyance at its own expense.  In furtherance of the foregoing, concurrently with the execution of this Agreement, the Receiver shall execute and deliver to the Assuming Bank the Power of Attorney in the form attached as Exhibit 9.2 to this Agreement.

9.3                               Claims and Suits.

(a)                                  The Receiver shall have the right, in its discretion, to defend or settle any claim or suit against the Assuming Bank with respect to which the Receiver has indemnified the Assuming Bank in the same manner and to the same extent as provided in Article XII; provided that no such settlement shall be made without the prior written consent of the Assuming Bank (such consent not to be unreasonably withheld or delayed) unless any such settlement includes an express unconditional release of the Assuming Bank and its Affiliates from any and all liabilities arising out of or relating to such claim or suit without any admission of wrongdoing by the Assuming Bank or any of its Affiliates.  The exercise by the Receiver of any rights under this Section 9.3(a) shall not release the Assuming Bank with respect to any of its obligations under this Agreement.

(b)                                 In the event any action at law or in equity shall be instituted by any Person against the Receiver and the Corporation as codefendants with respect to any asset of the Failed Bank retained or acquired pursuant to this Agreement by the Receiver, the Receiver agrees, at the request of the Corporation, to join with the Corporation in a petition to remove the action to the United States District Court for the proper district.  The Receiver agrees to institute, with or without joinder of the Corporation as coplaintiff, any action with respect to any such retained or acquired asset or any matter connected therewith whenever notice requiring such action shall be given by the Corporation to the Receiver.

9.4                               Payment of Deposits.  In the event any depositor does not accept the obligation of the Assuming Bank to pay any Deposit liability of the Failed Bank assumed by the Assuming Bank pursuant to this Agreement and asserts a claim against the Receiver for all or any portion of any such Deposit liability, the Assuming Bank agrees on demand to provide to the Receiver funds sufficient to pay such claim in an amount not in excess of the Deposit liability reflected on the books of the Assuming Bank at the time such claim is made.  Upon payment by the Assuming Bank to the Receiver of such amount, the Assuming Bank shall be discharged from any further obligation under this Agreement to pay to any such depositor the amount of such Deposit liability paid to the Receiver.

9.5                               Withheld Payments.  At any time, the Receiver or the Corporation may, in its discretion, determine that all or any portion of any deposit balance assumed by the Assuming Bank pursuant to this Agreement does not constitute a “Deposit” (or otherwise, in its discretion, determine that it is the best interest of the Receiver or Corporation to withhold all or any portion of any deposit), and may direct the Assuming Bank to withhold payment of all or any portion of any such deposit balance.  Upon such direction, the Assuming Bank agrees to hold such deposit and not to make any payment of such deposit balance to or on behalf of the depositor, or to itself, whether by way of transfer, set-off, or otherwise.  The Assuming Bank agrees to maintain the “withheld payment” status of any such deposit balance until directed in writing by the Receiver or the Corporation as to its disposition.  At the direction of the Receiver or the Corporation, the Assuming Bank shall return all or any portion of such deposit balance to the Receiver or the Corporation, as appropriate, and thereupon the Assuming Bank shall be discharged from any further liability to such depositor with respect to such returned deposit balance.  If such deposit balance has been paid to the depositor prior to a demand for return by the Corporation or the Receiver, and payment of such deposit balance had not been previously withheld pursuant to this Section, the Assuming Bank shall not be obligated to return such deposit balance to the Receiver or the Corporation.  The Assuming Bank shall be obligated to reimburse the Corporation or the Receiver, as the case may be, for the amount of any deposit balance or portion thereof paid by the Assuming Bank in contravention of any previous direction to withhold payment of such deposit balance or return such deposit balance the payment of which was withheld pursuant to this Section.

9.6                               Proceedings with Respect to Certain Assets and Liabilities.

(a)                                  In connection with any investigation, proceeding or other matter with respect to any asset or liability of the Failed Bank retained by the Receiver, or any asset of the Failed Bank acquired by the Receiver pursuant to this Agreement, the Assuming Bank shall cooperate to the extent reasonably required by the Receiver.

(b)                                 In addition to its obligations under Section 6.4, the Assuming Bank shall provide representatives of the Receiver access at reasonable times and locations without other limitation or qualification to (i) its directors, officers, employees and agents and those of the Acquired Subsidiaries, and (ii) its books and records, the books and records of such Acquired Subsidiaries and all Credit Files, and copies thereof.  Copies of books, records and Credit Files shall be provided by the Assuming Bank as requested by the Receiver and the costs of duplication thereof shall be borne by the Receiver.

(c)                                  Not later than ten (10) days after the Put Notice pursuant to Section 3.4 or the date of the notice of transfer of any Loan by the Assuming Bank to the Receiver pursuant to Section 3.6, the Assuming Bank shall deliver to the Receiver such documents with respect to such Loan as the Receiver may request, including without limitation the following: (i) all related Credit Documents (other than certificates, notices and other ancillary documents), (ii) a certificate setting forth the principal amount on the date of the transfer and the amount of interest, fees and other charges then accrued and unpaid thereon, and any restrictions on transfer to which any such Loan is subject, and (iii) all Credit Files, and all documents, microfiche, microfilm and computer records (including but not limited to magnetic tape, disc storage, card forms and printed copy) maintained by, owned by, or in the possession of the Assuming Bank or any Affiliate of the Assuming Bank relating to the transferred Loan.

9.7                               Information.  The Assuming Bank promptly shall provide to the Corporation such other information, including financial statements and computations, relating to the performance of the provisions of this Agreement as the Corporation or the Receiver may request from time to time, and, at the request of the Receiver, make available employees of the Failed Bank employed or retained by the Assuming Bank to assist in preparation of the Pro forma statement pursuant to Section 8.1.

ARTICLE X
CONDITION PRECEDENT

The obligations of the parties to this Agreement are subject to the Receiver and the Corporation having received at or before Bank Closing evidence reasonably satisfactory to each of any necessary approval, waiver, or other action by any governmental authority, the board of directors of the Assuming Bank, or other third party, with respect to this Agreement and the transactions contemplated hereby, the closing of the Failed Bank and the appointment of the Receiver, the chartering of the Assuming Bank, and any agreements, documents, matters or proceedings contemplated hereby or thereby.

ARTICLE XI
REPRESENTATIONS AND WARRANTIES OF THE ASSUMING BANK

The Assuming Bank represents and warrants to the Corporation and the Receiver as follows:

(a)                                  Corporate Existence and Authority.  The Assuming Bank (i) is duly organized, validly existing and in good standing under the laws of its Chartering Authority and has full power and authority to own and operate its prOperties and to conduct its business as now conducted by it, and (ii) has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The Assuming Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby.

(b)           Third Party Consents.  No governmental authority or other third party consents (including but not limited to approvals, licenses, registrations or declarations) are required in connection with the execution, delivery or performance by the Assuming Bank of this Agreement, other than such consents as have been duly obtained and are in full force and effect.

(c)           Execution and Enforceability.  This Agreement has been duly executed and delivered by the Assuming Bank and when this Agreement has been duly authorized, executed and delivered by the Corporation and the Receiver, this Agreement will constitute the legal, valid and binding obligation of the Assuming Bank, enforceable in accordance with its tends.

(d)           Compliance with Law.

(i)            Neither the Assuming Bank nor any of its Subsidiaries is in violation of any statute, regulation, order, decision, judgment or decree of, or any restriction imposed by, the United States of America, any State, municipality or other political subdivision or any agency of any of the foregoing, or any court or other tribunal having jurisdiction over the Assuming Bank or any of its Subsidiaries or any assets of any such Person, or any foreign government or agency thereof having such jurisdiction, with respect to the conduct of the business of the Assuming Bank or of any of its Subsidiaries, or the ownership of the properties of the Assuming Bank or any of its Subsidiaries, which, either individually or in the aggregate with all other such violations, would materially and adversely affect the business, operations or condition (financial or otherwise) of the Assuming Bank or the ability of the Assuming Bank to perform, satisfy or observe any obligation or condition under this Agreement.

(ii)           Neither the execution and delivery nor the performance by the Assuming Bank of this Agreement will result in any violation by the Assuming Bank of, or be in conflict with, any provision of any applicable law or regulation, or any order, writ or decree of any court or governmental authority.

(e)           Representations Remain True.  The Assuming Bank represents and warrants that it has executed and delivered to the Corporation a Purchaser Eligibility Certification and Confidentiality Agreement and that all information provided and representations made by or on behalf of the Assuming Bank in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the Purchaser Eligibility Certification and Confidentiality Agreement (which are affirmed and ratified hereby) are and remain true and correct in all material respects and do not fail to state any fact required to make the information contained therein not misleading.

ARTICLE XII
INDEMNIFICATION

12.1        Indemnification of Indemnitees.  From and after Bank Closing and subject to the limitations set forth in this Section and Section 12.6 and, with respect to third party claims, compliance by the Indemnitees with Section 12.2, the Receiver agrees to indemnify and hold harmless the Indemnitees against any and all costs, losses, any diminution in value of any Asset or asset of an Acquired Subsidiary, claims, liabilities, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (“Losses”) suffered or incurred by any Indernnitee based upon, relating to, arising out of, or in connection with, any of the following set forth in (a) of this Section 12.1, subject to the exclusions as provided in (b) of this Section 12.1:

(a)

(1)           the rights of any shareholder or former shareholder as such of (x) the Failed Bank, or (y) any Subsidiary or Affiliate of the Failed Bank, or the rights of (i) the Failed Bank or (ii) any Subsidiary or Affiliate of the Failed Bank which are asserted derivatively;

(2)           the rights of any creditor as such of the Failed Bank or any Subsidiary or Affiliate of the Failed Bank, or any creditor as such of any director, officer, employee or agent of the Failed Bank or any Subsidiary or Affiliate of the Failed Bank, with respect to any indebtedness or other obligation of the Failed Bank or any Subsidiary or Affiliate of the Failed Bank arising prior to Bank Closing;

(3)           the rights of any present or former director, officer, employee or agent as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank;

(4)           any action or inaction, including, without limitation, any violation of any law, rule or regulation, prior to Bank Closing of the Failed Bank, its directors, officers, employees or agents as such, or any Subsidiary or Affiliate of the Failed Bank, or the directors, officers, employees or agents as such of such Subsidiary or Affiliate;

(5)           any amounts owed by the Failed Bank or any Subsidiary or Affiliate to any Person for goods or services provided, or with respect to periods occurring, prior to Bank Closing, including, without limitation, any such amounts owed under any contract to which the Failed Bank or any of its Subsidiaries or Affiliates was a party, regardless of whether or not the Assuming Bank elects to assume such contract in accordance with this Agreement;

(6)           any failure or alleged failure (not in violation of law) by the Assuming Bank to continue to perform any service or activity previously performed by the Failed Bank or any of its Subsidiaries or Affiliates which the Assuming Bank is not required to perform pursuant to this Agreement or which arise under any contract to which the Failed Bank or any of its Subsidiaries or Affiliates was a party which the Assuming Bank elected not to assume in accordance with this Agreement and which neither the Assuming Bank nor any Subsidiary or Affiliate of the Assuming Bank has assumed subsequent to the execution hereof;

(7)           any action or inaction of any Indemnitee, including for purposes of this Section 12.1(a)(7) the former officers or employees of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank that is taken upon the specific written direction of the Corporation or the Receiver or that is permitted to be taken under this

Agreement, other than any action or inaction taken in a manner constituting bad faith, gross negligence or willful misconduct;

(8)           the rights of any depositor of the Failed Bank whose deposit has been accorded “withheld payment” status and/or returned to the Receiver or Corporation in accordance with Section 9.5 and/or has become an “unclaimed deposit” or has been returned to the Corporation or the Receiver in accordance with Section 2,3;

(9)           the presence, storage or release of any hazardous or toxic substance, or any pollutant or contaminant, or condition of any Asset or other asset of the Failed Bank or any of its Subsidiaries or Affiliates to the extent existing prior to Bank Closing;

(10)         any other liabilities of any Acquired Subsidiary based upon, relating to, arising out of or in connection with facts or circumstances occurring or existing prior to Bank Closing;

(11)         any other liabilities of the Failed Bank or any of its Subsidiaries or Affiliates that are not expressly assumed by the Assuming Bank pursuant to Section 2.1; and

(12)         for the avoidance of doubt and without limiting the generality of this Section 12.1(a), each Indemnitee will be indemnified for Losses suffered or incurred by any Indemnitee based upon, relating to, arising out of, or in connection with (i) inadequate or fraudulent origination or loan servicing activities or other lender liability causes of action, (ii) the failure of the Failed Bank or an Acquired Subsidiary to have a legal, valid and enforceable perfected Lien over the assets to which any Loan relates, with the priority purported to be granted by the instrument creating such Lien, or (iii) the failure of any Credit Documents evidencing a Loan or which purport to create a Lien over the assets to which a Loan relates to be legal, valid and binding obligations of the relevant parties enforceable in accordance with their terms.

(b)           provided, that, with respect to this Agreement, except for paragraphs (7) and (8) of Section 12.1(a), no indemnification will be provided under this Agreement for any:

(1)           Losses for which the Assuming Bank has been made whole under other provisions of this Agreement, including the Single Family Shared-Loss Agreement and the Commercial Shared-Loss Agreement;

(2)           Losses with respect to any liability or obligation of the Failed Bank that is expressly assumed by the Assuming Bank pursuant to this Agreement or subsequent to the execution hereof by the Assuming Bank or any Subsidiary or Affiliate of the Assuming Bank;

(3)           Losses with respect to any liability of the Failed Bank to any present or former employee as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank, which liability is expressly assumed by the Assuming Bank or any Subsidiary or Affiliate of the Assuming Bank subsequent to the execution hereof by the Assuming Bank;

(4)           Losses based on the failure of any Indemnitee to seek recovery of damages from the Receiver for any claims based upon any action or inaction of the Failed Bank, its directors, officers, employees or agents as fiduciary, agent or custodian prior to Bank Closing;

(5)           Losses based on any violation or alleged violation by any Indemnitee of the antitrust, branching, banking or bank holding company or securities laws of the United States of America or any State thereof (in the case of any Acquired Subsidiary, only to the extent such violation or alleged violation occurred after the acquisition thereof by the Assuming Bank);

(6)           Losses based on the rights of any present or former creditor, customer, or supplier as such of the Assuming Bank or any Subsidiary or Affiliate of the Assuming Bank (in the case of any Acquired Subsidiary, only to the extent such claim is based on rights arising after acquisition thereof by the Assuming Bank);

(7)           Losses based on the rights of any present or former shareholder as such of the Assuming Bank or any Subsidiary or Affiliate of the Assuming Bank (other than any Acquired Subsidiary) regardless of whether any such present or former shareholder is also a present or former shareholder of the Failed Bank;

(8)           [Reserved];

(9)           Losses which could have been enforced against any Indernnitee (other than an Acquired Subsidiary) had the Assuming Bank not entered into this Agreement;

(10)         Losses based on any liability for taxes or fees (other than taxes or fees based on income of the Failed Bank or any Subsidiary or Affiliate of the Failed Bank) assessed with respect to the consummation of the transactions contemplated by this Agreement, including without limitation any subsequent transfer of any Assets or Liabilities Assumed to any Subsidiary or Affiliate of the Assuming Bank;

(11)         except as expressly provided in this Article XII, Losses based on any action or inaction of any Indemnitee (in the case of any Acquired Subsidiary, only with respect to any such action or inaction occurring after the acquisition thereof by the Assuming Bank), and nothing in this Agreement shall be construed to provide indemnification for (i) the Failed Bank, (ii) any Subsidiary or Affiliate of the Failed Bank (other than an Acquired Subsidiary), or (iii) any present or former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates; provided, that the Receiver, in its discretion, may provide indemnification hereunder for any present or former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates who is also or becomes a director, officer, employee or agent of the Assuming Bank or its Subsidiaries or Affiliates;

(12)         claims or other actions which constitute a breach by the Assuming Bank of the representations and warranties contained in Article XI;

(13)         [Reserved]; and

(14)         Losses based on, related to or arising from any asset, including a loan, acquired or liability assumed by the Assuming Bank, which acquisition or assumption is effected other than pursuant to this Agreement.

12.2        Conditions Precedent to Indemnification.  It shall be a condition precedent to the obligation of the Receiver to indemnify any Person pursuant to this Article XII that such Person shall, with respect to any claim made or threatened against such Person by a third party for which such Person is or may be entitled to indemnification hereunder:

(a)           give written notice to the Regional Counsel (Litigation Branch) of the Corporation in the manner and at the address provided in Section 13.7 of such claim as soon as practicable after such claim is made or threatened; provided, that notice must be given on or before the date which is six (6) years from the date of this Agreement;

(b)           provide to the Receiver such information and cooperation with respect to such claim as the Receiver may reasonably require;

(c)           cooperate and take all steps, as the Receiver may reasonably require, to preserve and protect any defense to such claim;

(d)           in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Receiver the right, which the Receiver may exercise in its sole discretion, to conduct the investigation, control the defense and effect settlement of such claim, including without limitation the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of any such claim, all of which shall be at the expense of the Receiver; provided, that the Receiver shall have notified the Person claiming indemnification in writing that such claim is a claim with respect to which the Person claiming indemnification is entitled to indemnification under this Article XII; provided, further that no settlement shall be made without the prior written consent of the Indernnitee (such consent not to be unreasonably withheld or delayed) unless any such settlement includes an express unconditional release of the Indemnittee and its Affiliates from any and all liabilities arising out of or relating to such suit without any admission of wrongdoing by the Indemnitee or any of its Affiliates;

(e)           not incur any costs or expenses in connection with any response or suit with respect to such claim, unless such costs or expenses were incurred upon the written direction of the Receiver or unless such Indemnitee incurs such costs or expenses for its own account; provided, that the Receiver shall not be obligated to reimburse the amount of any such costs or expenses unless such costs or expenses were incurred upon the written direction of the Receiver;

(f)            not release or settle such claim or make any payment or admission with respect thereto, unless the Receiver consents in writing thereto, which consent shall not be unreasonably withheld; provided, that the Receiver shall not be obligated to reimburse the amount of any such settlement or payment unless such settlement or payment was effected upon the written direction of the Receiver; and

(g)           take reasonable action as the Receiver may request in writing as necessary to preserve, protect or enforce the rights of the indemnified Person against any Primary Indemnitor.

12.3        No Additional Warranty.  Nothing in this Article XII shall be construed or deemed to (i) expand or otherwise alter any warranty or disclaimer thereof provided under Section 3.3 or any other provision of this Agreement with respect to, among other matters, the title, value, collectibility, genuineness, enforceability or condition of any (x) Asset, or (y) asset of the Failed Bank purchased by the Assuming Bank subsequent to the execution of this Agreement by the Assuming Bank or any Subsidiary or Affiliate of the Assuming Bank, or (ii) create any warranty not expressly provided under this Agreement with respect thereto; provided however that the absence of any such warranty shall not affect the calculation of any Losses with respect to which any Indemnitee is entitled to indemnification under Section 12.1.

12.4        Indemnification of Receiver and Corporation.  From and after Bank Closing, the Assuming Bank agrees to indemnify and hold harmless the Corporation and the Receiver and their respective directors, officers, employees and agents from and against any and all Losses actually and reasonably incurred in connection with any of the following:

(a)           claims against the Corporation or any such specified Person based on any and all liabilities or obligations of the Failed Bank assumed by the Assuming Bank pursuant to this Agreement or subsequent to the execution hereof by the Assuming Bank or any Subsidiary or Affiliate of the Assuming Bank, whether or not any such liabilities subsequently are sold and/or transferred, other than any claim based upon any action or inaction of any Indemnitee as provided in paragraph (7) or (8) of Section 12.1(a); and

(b)           claims against the Corporation or any such specified Person based on any act or omission of any Indemnitee (including but not limited to claims of any Person claiming any right or title by or through the Assuming Bank with respect to Assets transferred to the Receiver pursuant to Section 3.4 or 3.6), other than any action or inaction of any Indemnitee as provided in paragraph (7) or (8) of Section 12.1(a).

12.5        Obligations Supplemental.  The obligations of the Receiver, and the Corporation as guarantor in accordance with Section 12.7, to provide indemnification under this Article MI are to supplement any amount payable by any Primary Indemnitor to the Person indemnified under this Article XII.  Consistent with that intent, the Receiver agrees only to make payments pursuant to such indemnification to the extent not payable by a Primary Indemnitor.  If the aggregate amount of payments actually received by the Person being indemnified from the Receiver, or the Corporation as guarantor in accordance with Section 12.7, and all Primary Indernnitors with respect to any item of indemnification under this Article XII exceeds the amount payable with respect to such item, such Person being indemnified shall notify the Receiver thereof and, upon the request of the Receiver, shall promptly pay to the Receiver, or the

Corporation as appropriate, the amount of the Receiver’s (or Corporation’s) payments to the extent of such excess.

12.6        Criminal Claims.  Notwithstanding any provision of this Article XII to the contrary, in the event that any Person being indemnified under this Article XII shall become involved in any criminal action, suit or proceeding, whether judicial, administrative or investigative, the Receiver shall have no obligation hereunder to indemnify such Person for liability with respect to any criminal act or to the extent any costs or expenses are attributable to the defense against the allegation of any criminal act, unless (i) the Person is successful on the merits or otherwise in the defense against any such action, suit or proceeding, or (ii) such action, suit or proceeding is terminated without the imposition of liability on such Person.

12.7        Limited Guaranty of the Corporation.  The Corporation hereby guarantees performance of the Receiver’s obligation to indemnify the Assuming Bank as set forth in this Article XII.  It is a condition to the Corporation’s obligation hereunder that the Assuming Bank shall comply in all respects with the applicable provisions of this Article XII.  The Corporation shall be liable hereunder only for such amounts, if any, as the Receiver is obligated to pay under the terms of this Article XII but shall fail to pay.  Except as otherwise provided above in this Section 12.7, nothing in this Article XII is intended or shall be construed to create any liability or obligation on the part of the Corporation, the United States of America or any department or agency thereof under or with respect to this Article XII, or any provision hereof, it being the intention of the parties hereto that the obligations undertaken by the Receiver under this Article XII are the sole and exclusive responsibility of the Receiver and no other Person or entity.

12.8        Subrogation.  Upon payment by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, to any Indemnitee for any claims indemnified by the Receiver under this Article XII, the Receiver, or the Corporation as appropriate, shall become subrogated to all rights of the Indemnitee against any other Person to the extent of such payment.

ARTICLE XIII
MISCELLANEOUS

13.1        Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto) and the Addendum to Purchase and Assumption Agreement, the Warrant and the other documents delivered in connection herewith, embody the entire agreement of the parties hereto in relation to the subject matter herein and supersede all prior understandings or agreements, oral or written, between the parties.

13.2        Headings.  The headings and subheadings of the Table of Contents, Articles and Sections contained in this Agreement, except the terms identified for definition in Article I and elsewhere in this Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

13.3        Counterparts.  This Agreement may be executed in any number of counterparts and by the duly authorized representative of a different party hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

13.4        GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED STATES OF AMERICA, AND IN THE ABSENCE OF CONTROLLING FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MAIN OFFICE OF THE FAILED BANK IS LOCATED.

13.5        Successors.  All terms and conditions of this Agreement shall be binding on the successors and assigns of the Receiver, the Corporation and the Assuming Bank.  Except as otherwise specifically provided in this Agreement, nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the Receiver, the Corporation and the Assuming Bank any legal or equitable right, remedy or claim under or with respect to this Agreement or any provisions contained herein, it being the intention of the parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of the Receiver, the Corporation and the Assuming Bank and for the benefit of no other Person.

13.6        Modification; Assignment.  No amendment or other modification, rescission, release, or assignment of any part of this Agreement shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of the parties hereto.  Notwithstanding the foregoing, the Assuming Bank shall be entitled to assign any of its rights or obligations under this Agreement to any Subsidiary of the Assuming Bank, except to the extent that any such assignment is not permitted under applicable law.

13.7        Notice.  Any notice, request, demand, consent, approval or other communication to any party hereto shall be effective when received and shall be given in writing, and delivered in person against receipt therefore, or sent by certified mail, postage prepaid, courier service, telex, facsimile transmission or email to such party (with copies as indicated below) at its address set forth below or at such other address as it shall hereafter furnish in writing to the other parties.  All such notices and other communications shall be deemed given on the date received by the addressee.

Assuming Bank

BankUnited
255 Alhambra Circle
Coral Gables, Florida 33134
Attention: Mr.  John Kanas

with a copy to:

Receiver and Corporation

Federal Deposit Insurance Corporation,
Receiver of BankUnited, FSB
1601 Bryan Street, Suite 1700
Dallas, Texas 75201

Attention: Settlement Manager

with copy to: Regional Counsel (Litigation Branch)

and with respect to notice under Article XII:

Federal Deposit Insurance Corporation
Receiver of BankUnited, FSB
1601 Bryan Street, Suite 1700
Dallas, Texas 75201
Attention: Regional Counsel (Litigation Branch)

13.8        Manner of Payment.  All payments due under this Agreement shall be in lawful money of the United States of America in immediately available funds as each party hereto may specify to the other parties; provided, that in the event the Receiver or the Corporation is obligated to make any payment hereunder in the amount of $25,000.00 or less, such payment may be made by check.

13.9        Costs, Fees and Expenses.  Except as otherwise specifically provided herein, each party hereto agrees to pay all costs, fees and expenses which it has incurred in connection with or incidental to the matters contained in this Agreement, including without limitation any fees and disbursements to its accountants and counsel; provided, that the Assuming Bank shall pay all fees, costs and expenses (other than attorneys’ fees incurred by the Receiver) incurred in connection with the transfer to it of any Assets or Liabilities Assumed hereunder or in accordance herewith.

13.10      Waiver.  Each of the Receiver, the Corporation and the Assuming Bank may waive its respective rights, powers or privileges under this Agreement; provided, that such waiver shall be in writing; and further provided, that no failure or delay on the part of the Receiver, the Corporation or the Assuming Bank to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by the Receiver, the Corporation, or the Assuming Bank under this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

13.11      Severabilitv.  If any provision of this Agreement is declared invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

13.12      Term of Agreement.  This Agreement shall continue in full force and effect until the sixth (6th) anniversary of Bank Closing; provided, that the provisions of Section 6.3 and 6.4 shall survive until the seventh (7th) anniversary of Bank Closing.  Provided, however, the receivership of the Failed Bank may be terminated prior to the expiration of the term of this Agreement; in such event, the guaranty of the Corporation, as provided in and in accordance with the provisions of Section 12.7 shall be in effect for the remainder of the term (or such longer period as necessary to satisfy the terms of the immediately succeeding sentence).  Expiration of the term of this Agreement shall not affect any claim or liability of any party with respect to any (i) amount which is owing at the time of such expiration, regardless of when such amount becomes payable, (ii) breach of this Agreement occurring prior to such expiration, regardless of when such breach is discovered and (iii) any matter for which a request for indemnification has been timely submitted.

13.13      Survival of Covenants, Etc..  The covenants, representations, and warranties in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the fate first above written.

FEDERAL DEPOSIT INSURANCE
CORPORATION, RECEIVER OF
BANKUNITED, FSB, CORAL GABLES,
FLORIDA

	By:	/s/ Arthur Cook
Name: Arthur Cook
Title: Attorney-In-Fact

Attest:

/s/ Cathy Powers

FEDERAL DEPOSIT INSURANCE
CORPORATION

	By:	/s/ Arthur Cook
Name: Arthur Cook
Title: Attorney-In-Fact

Attest:

/s/ Cathy Powers

BANKUNITED

	By:	/s/ Rajinder P. Singh
Name: Rajinder P. Singh
Title: Head of Consumer Banking

Attest:

/s/ Andrew Alin

SCHEDULE 2.1 - Certain Liabilities Assumed by the Assuming Bank

SCHEDULE 2.1(a) — Excluded Deposit Liability Accounts

Accounts Excluded from P&A Transaction

BankUnited, FSB
Coral Gables, FL

BankUnited, FSB has deposits associated with the Depository Organization (DO) Cede & Co as Nominee for DTC.  The DO accounts do not pass to the Assuming Bank and are excluded from the transaction as described in section 2.1 of the P&A Agreement.  The attached Schedule 2.1.a DO Detail Report identifies the DO accounts as of March 27 2009.  This schedule will be updated post closing with data as of Bank Closing date.

Accounts Excluded from Calculation of Deposit Franchise Bid
Premium

BankUnited, FSB
Coral Gables, FL

The accounts identified below will pass to the Assuming Bank (unless otherwise noted).  When calculating the premium to be paid on Assumed Deposits in a P&A transaction, the FDIC will exclude the following categories of deposit accounts:

Category	Description	Amount
I	Non-DO Brokered Deposits	$6,268,827.85
II	CDARS	$0.00
III	Market Place Deposits	$0.00
	Total deposits excluded from Calculation of premium	$6,268,827.85

Category Description

I  Brokered Deposits

Brokered deposit accounts are accounts for which the “depositor of record” is an agent, nominee, or custodian who deposits funds for a principal or principals to whom “pass-through” deposit insurance coverage may be extended.  The FDIC separates brokered deposit accounts into 2 categories: 1) Depository Organization (DO) Brokered Deposits and 2) Non-Depository Organization (Non-DO) Brokered Deposits.  This distinction is made by the FDIC to facilitate our role as Receiver and Insurer.  These terms will not appear on other “brokered deposit” reports generated by the institution.

Non-DO Brokered Deposits pass to the Assuming Bank, but are excluded from Assumed Deposits when the deposit premium is calculated.  Please see the attached “Schedule 7 Non-DO Broker Deposit Detail Report” for a listing of these accounts.  This list will be updated post closing with balances as of Bank Closing date.

If this institution had any DO Brokered Deposits (Cede & Co as Nominee for DTC), they are excluded from Assumed Deposits in the PM transaction.  A list of these accounts is provided on “Schedule 2.1 DO Brokered Deposit Detail Report”.

II  CDARS

CDARS deposits pass to the Assuming Bank, but are excluded from Assumed Deposits when the deposit premium is calculated.

BankUnited, FSB did not participate in the CDARS program as of the date of the deposit download.  If CDARS deposits are taken between the date of the deposit download and the Bank Closing Date, they will be identified post closing and made part of Schedule 7 to the PM Agreement

Ill  Market Place Deposits

“Market Place Deposits” is a description given to deposits that may have been solicited via a money desk, intemet subscription service (for example, Qwickrate), or similar programs.

BankUnited, FSB was represented not to have solicited Market Place Deposits as identified above.  This list will be 2f updated (if necessary) post closing with balances as of Bank Closing date.

This schedule provides account categories and balances as of the date of the deposit download, or as indicated.

The deposit franchise bid premium will be calculated using account categories and balances as of Bank Closing Date that are reflected in the general ledger or subsystem as described above.  The final numbers for Schedule 7 will be provided post closing.

SCHEDULE 3.1 - Certain Assets Purchased

SEE ATTACHED LIST

THE LIST(S) ATTACHED TO THIS SCHEDULE (OR SUBSCHEDULE(S)) AND THE INFORMATION THEREIN, IS AS OF THE DATE OF THE INFORMATION PACKAGE.  IT WILL BE ADJUSTED TO REFLECT THE COMPOSITION AND BOOK VALUE OF THE LOANS AND ASSETS AS OF THE DATE OF BANK CLOSING.  THE LIST(S) MAY NOT INCLUDE ALL LOANS AND ASSETS (E.G., CHARGED OFF LOANS).

SCHEDULE 3.1a — Subsidiary Entities Acquired

SEE ATTACHED LIST

THE LIST(S) ATTACHED TO THIS SCHEDULE (OR SUBSCHEDULE(S)) AND THE INFORMATION THEREIN, IS AS OF BANK CLOSING.

Name	TIN
Bay Holdings, Inc.
CRE Properties, Inc.
BU, REIT, Inc.
BU Delaware, Inc.
T&D Properties of South Florida, Inc.

SCHEDULE 3.2 - Purchase Price of Assets or assets

(a)	cash, cash equivalents and receivables from depository institutions, including cash items in the process of collection, plus interest thereon:	Book Value

(b)	securities (exclusive of the capital stock of Acquired Subsidiaries), plus interest thereon:	As provided in Section 3.2(b)

(c)	federal funds sold and repurchase agreements, if any, including interest thereon:	Book Value

(d)	Loans:	Book Value

(e)	[Reserved]	Book Value

(f)	Safe Deposit Boxes and related business, if any:	Book Value

(g)	Records and other documents:	Book Value

(h)	capital stock of any Acquired Subsidiaries:	Book Value

(i)	amounts owed to the Failed Bank by any Acquired Subsidiary:	Book Value

(j)	assets securing Deposits of public money, to the extent not otherwise purchased hereunder:	Book Value

(k)	Overdrafts of customers:	Book Value

(1)	[Reserved]

(m)	[Reserved]

(n)	Shared-Loss MTM Assets:	As provided in Section 3.2(c)

assets subject to an option to purchase:

(a)	Owned Bank Premises:	Fair Market Value

(b)	Furniture and Equipment:	Fair Market Value

(c)	Fixtures:	Fair Market Value

(d)	Other Equipment:	Fair Market Value

SCHEDULE 4.15A

LOANS SUBJECT TO LOSS SHARING UNDER THE

SINGLE FAMILY SHARED-LOSS AGREEMENT

[To come]

SCHEDULE 4.15B

LOANS SUBJECT TO LOSS SHARING UNDER THE

COMMERCIAL AND OTHER LOANS SHARED-LOSS AGREEMENT

[To come]

SCHEDULE 4.15C

SHARED-LOSS MTM ASSETS

[To come]

EXHIBIT 23

FINAL LEGAL NOTICE

Claiming Requirements for Deposits
Under 12 U.S.C.  1822(e)

[Date]

[Name of Unclaimed Depositor]
[Address of Unclaimed Depositor]
[Anytown, USA]

Subject: [XXXXX — Name of Bank
City, State] — In Receivership

Dear [Sir/Madam]:

As you may know, on [Date: Closing Date], the [Name of Bank (“The Bank”)] was closed and the Federal Deposit Insurance Corporation (“FDIC”) transferred [The Bank’s] accounts to [Name of Acquiring Institution].

According to federal law under 12 U.S.C., 1822(e), on [Date: eighteen months from the Closing Date], [Name of Acquiring Institution] must transfer the funds in your account(s) back to the FDIC if you have not claimed your account(s) with [Name of Acquiring Institution].  Based on the records recently supplied to us by [Name of Acquiring Institution], your account(s) currently fall into this category.

This letter is your formal Legal Notice that you have until [Date: eighteen months from the Closing Date], to claim or arrange to continue your account(s) with [Name of Acquiring Institution].  There are several ways that you can claim your account(s) at [Name of Acquiring Institution].  It is only necessary for you to take any one of the following actions in order for your account(s) at [Name of Acquiring Institution] to be deemed claimed.  In addition, if you have more than one account, your claim to one account will automatically claim all accounts:

1.     Write to [Name of Acquiring Institution] and notify them that you wish to keep your account(s) active with them.  Please be sure to include the name of the account(s), the account number(s), the signature of an authorized signer on the account(s), name, and address.  [Name of Acquiring Institution] address is:

[123 Main Street

Anytown, USA]

2.     Execute a new signature card on your account(s), enter into a new deposit agreement with [Name of Acquiring Institution], change the ownership on your account(s), or renegotiate the terms of your certificate of deposit account(s) (if any).

3.     Provide [Name of Acquiring Institution] with a change of address form.

4.     Make a deposit to or withdrawal from your account(s).  This includes writing a check on any account or having an automatic direct deposit credited to or an automatic withdrawal debited from an account.

If you do not want to continue your account(s) with [Name of Acquiring Institution] for any reason, you can withdraw your funds and close your account(s).  Withdrawing funds from one or more of your account(s) satisfies the federal law claiming requirement.  If you have time deposits, such as certificates of deposit, [Name of Acquiring Institution] can advise you how to withdraw them without being charged an interest penalty for early withdrawal.

If you do not claim ownership of your account(s) at [Name of Acquiring Institution by Date: eighteen months from the Closing Date] federal law requires [Name of Acquiring Institution] to return your deposits to the FDIC, which will deliver them as unclaimed property to the State indicated in your address in the Failed Institution’s records.  If your address is outside of the United States, the FDIC will deliver the deposits to the State in which the Failed Institution had its main office.  12 U.S.0 § 1822(e).  If the State accepts custody of your deposits, you will have 10 years from the date of delivery to claim your deposits from the State.  Mier 10 years you will be permanently barred from claiming your deposits.  However, if the State refuses to take custody of your deposits, you will be able to claim them from the FDIC until the receivership is terminated.  If you have not claimed your insured deposits before the receivership is terminated, and a receivership may be terminated at any time, all of your rights in those deposits will be barred.

If you have any questions or concerns about these items, please contact [Bank Employee] at [Name of Acquiring Institution] by phone at [(XXX) XXX-XXXX].

Sincerely,

[Name of Claims Specialist]
[Title]

AFFIDAVIT OF MAILING

1.2           State of

1.3           COUNTY OF

I am employed as a [Tide of Office] by the [Name of Acquiring Institution].

This will attest that on [Date of mailing], I caused a true and correct copy of the Final Legal Notice, attached hereto, to owners of unclaimed deposits of [Name of Failed Bank], City, State, to be prepared for deposit in the mail of the United States of America on behalf of the Federal Deposit Insurance Corporation.  A list of depositors to whom the notice was mailed is attached.  This notice was mailed to the depositor’s last address as reflected on the books and records of the [Name of Failed Bank] as of the date of failure.

[Name]
[Title of Office]
[Name of Acquiring Institution]

Subscribed and sworn to before me this              day of [Month, Year].

My commission expires:

[Name], Notary Public

EXHIBIT 4.15A

SINGLE FAMILY SHARED-LOSS AGREEMENT

This agreement for the reimbursement of loss sharing on certain single family residential mortgage loans (the “Single Family Shared-Loss Agreement”) shall apply when the Assuming Bank purchases Single Family Shared-Loss Loans as that term is defined herein. The terms hereof shall modify and supplement, as necessary, the terms of the Purchase and Assumption Agreement to which this Single Family Shared-Loss Agreement is attached as Exhibit 4.15A and incorporated therein. To the extent any inconsistencies may arise between the terms of the Purchase and Assumption Agreement and this Single Family Shared-Loss Agreement with respect to the subject matter of this Single Family Shared-Loss Agreement, the terms of this Single Family Shared-Loss Agreement shall control. References in this Single Family Shared-Loss Agreement to a particular Section shall be deemed to refer to a Section in this Single Family Shared-Loss Agreement, unless the context indicates that it is intended to be a reference to a Section of the Purchase and Assumption Agreement.

ARTICLE I — DEFINITIONS

The capitalized terms used in this Single Family Shared-Loss Agreement that are not defined in this Single Family Shared-Loss Agreement are defined in the Purchase and Assumption Agreement. In addition to the terms defined above, defined below are certain additional terms relating to loss-sharing, as used in this Single Family Shared-Loss Agreement.

“Accounting Records” means the subsidiary system of record on which the loan history and balance of each Single Family Shared-Loss Loan is maintained; individual loan files containing either an original or copies of documents that are customary and reasonable with respect to loan servicing, including management and disposition of Other Real Estate; the records documenting alternatives considered with respect to loans in default or for which a default is reasonably foreseeable; records of loss calculations and supporting documentation with respect to line items on the loss calculations; and, monthly delinquency reports and other performance reports customarily utilized by the Assuming Bank in management of loan portfolios.

“Accrued Interest” means, with respect to Single Family Shared-Loss Loans, the amount of earned and unpaid interest at the note rate specified in the applicable loan documents, limited to 90 days.

“Affiliate” shall have the meaning set forth in the Purchase and Assumption Agreement; provided, that, for purposes of this Single Family Shared-Loss Agreement, no Third Party Servicer shall be deemed to be an Affiliate of the Assuming Bank.

“Commencement Date” means the first calendar day following the Bank Closing.

“Commercial Shared-Loss Agreement” means the Commercial and Other Loans Shared-Loss Agreement attached to the Purchase and Assumption Agreement as Exhibit 4. 1 5B.

“Cumulative Loss Amount” means the sum of the Monthly Loss Amounts less the sum of all Recovery Amounts.

“Cumulative Shared-Loss Amount” means the excess, if any, of the Cumulative Loss Amount over the First Loss Tranche.

“Customary Servicing Procedures” means procedures (including collection procedures) that the Assuming Bank (or, to the extent a Third Party Servicer is engaged, the Third Party Servicer) customarily employs and exercises in servicing and administering mortgage loans for its own accounts and the servicing procedures established by FNMA or FHLMC (as in effect from time to time), which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

“Deficient Valuation” means the determination by a court in a bankruptcy proceeding that the value of the collateral is less than the amount of the loan in which case the loss will be the difference between the then unpaid principal balance (or the NPV of a modified loan that defaults) and the value of the collateral so established.

“Home Equity Loans” means loans or funded portions of lines of credit secured by mortgages on one-to four-family residences or stock of cooperative housing associations, where the Failed Bank did not have a first lien on the same property as collateral and therefore can be treated under the charge-off policies outlined in the Commercial and Other Loans Shared-Loss Agreement.

“Final Shared-Loss Month” means the calendar month in which the tenth anniversary of the Commencement Date occurs.

“Final Shared-Loss Recovery Month” means the calendar month in which the tenth anniversary of the Commencement Date occurs.

“Foreclosure Loss” means the loss realized when the Assuming Bank has completed the foreclosure on a Single Family Shared-Loss Loan and realized final recovery on the collateral through liquidation and recovery of all insurance proceeds. Each Foreclosure Loss shall be calculated in accordance with the form and methodology specified in Exhibit 2a or Exhibit 2a(1).

“Investor-Owned Residential Loans” means Loans, excluding advances made pursuant to Home Equity Loans, that are secured by mortgages on one- to four family residences or stock of cooperative housing associations that are not owner-occupied. These loans can be treated as Restructured Loans on a commercially reasonable basis and can be a restructured under terms separate from the Exhibit 5 standards. Please refer to Exhibit 2b for guidance in Calculation of Loss for Restricted Loans.

“Loss” means a Foreclosure Loss, Restructuring Loss, Short Sale Loss, Portfolio Loss, Modification Default Loss or Deficient Valuation.

“Loss Amount” means the dollar amount of loss incurred and reported on the Monthly Certificate for a Single Family Shared-Loss Loan.

“Modification Default Loss” means the loss calculated in Exhibits 2a(1) and 2c(1) for single family loans modified under this part of the agreement that default and result in a foreclosure or short sale.

“Modification Guidelines” has the meaning provided in Section 2.1(a) of this Single Family Shared-Loss Agreement.

“Monthly Certificate” has the meaning provided in Section 2.1(b) of this Single Family Shared-Loss Agreement.

“Monthly Loss Amount” means the sum of all Foreelosure Losses, Restructuring Losses, Short Sale Losses, Portfolio Losses, Modification Default Losses and losses in connection with Deficient Valuations realized by the Assuming Bank for any Shared Loss Month.

“Monthly Shared-Loss Amount” means the change in the Cumulative Shared-Loss Amount from the beginning of each month to the end of each month.

“Neutral Member” has the meaning provided in Section 2. l(f)(ii) of this Single Family Shared-Loss Agreement.

“Portfolio Loss” means the loss realized on either (i) a portfolio sale of Single Family Shared-Loss Loans in accordance with the terms of Article IV or (ii) the sale of a loan with the consent of the Receiver as provided in Section 2.7.

“Recovery Amount” means, with respect to any period prior to the Termination Date, the amount of colleeted funds received by the Assuming Bank that (i) are applicable against a Foreclosure Loss which has previously been paid to the Assuming Bank by the Receiver or (ii) gains realized from a Section 4.1 sale of Single Family Shared-Loss Loans for which the Assuming Bank has previously received a Restructuring Loss payment from the Receiver (iii) or any incentive payments from national programs paid to an investor or borrower on loans that have been modified or otherwise treated (short sale or foreclosure) in accordance with Exhibit 5.

“Restructuring Loss” means the loss on a modified or restructured loan measured by the difference between (a) the principal, Accrued Interest, tax and insurance advances, third party or other fees due on a loan prior to the modification or restructuring, and (b) the net present value of estimated cash flows on the modified or restructured loan, discounted at the Then-Current Interest Rate. Each Restructuring Loss shall be calculated in accordance with the form and methodology attached as Exhibit 2b, as applicable.

“Restructured Loan” means a Single Family Shared-Loss Loan for which the Assuming Bank has received a Restructuring Loss payment from the Receiver. This applies to owner occupied and investor owned residences.

“Servicing Officer” has the meaning provided in Section 2.1(b) of this Single Family Shared-Loss Agreement.

“Shared Loss Payment Trigger” means when the sum of the Cumulative Loss Amount under this Single Family Shared-Loss Agreement and the Shared-Loss Amount under the Commercial and Other Loans Shared-Loss Agreement, exceeds the First Loss Tranche. If the First Loss Tranche is zero or a negative number, the Shared Loss Payment Trigger shall be deemed to have been reached upon Bank Closing.

“Shared-Loss Month” means each calendar month between the Commencement Date and the last day of the month in which the tenth anniversary of the Commencement Date occurs, provided that, the first Shared-Loss Month shall begin on the Commencement Date and end on the last day of that month.

“Shares” means common stock and any instrument which by its terms is currently convertible into common stock, or which will become convertible into common stock within 18 months of the execution of this Agreement.

“Short-Sale Loss” means the loss resulting from the Assuming Bank’s agreement with the mortgagor to accept a payoff in an amount less than the balance due on the loan (including the costs of any cash incentives to borrower to agree to such sale or to maintain the property pending such sale), further provided, that each Short-Sale Loss shall be calculated in accordance with the form and methodology specified in Exhibit 2c or Exhibit 2c(1).

“Single Family Shared-Loss Loans” means the single family one-to-four residential mortgage loans (whether owned by the Assuming Bank or any Subsidiary) identified on Schedule 4.15A of the Purchase and Assumption Agreement.

“Stated Threshold” means total losses under the shared loss agreements in the amount of $4 Billion ($4,000,000,000.00).

“Termination Date” means the last day of the Final Shared-Loss Recovery Month.

“Then-Current Interest Rate” means the most recently published Freddie Mac survey rate for 30-year fixed-rate loans.

“Third Party Servicer” means any servicer appointed from time to time by the Assuming Bank or any Affiliate of the Assuming Bank to service the Shared-Loss Loans on behalf of the Assuming Bank, the identity of which shall be given to the Receiver prior to or concurrent with the appointment thereof.

ARTICLE II — SHARED-LOSS ARRANGEMENT

2.1          Shared-Loss Arrangement.

(a)           Loss Mitigation and Consideration of Alternatives. For each Single Family Shared-Loss Loan in default or for which a default is reasonably foreseeable, the Assuming Bank shall undertake reasonable and customary loss mitigation efforts, in accordance with any of the following programs selected by Assuming Bank in its sole discretion, Exhibit 5 (FDIC Mortgage Loan Modification Program), the United States Treasury’s Home Affordable

Modification Program Guidelines or any other modification program approved by the United States Treasury Department, the Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency (it being understood that the Assuming Bank can select different programs for the various Single Family Shared-Loss Loans) (such program chosen, the “Modification Guidelines”). After selecting the applicable Modification Guideline for any such Single Family Shared-Loss Loan, the Assuming Bank shall document its consideration of foreclosure, loan restructuring under such Modification Guideline chosen, and short-sale (if short-sale is a viable option) alternatives and shall select the alternative the Assuming Bank believes, based on its estimated calculations, will result in the least Loss. Assuming Bank shall retain its calculations of the estimated loss under each alternative, such calculations to be provided to the Receiver upon request. For the avoidance of doubt and notwithstanding anything herein to the contrary, (i) the Assuming Bank is not required to modify or restructure any Single Family Shared-Loss Loan on more than one occasion and (ii) the Assuming Bank is not required to consider any alternatives with respect to any Shared-Loss Loan in the process of foreclosure as of the Bank Closing and shall be entitled to continue such foreclosure measures and recover the Foreclosure Loss as provided herein.

(b)           Monthly Certificates.

Not later than fifteen (15) days after the end of each Shared-Loss Month, beginning with the month in which the Commencement Date occurs and ending in the month in which the tenth anniversary of the Commencement Date occurs (or, twelfth anniversary of the Commencement Date if the Termination Date is extended as provided in Section 4.1(a)) , the Assuming Bank shall deliver to the Receiver a certificate, signed by an officer of the Assuming Bank involved in, or responsible for, the administration and servicing of the Single Family Shared-Loss Loans whose name appears on a list of servicing officers furnished by the Assuming Bank to the Receiver, (a “Servicing Officer”) setting forth in such form and detail as the Receiver may reasonably specify (a “Monthly Certificate”):

(iv)          (A)          a schedule substantially in the form of Exhibit 1 listing:

(i)  each Single Family Shared-Loss Loan for which a Loss Amount (calculated in accordance with the applicable Exhibit) is being claimed, the related Loss Amount for each Single Family Shared-Loss Loan, and the total Monthly Loss Amount for all Single Family Shared-Loss Loans;

(ii)  each Single Family Shared-Loss Loan for which a Recovery Amount was received, the Recovery Amount for each Single Family Shared-Loss Loan, and the total Recovery Amount for all Single Family Shared-Loss Loans;

(iii)          the total Monthly Loss Amount for all Single Family Shared-Loss Loans minus the total monthly Recovery Amount for all Single Family Shared-Loss Loans;

(iv)          the Cumulative Shared-Loss Amount as of the beginning and end of the month;

(v)           the Monthly Shared Loss Amount;

(vi)          the result obtained in (v) times 80%, or times 95% if the Stated Threshold has been reached, which in either case is the amount to be paid under Section 2.1(d) of this Single Family Shared-Loss Agreement by the Receiver to the Assuming Bank if the amount is a positive number, or by the Assuming Bank to the Receiver if the amount is a negative number;

(v)           (B)           for each of the Single Family Shared-Loss Loans for which a Loss is claimed for that Shared-Loss Month, a schedule showing the calculation of the Loss Amount using the form and methodology shown in Exhibit 2a, Exhibit 2b, or Exhibit 2c, as applicable.

(vi)          (C)           For each of the Restructured Loans where a gain or loss is realized in a sale under Section 4.1 or 4.2, a schedule showing the calculation using the form and methodology shown in Exhibit 2d,

(vii)         (D)          a portfolio performance and summary schedule substantially in the form shown in Exhibit 3.

(c)           Monthly Data Download. Not later than fifteen (15) days after the end of each month, beginning with the month in which the Commencement Date occurs and ending with the Final Shared-Loss Recovery Month, Assuming Bank shall provide Receiver:

(viii)        (i)            the servicing file in machine-readable format including but not limited to the following fields for each outstanding Single Family Shared-Loss Loan, as applicable:

(A)          Loan number

(B)          FICO score

(C)          Origination date

(I))          Original principal amount

(E)           Maturity date

(F)           Paid-to date

(G)          Last payment date

(H)          Loan status (bankruptcy, in foreclosure, etc.)

(I)            Delinquency counters

(J)           Current principal balance

(K)          Current escrow account balance

(L)           Current Appraisal/MO value

(M)         Current Appraisal/BPO date

(N)          Interest rate

(O)          Monthly principal and interest payment amount

(P)           Monthly escrow payment for taxes and insurance

(Q)          Interest rate type (fixed or adjustable)

(R)           If adjustable: index, margin, next interest rate reset date

(S)           Payment/Interest rate cap and/or floor

(T)           Underwriting type (Full doc, Alt doc, No Doc)

(U)          Lien type (1st, 2nd)

(V)          Amortization type (amortizing or I/O)

(W)         Property address, including city, state, zip code

(X)          A code indicating whether the Mortgaged Property is owner occupied

(Y)          Property type (single-family detached, condominium, duplex, etc.)

(ix)         (ii)          An Excel file for ORE held as a result of foreclosure on a Single Family Shared-Loss Loan listing:

(A)          Foreclosure date

(B)          Unpaid loan principal balance

(C)          Appraised value or BPO value, as applicable

(D)          Projected liquidation date

Notwithstanding the foregoing, the Assuming Bank shall not be required to provide any of the foregoing information to the extent it is unable to do so as a result of the Failed Bank’s or Receiver’s failure to provide information required to produce the information set forth in this Section 2.1(c); provided, that the Assuming Bank shall, consistent with Customary Servicing Procedures seek to produce any such missing information or improve any inaccurate Information previously provided to it.

(d)           Payments With Respect to Shared-Loss Assets.

(i)            Losses Under the Stated Threshold.  After the Shared Loss Payment Trigger is reached, not later than fifteen (15) days after the date on which the Receiver receives the Monthly Certificate, the Receiver shall pay to the Assuming Bank, in immediately available funds, an amount equal to eighty percent (80%) of the Monthly Shared-Loss Amount reported on the Monthly Certificate.  If the total Monthly Shared-Loss Amount reported on the Monthly Certificate is a negative number, the Assuming Bank shall pay to the Receiver in immediately available funds eighty percent (80%) of that amount.

(ii)           Losses in Excess of the Stated Threshold.  In the event that the sum of the Cumulative Loss Amount under.  this Single Family Shared-Loss Agreement and the Stated Loss Amount under the Commercial Shared-Loss Agreement meets or exceeds the Stated Threshold, the loss/recovery sharing percentages set forth herein shall change from 80/20 to 95/5 and thereafter the Receiver shall pay to the Assuming Bank, in immediately available funds, an amount equal to ninety-five percent (95%) of the Monthly Shared-Loss Amount reported on the Monthly Certificate.  If the Monthly Shared-Loss Amount reported on the Monthly Certificate is a negative number, the Assuming Bank shall pay to the Receiver in immediately available funds ninety-five percent (95%) of that amount.

(e)           Limitations on Shared-Loss Payment.  The Receiver shall not be required to make any payments pursuant to Section 2.1(d) with respect to any Foreclosure Loss, Restructuring Loss, Short Sale Loss or Portfolio Loss that the Receiver determines reasonably and in good faith, based upon the criteria set forth in this Single Family Shared-Loss Agreement (including the analysis and documentation requirements of Section 2.1(a)) or Customary Servicing Procedures, should not have been effected by the Assuming Bank; provided, however, (x) the Receiver must provide written notice to the Assuming Bank detailing the grounds for not making such payment, (y) the Receiver must provide the Assuming Bank with a reasonable opportunity to cure any such deficiency and (z) (1) to the extent curable, if cured, the Receiver shall make payment with respect to the properly effected Loss, and (2) to the extent not curable, notwithstanding the foregoing, the Receiver shall make a payment as to all Losses (or portion of Losses) that were effected which would have been payable as a Loss if the Assuming Bank had properly effected such Loss.  In the event that the Receiver does not make any payment with respect to Losses claimed pursuant to Section 2.1(d), the Receiver and Assuming Bank shall, upon final resolution, make the necessary adjustments to the Monthly Shared-Loss Amount for that Monthly Certificate and the payment pursuant to Section 2.1(d) above shall be adjusted accordingly.

(f)            Payments by Wire-Transfer.  All payments under this Single Family Shared-Loss Agreement shall be made by wire-transfer in accordance with the wire-transfer instructions on Exhibit 4.

2.2          Auditor Report; Right to Audit

(a)           Within ninety (90) days after the end of each calendar year during which the Receiver makes any payment to the Assuming Bank under this Single Family Shared-Loss Agreement, the Assuming Bank shall deliver to the Receiver a report signed by its independent public accountants stating that they have reviewed the terms of this Single Family Shared-Loss Agreement and that, in the eourse of their annual audit of the Assuming Bank’s books and records, nothing has come to their attention suggesting that any computations required to be made by the Assuming Bank during such calendar year pursuant to this Article II were not made by the Assuming Bank in accordance herewith.  In the event that the Assuming Bank cannot comply with the preceding sentence, it shall promptly submit to the Receiver corrected computations together with a report signed by its independent public accountants stating that, after giving effect to such corrected computations, nothing has come to their attention suggesting that any computations required to be made by the Assuming Bank during such year pursuant to this Article II were not made by the Assuming Bank in accordance herewith.  In such event, the Assuming Bank and the Receiver shall make all such accounting adjustments and payments as may be necessary to give effect to each correction reflected in such corrected computations, retroactive to the date on which the corresponding incorrect computation was made.

(b)           The Receiver or the FDIC in its corporate capacity (“Corporation”) may perform an audit or audits to determine the Assuming Bank’s compliance with the provisions of this Single Family Shared-Loss Agreement, including this Article II, by providing not,less than ten (10) Business Days’ prior written notice.  Assuming Bank shall provide access to pertinent records and proximate working space in Assuming Bank’s facilities.  The scope and duration of any such audit shall be within the reasonable discretion of the Receiver or the Corporation, but shall in no event be administered in a manner that unreasonably interferes with the operation of the Assuming Bank’s business.  The Receiver or the Corporation, as the case may be, shall bear the expense of any such audit.  In the event that any corrections are necessary as a result of such an audit or audits, the Assuming Bank and the Receiver shall make such accounting adjustments and payments as may be necessary to give retroactive effect to such corrections.

2.3          Withholdings.  Notwithstanding any other provision in this Article II, the Receiver, upon the direction of the Director (or designee) of the Federal Deposit Insurance Corporation’s Division of Resolutions and Receiverships, may withhold payment for any amounts included in a Monthly Certificate delivered pursuant to Section 2.1, if in its good faith and reasonable judgment there is a reasonable basis under the requirements of this Single Family Shared-Loss Agreement for denying the eligibility of an item for which reimbursement or payment is sought under such Section.  In such event, the Receiver shall provide a written notice to the Assuming Bank detailing the grounds for withholding such payment.  At such time as the Assuming Bank demonstrates to the satisfaction of the Receiver, in its reasonable judgment, that the grounds for such withholding of payment, or portion of payment, no longer exist or have been cured, then the Receiver shall pay the Assuming Bank the amount withheld which the Receiver determines is eligible for payment, within fifteen (15) Business Days.

2.4          Books and Records.  The Assuming Bank shall at all times during the term of this Single Family Shared-Loss Agreement keep books and records sufficient to ensure and document compliance with the terms of this Single Family Shared-Loss Agreement, including but not limited to (a) documentation of alternatives considered with respect to defaulted loans or loans for which default is reasonably foreseeable, (b) documentation showing the calculation of loss for claims submitted to the Receiver, (c) retention of documents that support each line item on the loss claim forms, and (d) documentation with respect to the Recovery Amount on loans for which the Receiver has made a loss-share payment

2.5          Information.  The Assuming Bank shall promptly provide to the Receiver such other information, including but not limited to, financial statements, computations, and bank policies and procedures, relating to the performance of the provisions of this Single Family Shared-Loss Agreement, as the Receiver may reasonably request from time to time.

2.6          Tax Ruling.  The Assuming Bank shall not at any time, without the Receiver’s prior written consent, seek a private letter ruling or other determination from the Internal Revenue Service or otherwise seek to qualify for any special tax treatment or benefits associated with any payments made by the Receiver pursuant to this Single Family Shared-Loss Agreement.

2.7          Sale of Single Family Shared-Loss Loans.  The Receiver shall be relieved of its obligations with respect to a Single Family Shared-Loss Loan upon payment of a Foreclosure Loss amount or a Short Sale Loss amount with respect to such Single Family Shared-Loss Loan or upon the sale of a Single Family Shared-Loss Loan by Assuming Bank to a person or entity that is not an Affiliate; provided, however, that if the Receiver consents to the sale of any such Single Family Shared-Loss Loan, any loss on such sale shall be a Portfolio Loss.  The Assuming Bank shall provide the Receiver with timely notice of any such sale.  Notwithstanding the foregoing, a sale of the Single Family Shared-Loss Loan, for purposes of this Section 2.7, shall not be deemed to have occurred as the result of (i) any change in the ownership or control of

Assuming Bank or the transfer of any or all of the Single Family Shared-Loss Loan(s) to any Affiliate of Assuming Bank, (ii) a merger by Assuming Bank with or into any other entity, (iii) a sale by Assuming Bank of all or substantially all of its assets or (iv) the sale (in one or more transactions) of interests in the subsidiary of the Assuming Bank holding the Shared-Loss Loans which do not result in the transfer of 50% or more of the voting interests in such subsidiary.

ARTICLE III — RULES REGARDING THE ADMINISTRATION OF SINGLE FAMILY SHARED-LOSS LOANS

3.1          Agreement with Respect to Administration.  The Assuming Bank shall (and shall cause any of its Affiliates to which the Assuming Bank transfers any Single Family Shared-Loss Loans to) manage, administer, and collect the Single Family Shared-Loss Loans while owned by the Assuming Bank or any Affiliate thereof during the term of this Single Family Shared-Loss Agreement in accordance with the rules set forth in this Article III.  The Assuming Bank shall be responsible to the Receiver in the performance of its duties hereunder and shall provide to the Receiver such reports as the Receiver reasonably deems advisable, including but not limited to the reports required by Sections 2.1, 2.2 and 3.3 hereof, and shall permit the Receiver to monitor the Assuming Bank’s performance of its duties hereunder.

3.2          Duties of the Assuming Bank.  (a)  In performance of its duties under this Article III, the Assuming Bank shall:

(i)            manage and administer each Single Family Shared-Loss Loan in accordance with Assuming Bank’s usual and prudent business and banking practices and Customary Servicing Procedures;

(ii)           exercise its best business judgment in managing, administering and collecting amounts owed on the Single Family Shared-Loss Loans;

(iii)          use commercially reasonable efforts to maximize Recoveries with respect to Losses on Single Family Shared-Loss Loans without regard to the effect of maximizing collections on assets held by the Assuming Bank or any of its Affiliates that are not Single Family Shared-Loss Loans;

(iv)          retain sufficient staff (in Assuming Bank’s discretion) to perform its duties hereunder; and

(v) other than as provided in Section 2.1(a), comply with the terms of the Modification Guidelines for any Single Family Shared-Loss Loans meeting the requirements set forth therein.  For the avoidance of doubt, the Assuming Bank may propose exceptions to Exhibit 5 (the FDIC Loan Modification Program) for a group of Loans with similar characteristics, with the objectives of (1) minimizing the loss to the Assuming Bank and the FDIC and (2) maximizing the opportunity for qualified homeowners to remain in their homes with affordable mortgage payments.

(b)           Any transaction with or between any Affiliate of the Assuming Bank with respect to any Single Family Shared-Loss Loan including, without limitation, the execution of any contract pursuant to which any Affiliate of the Assuming Bank will manage, administer or collect any of the Single Family Shared-Loss Loans will be provided to FDIC for informational purposes and if such transaction is not entered into on an arm’s length basis on commercially reasonable terms such transaction shall be subject to the prior written approval of the Receiver.

3.3          Shared-Loss Asset Records and Reports.  The Assuming Bank shall establish and maintain such records as may be appropriate to account for the Single Family Shared-Loss Loans in such form and detail as the Receiver may reasonably require, and to enable the Assuming Bank to prepare and deliver to the Receiver such reports as the Receiver may from time to time request regarding the Single Family Shared-Loss Loans and the Monthly Certificates required by Section 2.1 of this Single Family Shared-Loss Agreement.

3.4          Related Loans.

(a)           Assuming Bank shall use its best efforts to determine which loans are “Related Loans”, as hereinafter defined.  The Assuming Bank shall not manage, administer or collect any “Related Loan” in any manner that would have the effect of disproportionately increasing the amount of any collections with respect to the Related Loan to the detriment of the Single Family Shared-Loss Loan to which such loan is related.  A “Related Loan” means any loan or extension of credit held by the Assuming Bank at any time on or prior to the end of the Final Shared-Loss Month that is made to an Obligor of a Single Family Shared-Loss Loan.

(b)           The Assuming Bank shall prepare and deliver to the Receiver with the Monthly Certificates for the calendar months ending June 30 and December 31, a schedule of all Related Loans on the Accounting Records of the Assuming Bank as of the end of each such semi-annual period.

3.5          Legal Action; Utilization of Special Receivership Powers.  The Assuming Bank shall notify the Receiver in writing (such notice to be given in accordance with Article V below and to include all relevant details) prior to utilizing in any legal action any special legal power or right which the Assuming Bank derives as a result of having acquired an asset from the Receiver, and the Assuming Bank shall not utilize any such power unless the Receiver shall have consented in writing to the proposed usage.  The Receiver shall have the right to direct such proposed usage by the Assuming Bank and the Assuming Bank shall comply in all respects with such direction.  Upon request of the Receiver, the Assuming Bank will advise the Receiver as to the status of any such legal action.  The Assuming Bank shall immediately notify the Receiver of any judgment in litigation involving any of the aforesaid special powers or rights.

3.6          Third Party Servicer.  The Assuming Bank may perform any of its obligations and/or exercise any of its rights under this Single Family Shared-Loss Agreement through or by one or more Third Party Servicers, who may take actions and make expenditures as if any such Third Party Servicer was the Assuming Bank hereunder (and, for the avoidance of doubt, such expenses incurred by any such Third Party Servicer on behalf of the Assuming Bank shall be included in calculating Losses to the extent such expenses would be included in such calculation if the expenses were incurred by Assuming Bank); provided, however, that the use thereof by the Assuming Bank shall not release the Assuming Bank of any obligation or liability hereunder.

ARTICLE IV — PORTFOLIO SALE

4.1          Assuming Bank Portfolio Sales of Remaining Single Family Shared-Loss  Loans.  The Assuming Bank shall have the right with the concurrence of the Receiver to liquidate for cash consideration, from time to time in one or more transactions, all or a portion of Single Family Shared-Loss Loans held by the Assuming Bank at any time prior to the Termination Date (“Portfolio Sales”).  If the Assuming Bank exercises its option under this Section 4.1, it must give thirty (30) days notice in writing to the Receiver setting forth the details and schedule for the Portfolio Sale which shall be conducted by means of sealed bid sales to third parties, not including any of the Assuming Bank’s affiliates, contractors, or any affiliates of the Assuming Bank’s contractors.  Sales of Restructured Loans shall be sold in a separate pool from Single Family Shared-Loss Loans not restructured.  The Receiver’s review of the Assuming Bank’s proposed Portfolio Sale will be considered in a timely fashion and approval will not be unreasonably withheld, delayed or conditioned.  Notwithstanding anything herein to the contrary, if the Assuming Bank seeks the consent of the Receiver to undertake a Portfolio Sale in the nine (9) months prior to the tenth (10th) anniversary of the Commencement Date and the Receiver does not consent to such Portfolio Sale, then the Termination Date shall automatically, without any further action, be extended for an additional two years with respect to the Single Family Shared-Loss Loans that were the subject to the proposed Portfolio Sale (the “Portfolio Sale Loans”) and all provisions hereof shall remain in place for such additional two-year period with respect to the Portfolio Sale Loans.  In such event, the Assuming Bank shall have the right, without the consent of the Receiver, to undertake a Portfolio Sale as to all or any portion of the Portfolio Sale Loans at any time within nine (9) months prior to the Termination Date, as so extended.

4.2          Assuming Bank’s Liquidation of Remaining Single Family Shared-Loss Loans.  In the event that the Assuming Bank does not conduct a Portfolio Sale pursuant to Section 4.1, the Receiver shall have the right, exercisable in its sole and absolute discretion, to require the Assuming Bank to liquidate for cash consideration, any Single Family Shared-Loss Loans held by the Assuming Bank at any time after the date that is six months prior to the Termination Date.  If the Receiver exercises its option under this Section 4.2, it must give notice in writing to the Assuming Bank, setting forth the time period within which the Assuming Bank shall be required to liquidate the Single Family Shared-Loss Loans.  The Assuming Bank will comply with the Receiver’s notice and must liquidate the Single Family Shared-Loss Loans as soon as reasonably practicable by means of sealed bid sales to third parties, not including any of the Assuming Bank’s affiliates, contractors, or any affiliates of the Assuming Bank’s contractors.  The selection of any financial advisor or other third party broker or sales agent retained for the liquidation of the remaining Single Family Shared-Loss Loans pursuant to this Section shall be subject to the prior approval of the Receiver, such approval not to be unreasonably withheld, delayed or conditioned.

4.3          Calculation of Sale Gain or Loss.  For Single Family Shared-Loss Loans that are not Restructured Loans gain or loss on the sales under Section 4.1 or Section 4.2 will be calculated as the sale price received by the Assuming Bank less the unpaid principal balance of the remaining Single Family Shared-Loss Loans.  For any Restructured Loan included in the sale gain or loss on sale will be calculated as (a) the sale price received by the Assuming Bank less (b) the net present value of estimated cash flows on the Restructured Loan that was used in the calculation of the related Restructuring Loss plus (c) Loan principal payments collected by the Assuming Bank from the date the Loan was restructured to the date of sale.  (See Exhibit 2d for example calculation).

ARTICLE V — LOSS-SHARING NOTICES GIVEN TO RECEIVER AND PURCHASER

All notices, demands and other communications hereunder shall be in writing and shall be delivered by hand, or overnight courier, receipt requested, addressed to the parties as follows:

If to Receiver, to:                                          Federal Deposit Insurance Corporation as Receiver
for BankUnited, FSB
Division of Resolutions and Receiverships
550 17th Street, N.W.
Washington, D.C. 20429
Attention: Ralph Malami, Manager, Capital Markets

with a copy to:                              Federal Deposit Insurance Corporation
as Receiver for
Room E7056
3501 Fairfax Drive, Arlington, VA 2226
Attn: Special Issues Unit

With respect to a notice under Section 3.5 of this Single Family Shared-Loss Agreement, copies of such notice shall be sent to:

Federal Deposit Insurance Corporation
Legal Division 1601 Bryan St.
Dallas, Texas 75201
Attention: Regional Counsel

If to Assuming Bank, to:

with a copy to:

Such Persons and addresses may be changed from time to time by notice given pursuant to the provisions of this Article V.  Any notice, demand or other communication delivered pursuant to the provisions of this Article IV shall be deemed to have been given on the .  date actually received.

ARTICLE VI — MISCELLANEOUS

6.1          Expenses.  Except as otherwise expressly provided herein, all costs and expenses incurred by or on behalf of a party hereto in connection with this Single Family Shared-Loss Agreement shall be borne by such party whether or not the transactions contemplated herein shall be consummated.

6.2          Successors and Assigns; Specific Performance.  All terms and provisions of this Single Family Shared-Loss Agreement shall be binding upon and shall inure to the benefit of the parties hereto only; provided, however, that, Receiver may assign or otherwise transfer this Single Family Shared-Loss Agreement (in whole or in part) to the Federal Deposit Insurance Corporation in its corporate capacity without the consent of Assuming Bank.  Notwithstanding anything to the contrary contained in this Single Family Shared-Loss Agreement, except as is expressly permitted in this Section 6.2, Assuming Bank may not assign or otherwise transfer this Single Family Shared-Loss Agreement (in whole or in part) without the prior written consent of the Receiver, which consent may be granted or withheld by the Receiver in its sole discretion, and any attempted assignment or transfer in violation of this provision shall be void ab initio.  For the avoidance of doubt, a merger or consolidation of the Assuming Bank with and into another financial institution, the sale of all or substantially all of the assets of the Assuming Bank to another financial institution constitutes the transfer of this Single Family Shared-Loss Agreement which requires the consent of the Receiver; and for a period of eighteen (18) months after Bank Closing, a merger or consolidation shall also include the sale by any individual shareholder, or shareholders acting in concert, of more than 9% of the outstanding shares of the Assuming Bank or its holding company or any subsidiary holding Shared-Loss Assets, or the sale of shares by the Assuming Bank or its holding company or any subsidiary holding Shared-Loss Assets, in a public or private offering, that increases the number of shares outstanding by more than 9%, constitutes the transfer of this Single-Family Loss Share Agreement which requires the consent of the Receiver.  However, no Loss shall be recognized as a result of any accounting adjustments that are made due to any such merger, consolidation or sale consented to by the FDIC.  The FDIC’s consent shall not be required if the aggregate outstanding principal balance of the Single Family Shared-Loss Loans is less than twenty percent (20%) of the initial aggregate balance of Single Family Shared-Loss Loans.  Notwithstanding anything contained herein, the Receiver hereby consents to (i) the transfer of this Single Family Shared-Loss Agreement upon any merger or consolidation of the Assuming Bank with and into another financial institution at any time after the eighteen-month anniversary of Bank Closing and (ii) any private offering of equity securities by Assuming Bank’s holding company during the eighteen-month period following Bank Closing to (x) existing investors in Assuming Bank’s holding company and (y) persons who are not existing investors in the Assuming Bank’s holding company provided that following any such private offering the investors in the Assuming Bank’s holding company as of the closing continue to hold seventy-five percent (75%) of the equity in the Assuming Bank’s holding company and no person who was not such an existing investor shall own or control more than twenty-four and nine-tenths percent (24.9%) of the Assuming Bank’s holding company’s equity securities.

6.3          Governing Law.  This Single Family Shared-Loss Agreement shall be construed in accordance with federal law, or, if there is no applicable federal law, the laws of the State of

New York, without regard to any rule of conflict of law that would result in the application of the substantive law of any jurisdiction other than the State of New York.

6.4          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO OR IN CONNECTION WITH THIS SINGLE FAMILY SHARED-LOSS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

6.5          Captions.  All captions and headings contained in this Single Family Shared-Loss Agreement are for convenience of reference only and do not form a part of, and shall not affect the meaning or interpretation of, this Single Family Shared-Loss Agreement.

6.6          Entire Agreements Amendments.  This Single Family Shared-Loss Agreement, along with the Commercial Shared-Loss Agreement and the Purchase and Assumption Agreement, including the Exhibits and any other documents delivered pursuant hereto or thereto, embody the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior representations, warranties, offers, acceptances, agreements and understandings, written or oral, relating to the subject matter herein.  This Single Family Shared-Loss Agreement may be amended or modified or any provision thereof waived only by a written instrument signed by both parties or their respective duly authorized agents.

6.7          Severability.  Whenever possible, each provision of this Single Family Shared Loss Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Single Family Shared-Loss Agreement is held to be prohibited by or invalid, illegal or unenforceable under applicable law, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be prohibited, invalid, illegal or unenforceable, and the validity, legality and enforceability of the remainder of such provision and the remaining provisions of this Single Family Shared-Loss Agreement shall not in any way be affected or impaired thereby.

6.8          No Third Party Beneficiary.  This Single Family Shared-Loss Agreement and the Exhibits hereto are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and permitted assigns and there shall be no other third party beneficiaries, and nothing in this Single Family Shared-Loss Agreement or the Exhibits shall be construed to grant to any other Person any right, remedy or Claim under or in respect of this Single Family Shared-Loss Agreement or any provision hereof.

6.9          Counterparts.  This Single Family Shared-Loss Agreement may be executed separately by Receiver and Assuming Bank in any number of counterparts, each of which when executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

6.10        Consent.  Except as otherwise provided herein, when the consent of a party is required herein, such consent shall not be unreasonably withheld or delayed.

6.11        Rights Cumulative.  Except as otherwise expressly provided herein, the rights of each of the parties under this Single Family Shared-Loss Agreement are cumulative, may be exercised as often as any party considers appropriate and are in addition to each such party’s rights under the Purchase and Sale Agreement and any of the related agreements or under law.  Except as otherwise expressly provided herein, any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right.

ARTICLE VII — DISPUTE RESOLUTION

7.1          Dispute Resolution Procedures.

(a)           In the event a dispute arises about the interpretation, application, calculation of Loss, or calculation of payments or otherwise with respect to this Single Family Shared-Loss Agreement (“SF Shared-Loss Dispute Item”), then the Receiver and the Assuming Bank shall make every attempt in good faith to resolve such items within sixty (60) days following the receipt of a written description of the SF Shared-Loss Dispute Item, with notification of the possibility of taking the matter to arbitration (the date on which such 60-day period expires, or any extension of such period as the parties hereto may mutually agree to in writing, herein called the “Resolution Deadline Date”).  If the Receiver and the Assuming Bank resolve all such items to their mutual satisfaction by the Resolution Deadline Date, then within thirty (30) days following such resolution, any payment arising out such resolution shall be made arising from the settlement of the SF Shared-Loss Dispute.

(b)           If the Receiver and the Assuming Bank fail to resolve any outstanding SF Shared-Loss Dispute Items by the Resolution Deadline Date, then either party may notify the other of its intent to submit the SF Shared-Loss Dispute Item to arbitration pursuant to the provisions of this Article VII.  Failure of either party to notify the other of its intent to submit any unresolved SF Shared-Loss Dispute Item to arbitration within thirty (30) days following the Resolution Deadline Date (the date on which such thirty (30) day period expires is herein called the “Arbitration Deadline Date”) shall be deemed an acceptance of such SF Shared-Loss Dispute not submitted to arbitration, as well as a waiver of the submitting party’s right to dispute such non-submitted SF Shared-Loss Dispute Item but not a waiver of any similar claim which may arise in the future.

(c)           If a SF Shared-Loss Dispute Item is submitted to arbitration, it shall be governed by the rules of the American Arbitration Association (the “AAA”), except as otherwise provided herein.  Either party may submit a matter for arbitration by delivering a notice, prior to the Arbitration Deadline Date, to the other party in writing setting forth:

(i)            A brief description of each SF Shared-Loss Dispute Item submitted for arbitration;

(ii)           A statement of the moving party’s position with respect to each SF Shared-Loss Dispute Item submitted for arbitration;

(iii)          The value sought by the moving party, or other relief requested regarding each SF Shared-Loss Dispute Item submitted for arbitration, to the extent reasonably calculable; and

(iv)         The name and address of the arbiter selected by the moving party (the “Moving Arbiter”), who shall be a neutral, as determined by the AAA.

Failure to adequately include any information above shall not be deemed to be a waiver of the parties right to arbitrate so long as after notification of such failure the Moving party cures such failure as promptly as reasonably practicable.

(d)           The non-moving party shall, within thirty (30) days following receipt of a notice of arbitration pursuant to this Section 6.1, deliver a notice to the moving party setting forth:

(i)            The name and address of the arbiter selected by the non-moving party (the “Respondent Arbiter”), who shall be a neutral, as determined by the AAA;

(ii)           A statement of the position of the respondent with respect to each Dispute Item; and

(iii)          The ultimate resolution sought by the respondent or other relief, if any, the respondent deems is due the moving party with respect to each SF Shared-Loss Dispute Item.

Failure to adequately include any information above shall not be deemed to be a waiver of the non-moving party’s right to defend such arbitration so long as after notification of such failure the non-moving party cures such failure as promptly as reasonably practicable

(e)           The Moving Arbiter and Respondent Arbiter shall select a third arbiter from a list furnished by the American Arbitration Association (the “AAA”).  In accordance with the rules of the AAA, the three (3) arbiters shall constitute the arbitration panel for resolution of each SF Loss-Share Dispute Item.  The concurrence of any two (2) arbiters shall be deemed to be the decision of the arbiters for all purposes hereunder.  The arbitration shall proceed on such time schedule and in accordance with the Rules of Commercial Arbitration of the AAA then in effect, as modified by this Section 7.1.  The arbitration proceedings shall take place at such location as the parties thereto may mutually agree, but if they cannot agree, then they will take place at the offices of the Corporation in Washington, DC, or Arlington, Virginia.

(f)            The Receiver and Assuming Bank shall facilitate the resolution of each outstanding SF Shared-Loss Dispute Item by making available in a prompt and timely manner to one another and to the arbiters for examination and copying, as appropriate, all documents, books, and records under their respective control and that would be discoverable under the Federal Rules of Civil Procedure.

(g)           The arbiters designated pursuant to subsections (c), (d) and (e) hereof shall select, with respect to each Dispute Item submitted to arbitration pursuant to this Section 7.1, either (i) the position and relief submitted by the Assuming Bank with respect to each SF Shared-Loss Dispute Item, or (ii) the position and relief submitted by the Receiver with respect to each

SF Shared-Loss Dispute Item, in either case as set forth in its respective notice of arbitration.  The arbiters shall have no authority to select a value for each Dispute Item other than the determination set forth in Section 7.1(c) and Section 7.1(d).  The arbitration shall be final, binding and conclusive on the parties.

(h)           Any amounts ultimately determined to be payable pursuant to such award shall bear interest at the Settlement Interest Rate from and including the date specified for the arbiters decisions specified in this Section 7.1, without regard to any extension of the finality of such award, to but not including the date paid.  All payments required to be made under this Section 7.1 shall be made by wire transfer.

(i)            For the avoidance of doubt, to the extent any notice of a SF Shared-Loss Dispute Item(s) is provided prior to the Termination Date, the terms of this Single Family Shared-Loss Agreement shall remain in effect with respect to the Single Family Shared-Loss Loans that are the subject of such SF Shared-Loss Dispute Item(s) until such time as any such dispute is finally resolved.

7.2          Fees and Expenses of Arbiters.  The aggregate fees and expenses of the arbiters shall be allocated by the arbiters against the party who is not the prevailing party with respect to a particular SF Shared-Loss Dispute Item.  The party against whom such fees and expenses are allocated shall pay them within thirty (30) days after receipt of the written decision of the arbiters (unless the arbiters agree in writing on some other payment schedule).  In the event the arbitration ceases before a decision is made by the arbiters, the aggregate fees and expenses shall be borne equally by the parties.

Exhibit 1

Monthly Certificate

SEE FOLLOWING PAGE

PART 1 — CURRENT MONTH NET LOSS

MONTH ENDED	[input report month]

Losses

Loss
Loan No.	Loss Type	Amount

TOTAL		XX	A

Recoveries

	Recovery	Loss	Loss
Loan No.	Amount	Amount	Month

TOTAL	XX	B

Net Losses (Recoveries)	XX	C = A - B

PART 2 — FIRST LOSS TEST

	Col.-	Col. E	Col. D - Col. E
	Cumulative Loss Amount	First Loss Tranche	Cumulative Shared- Loss Amount

Balance, beginning of month	XX	XX	XX	F
Current month Net Losses (from Part 1)	XX

Balance, end of month	XX	XX	XX	G

Shared Loss Amount			XX	G - F
Times Loss Share percentage			80%

Amount due from (to) FDIC as Receiver			XX

Pursuant to Section 2.1 of the Single Family Shared-Loss Agreement, the undersigned hereby certifies the information on this Certificate is true, complete and correct.
OFFICER SIGNATURE
OFFICER NAME:	TITLE

Exhibit 2a

Calculation of Foreclosure Loss

Shared-Loss Month:	[input month]
Loan no.:	[input loan no.]

Interest paid-to date
Foreclosure date
Liquidation date
Note Interest rate

Foreclosure Loss calculation
Loan Principal balance after last paid installment	xx

Accrued interest, limited to 90 days	xx	(1)
Attorney’s fees	xx	(2)

Foreclosure costs, including title search, filing fees, advertising, etc.	xx

Property protection costs, maint., repairs and any costs or expenses relating to environmental conditions, (it being understood that any such costs with respect to remediation activities are limited to $200,000 without Assuming Bank having received the prior consent of the FDIC)

xx
Tax and insurance advances	xx
Other Advances			(3)
Appraisal/Broker’s Price Opinion fees	xx
Inspections	xx
Other	xx

Gross balance recoverable by Assuming Bank	xx		xx	(A)

Cash Recoveries:
Net liquidation proceeds (from HUD-1 settl stmt)	xx
Insurance proceeds	xx
T &1 escrow account balance, if positive	xx
Other credits, if any (itemize)	xx
Total Cash Recovery	xx		xx	(B)

Loss Amount			xx	(A) - (B)

Times 80% (or 95% if the Stated Threshold has been met) (Receiver Loss Share percentage)		x	80%
Amount due Assuming Bank for Receiver Loss Share
Amount	.		xx

(1)

Accrued interest is limited to 90 days and is calculated (a) at the note interest rate that would have been in effect if the loan was performing, (b) on the principal balance after application of the last payment made by the borrower.

(2)

Reasonable and customary third-party attorney’s fees and expenses incurred by or on behalf of Assuming Bank in connection with any enforcement procedures or otherwise with respect to such (2) Reasonable and customary third-party attorney’s fees and expenses incurred by or on behalf of Assuming Bank in connection with any enforcement procedures or otherwise with respect to such Mortgage Loan.

(3)

Assuming Bank’s (or Third Party Services) reasonable and customary out-of-pocket costs paid to either a third-party or an affiliate (if affiliate is pre-approved by the FDIC) for foreclosure, property protection and maintenance costs, repairs, assessments, taxes, insurance and similar items, to the extent not paid from funds in borrower escrow account. Allowable costs are limited to amounts per Freddie Mac or Fannie Mae guidelines (as in effect from time to time), where applicable, provided that this limitation shall not apply to costs or expenses relating to environmental conditions.

DO NOT INCLUDE late fees, prepayment penalties, or any similar lender fees or charges by the Assuming Bank to the loan account, any allocation of Assuming Bank’s servicing costs, or any allocations of Assuming Bank’s G&A or other operating costs.

Exhibit 2a(1)

CALCULATION OF FORECLOSURES LOSS

No Preceding Loan Mod under Loss Share

Shared Loss Month	May-09
Loss no:	R1
Loan no:	292334

Interest paid-to-date	4/30/2008
Foreclosure date	1/15/2009
Liquidation date	4/12/2009
Note Interest rate	8.000%
Owner occupied?	Yes
If owner occupied:
Borrower current gross annual Income	42,000
Estimated NPV of loan mod	195,000
Most recent BPO	235,000
Most recent BPO date	1/21/2009

Foreclosure Loss calculation
Loan Principal balance after last paid installment	300,000

Accrued interest, limited to 90 days	6,000
Attorney’s fees	0
Foreclosure costs, including title search, filing fees, advertising, etc.	4,000
Property protection costs, maint., repairs and any costs or expenses relating to environmental conditions, (it being understood that any such costs with respect to remediation activities are limited to $200,000 per asset without Assuming Bank having received the prior consent of the FDIC)	5,500
Tax and insurance advances	1,500
Other Advances
Appraisal/Brokers Price Opinion fees	0
Inspections	50
Other	0

Gross balance recoverable by Purchaser	317,050

Cash Recoveries:
Net liquidation proceeds (from HUD-1 settl stmt)	205,000
Hazard Insurance proceeds	0
Mortgage Insurance proceeds	0
T & I escrow account balances, if positive	0
Other credits, if any (itemize)	0
Total Cash Recovery	205,000

Loss Amount	112,050

CALCULATION OF FORECLOSURE LOSS

Foreclosure after a Covered Loan Mod

Shared-Loss Month	May-09
Loss no:	R2
Loan no:	138554

Loan mod date	1/17/2008
Interest paid-to-date	4/30/2008
Foreclosure date	1/15/2009
Liquidation date	4/12/2009
Note Interest rate	4.000%
Most recent BPO	210,000
Most recent BPO date	1/20/2009

Foreclosure Loss calculation
NPV of projected cash flows at loan mod	285,000
Less: Principal payments between loan mod and delinquency	2,500
Plus:
Attorney’s fees	0
Foreclosure costs, including title search, filing fees, advertising, etc.	4,000
Property protection costs, maint., repairs and any costs or expenses relating to environmental conditions, (it being understood that any such costs with respect to remediation activities are limited to $200,000 per asset without Assuming Bank having received the prior consent of the FDIC)	7,000
Tax and insurance advances	2,000
Other Advances
Appraisal/Broker’s Price Opinion fees	0
Inspections	0
Other	0

Gross balance recoverable by Purchaser	295,500

Cash Recoveries:
Net liquidation proceeds (from HUD-1 settl stmt)	201,000
Hazard Insurance proceeds	0
Mortgage Insurance proceeds	0
T & I escrow account balances, if positive	0
Other credits, if any (itemize)	0
Total Cash Recovery	201,000

Loss Amount	94,500

Exhibit 2b

Calculation of Loss for Restructured Loans

Concept and Definition — Restructuring Loss
For purposes of loss sharing, losses on restructured loans are calculated as the difference between
(a) the principal, accrued interest and advances due on the loan prior to restructuring, and

(b)           the Net Present Value (NPV) of estimated cash flows on the restructured loan, discounted at the most recently published Freddie Mac survey rate on 30-year fixed-rate loans at the restructure date for owner occupied residential loans,

(c) the Net Present Value (NPV) of estimated cash flows on the restructured loan, discounted at a commercially reasonable discount rate at the restructure date for Investor-Owned Residential Loans

The NPV calculations must assume loan prepayment in full at the end of ten years (120 months).

Form for Calculation — Restructuring Loss

Shared-Loss Month:	[input month]
Loan no.:	[input loan no.]

Loan before Restructuring
Original loan amount
Current unpaid principal balance
Remaining term
Interest rate
Interest Paid-To Date
Monthly payment - P&I
Monthly payment - T&I
Total monthly payment
Loan type (fixed-rate, ARM, I/O, Option ARM, etc.)

Terms of Modified/Restructured Loan
Closing date on modified/restructured loan
New Principal balance
Remaining term
Interest rate
Monthly payment - P&I
Monthly payment — T&I
Total monthlypayment
Loan type (Fixed-rate, ARM, I/O, Option ARM, negative amortization features, etc.)
Lien type (1st, 2nd)
If adjustable:
Initial interest rate
Term - initial interest rate
Initial payment amount
Term - initial payment amount
Negative amortization?	[Yes/No]
Rate reset frequency after first adjustment
Next reset date
Index
Margin
Cap per adjustment
Lifetime Cap
Floor

Restructuring Loss Calculation
Loan Principal balance before restructuring	xx
Accrued interest, limited to 90 days	xx		(1)
Tax and insurance advances	xx
3rd party fees due	xx

Total loan balance due before restructuring	XX			XX	(A)

Assumptions for NPV Calculation, Restructured Loan:
Discount rate for projected cash flows	xx	%	(2)
Loan prepayment in full	120 months

NPV of projected cash flows (3)	XX			XX	(B)

Loss Amount				XX	(A) - (B)
Times 80% (or 95% if Stated Threshold met) (Receiver Loss Share percentage)				80%
Amount due Assuming Bank for Receiver Loss Share
Amount				XX

Footnotes

(1)

Accrued interest is limited to 90 days and is calculated (a) at the note interest rate that would have been in effect if the loan was performing, (b) on the principal balance after application of the last payment made by the borrower.

(2)	The discount rate to be used is the most recently published Freddie Mac Survey Rate on 30-year fixed-rate loans at the loan restructuring date.
(3)

If the new loan is an adjustable-rate loan, interest rate resets and related cash flows should be projected based on the index rate in effect at the date of the loan restructuring. If the restructured loan otherwise provides for specified changes in monthly P&I payments over the term of the loan, those changes should be reflected in projected cash flows. Assuming Bank must retain supporting schedule of projected cash flows by month as required by Section 2.1 of the Single Family Shared-Loss Agreement and provide to the FDIC if requested for sample audit.

CALCULATION OF RESTRUCTURING LOSS

Shared-Loss Month	May-09
Loss #	M1
Loan no:	123456

Loan before Restructuring
Original loan amount	500,000
Current unpaid principal balance	450,000
Remaining term	298
Interest rate	7.500%
Interest Paid-To-Date	2/29/2008
Monthly payment — P&I	3,333
Monthly payment — T&I	1,000
Total monthly payment	4,333
Loan type (fixed-rate, ARM, I/O, Option ARM, etc.)	Option ARM
Borrower current annual income	82,000

Terms of Modified/Restructured Loan
Closing date on modified/restructured loan	4/19/2009
New Principal balance	461,438
Remaining term	313
Interest rate	3.500%
Monthly payment — P&I	1,346
Monthly payment — T&I	800
Total monthly payment	2,146
Loan type (fixed-rate, ARM, I/O, Option ARM, etc.)	10 Hybrid
Lien type (1st, 2nd)	1st
If adjustable:
Initial interest rate	3.500%
Term — initial interest rate	60 Months
Initial payment amount	2,146
Term-initial payment amount	60 Months
Negative amortization?	No
Rate reset frequency after first adjustment	6 Months
Next reset date	5/1/2014
Index	LIBOR
Margin	2.750%
Cap per adjustment	2.000%
Lifetime Cap	9.500%
Floor	2.750%
Front end DTI	31%
Back end DTI	45%

Restructuring Loss Calculation
Loan Principal balance before restructuring	450,000
Accrued interest, limited to 90 days	8,438
Tax and insurance advances	3.000
3rd party fees due	—
Total loan balance due before restructuring	461,438

Assumptions for NPV Calculation, Restructured Loan:
Discount rate for projected cash flows	5.530%
Loan prepayment in full	120 Months
NPV of projected cash flows	403,000

Loss Amount	58,438

Exhibit 2c

Calculation of Loss for Short Sale Loans

Shared-Loss Month:	[input month]
Loan no.:	[input loan no.]

Interest paid-to date
Short Payoff Date
Note Interest rate

Short-Sale Loss calculation
Loan Principal balance	xx

Accrued interest, limited to 90 days	xx	(1)
Attorney’s fees	xx	(2)
Tax and insurance advances	xx

Property protection costs, maint., repairs and any costs or expenses relating to environmental conditions, (it being understood that any such costs with respect to remediation activities are limited to $200,000 per asset without Assuming Bank having received the prior consent of the FDIC)

3rd party fees due	xx
Gross balance recoverable by Assuming Bank	XX		XX	(A)

Amount accepted in Short-Sale	XX		XX	(B)

Loss Amount			XX	(A) - (B)
Times 80% (or 95% if the Stated Threshold has been met) (Receiver Loss Share percentage)		x	80%

Amount due Assuming Bank for Receiver Loss Share
Amount			XX

(1)          Accrued interest is limited to 90 days and is calculated (a) at the note interest rate that would have been in effect if the loan was performing, (b) on the principal balance after application of the last payment made by the borrower.

(2)          Reasonable and customary third-party attorney’s fees and expenses incurred by or on behalf of Assuming Bank in connection with any enforcement procedures or otherwise with respect to negotiation and acceptance of Short-Sale payoff.

DO NOT INCLUDE late fees, prepayment penalties, or any similar lender fees or charges by the Assuming Bank to the loan account, any allocation of Assuming Bank’s servicing costs, or any allocations of Assuming Bank’s G&A or other operating costs.

Exhibit 2c(1)

CALCULATION OF LOSS FOR SHORT SALE LOANS
Short Sale after a Covered Loan Mod

Shared-Loss Month:	May-09
Loss #	S2
Loan #	20078

Loan mod date	5/12/2008
Interest paid-to-date	9/30/2008
Short Payoff Date	4/2/2009
Note Interest rate	7.500%
Most recent BPO	230,000
Most recent BPO date	1/21/2009

Short-Sale Loss calculation
NPV of projected cash flows at loan mod	311,000
Less: Principal payments between loan mod and delinquency	1,000
Plus:
Attorney’s fees	0
Tax and insurance advances	1,500
Property protection costs, maint., repairs and any costs or expenses relating to environmental conditions, (it being understood that any such costs with respect to remediation activities are limited to $200,000 per asset without Assuming Bank having received the prior consent of the FDIC)	0
3rd party fees due	2,600
Incentive to borrower	3,500
Gross balance recoverable by Purchaser	317,600

Amount accepted in Short-Sale	234,000
Hazard Insurance	0
Mortgage Insurance	0

Total Cash Recovery	234,000

Loss Amount	83,600

Exhibit 2d

Shared-Loss Month:	[input month]
Loan no.:	[input loan no.]

NOTE

The calculation of recovery on a loan for which a Restructuring Loss has been paid will only apply if the loan is sold.

EXAMPLE CALCULATION

Restructuring Loss Information
Loan principal balance before restructuring	$200,000	A
NPV, restructured loan	165,000	B
Loss on restructured loan	$35,000	A - B
Times FDIC applicable loss share % (80% or 95%)	80%
Loss share payment to purchaser	$28,000	C

Calculation — Recovery amount due to Receiver
Loan sales price	$190,000
NPV of restructured loan at mod date	165,000
Gain - step 1	25,000	D
PLUS
Loan UPB after restructuring (1)	200,000
Loan UPB at liquidation date	192,000
Gain - step 2 (principal collections after restructuring)	8,000	E
Recovery amount	33,000	D+ E
Times FDIC loss share %	80%
Recovery due to FDIC	$26,400	F

Net loss share paid to purchaser (C - F)	$1,600

Proof Calculation (2)	$200,000	G
Loan principal balance

Principal collections on loan	8,000
Sales price for loan	190,000
Total collections on loan	198,000	H
Net loss on loan	$2,000	G - H
Times FDIC applicable loss share % (80% or 95%)	80%
Loss share payment to purchaser	$1,600

(1)           This example assumes that the FDIC loan modification program as shown in Exhibit 5 is applied and the loan restructuring does not result in a reduction in the loan principal balance due from the borrower.

(2)           This proof calculation is provided to illustrate the concept and the Assuming Bank is not required to provide this with its Recovery calculations.

Exhibit 3
Portfolio Performance and Summary Schedule

SHARED-LOSS LOANS
PORTFOLIO PERFORMANCE AND SUMMARY SCHEDULE
MONTH ENDED:	[input report month]

POOL SUMMARY
	#	$
Loans at Sale Date	xx	xx

Loans as of this month-end	xx	xx

STATED THRESHOLD TRACKING	#	$
Stated Threshold amount			A

Cumulative loss payments, prior month
Loss payment for current month
Cumulative loss payment, this month
Cumulative Commercial & Other Loans Net Charge-Offs
B
Remaining to Stated Threshold			A - B

Percent of Total
PORTFOLIO PERFORMANCE STATUS	#	$	#
Current
30 – 69 days past due
60 – 89 days past due
90 –119 days past due
120 and over days past due
In foreclosure
ORE
Total

Memo Item:
Loans in process of restructuring — total
Loans in bankruptcy

Loans in process of restructuring by delinquency status
Current
30 - 59 days past due
60 - 89 days past due
90 - 119 days past due
120 and over days past due In foreclosure
Total

List of Loans Paid Off During Month
Loan #	Principal Balance
List of Loans Sold During Month
Loan #	Principal Balance

Exhibit 4
Wire Transfer Instructions

PURCHASER WIRING INSTRUCTIONS

BANK RECEIVING WIRE

9 DIGIT ABA ROUTING NUMBER

ACCOUNT NUMBER

NAME OF ACCOUNT

ATTENTION TO WHOM

PURPOSE OF WIRE

FDIC RECEIVER WIRING INSTRUCTIONS

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PURPOSE OF WIRE

EXHIBIT 5

FDIC MORTGAGE LOAN MODIFICATION PROGRAM

Objective

The objective of this FDIC Mortgage Loan Modification Program (“Program”) is to modify the terms of certain residential mortgage loans so as to improve affordability, increase the probability of performance, allow borrowers to remain in their homes and increase the value of the loans to the FDIC and assignees.  The Program provides for the modification of Qualifying Loans (as defined below) by reducing the borrower’s monthly housing debt to income ratio (“DTI Ratio”) to no more than 31% at the time of the modification and eliminating adjustable interest rate and negative amortization features.

Qualifying Mortgage Loans

In order for a mortgage loan to be a Qualifying Loan it must meet all of the following criteria, which must be confirmed by the lender:

•                  The collateral securing the mortgage loan is owner-occupied and the owner’s primary residence; and

•                  The mortgagor has a first priority lien on the collateral; and

•                  Either the borrower is at least 60 days delinquent or a default is reasonably foreseeable.

Modification Process

The lender shall undertake a review of its mortgage loan portfolio to identify Qualifying Loans.  For each Qualifying Loan, the lender shall determine the net present value of the modified loan and, if it will exceed the net present value of the foreclosed collateral upon disposition, then the Qualifying Loan shall be modified so as to reduce the borrower’s monthly DTI Ratio to no more than 31% at the time of the modification.  To achieve this, the lender shall use a combination of interest rate reduction, term extension and principal forbearance, as necessary.

The borrower’s monthly DTI Ratio shall be a percentage calculated by dividing the borrower’s monthly income by the borrower’s monthly housing payment (including principal, interest, taxes and insurance).  For these purposes, (1) the borrower’s monthly income shall be the amount of the borrower’s (along with any co-borrowers’) documented and verified gross monthly income, and (2) the borrower’s monthly housing payment shall be the amount required to pay monthly principal and interest plus one-twelfth of the then current annual amount required to pay real property taxes and homeowner’s insurance with respect to the collateral.

In order to calculate the monthly principal payment, the lender shall capitalize to the outstanding principal balance of the Qualifying Loan the amount of all delinquent interest, delinquent taxes, past due insurance premiums, third party fees and (without duplication) escrow advances (such amount, the “Capitalized Balance”).

In order to achieve the goal of reducing the DTI Ratio to 31%, the lender shall take the following steps in the following order of priority with respect to each Qualifying Loan:

1.                                       Reduce the interest rate to the then current Freddie Mac Survey Rate for 30-year fixed rate mortgage loans, and adjust the term to 30 years.

2.                                       If the DTI Ratio is still in excess of 31%, reduce the interest rate further, but no lower than 3%, until the DTI ratio of 31% is achieved.

3.                                       If the DTI Ratio is still in excess of 31% after adjusting the interest rate to 3%, extend the remaining term of the loan by 10 years.

4.                                       If the DTI Ratio is still in excess of 31%, calculate a new monthly payment (the “Adjusted Payment Amount”) that will result in the borrower’s monthly DTI Ratio not exceeding 31%.  After calculating the Adjusted Payment Amount, the lender shall bifurcate the Capitalized Balance into two portions — the amortizing portion and the non-amortizing portion.  The amortizing portion of the Capitalized Balance shall be the mortgage amount that will fully amortize over a 40-year term at an annual interest rate of 3% and monthly payments equal to the Adjusted Payment Amount.  The non-amortizing portion of the Capitalized Balance shall be the difference between the Capitalized Balance and the amortizing portion of the Capitalized Balance.  If the amortizing portion of the Capitalized Balance is less than 75% of the current estimated value of the collateral, then the lender may choose not to restructure the loan.  If the lender chooses to restructure the loan, then the lender shall forbear on collecting the non-amortizing portion of the Capitalized Balance, and such amount shall be due and payable only upon the earlier of (i) maturity of the modified loan, (ii) a sale of the property or (iii) a pay-off or refinancing of the loan.  No interest shall be charged on the non-amortizing portion of the Capitalized Balance, but repayment shall be secured by a first lien on the collateral.

Special Note:

The net present value calculation used to determine whether a loan should be modified based on the modification process above is distinct and different from the net present value calculation used to determine the covered loss if the loan is modified.  Please refer only to the net present value calculation described in this exhibit for the modification process, with its separate assumptions, when determining whether to provide a modification to a borrower.  Separate assumptions may include, without limitation, Assuming Bank’s determination of a probability of default without modification, a probability of default with modification, home price forecasts, prepayment speeds, and event timing.  These assumptions are applied to different projected cash flows over the term of the loan, such as the projected cash flow of the loan performing or defaulting without modification and the projected cash flow of the loan performing or defaulting with modification.

By contrast, the net present value for determining the covered loss is based on a 10 year period.  While the assumptions in the net present value calculation used in the modification process may change, the net present value calculation for determining the covered loss remains constant.

EXHIBIT 4.15B

COMMERCIAL AND OTHER LOANS SHARED-LOSS AGREEMENT

This agreement for reimbursement of loss sharing expenses on certain loans and other assets (the “Commercial Shared-Loss Agreement”) shall apply when the Assuming Bank purchases Shared-Loss Assets as that term is defined herein.  The terms hereof shall modify and supplement, as necessary, the terms of the Purchase and Assumption Agreement to which this Commercial Shared-Loss Agreement is attached as Exhibit 4.15B and incorporated therein.  To the extent any inconsistencies may arise between the terms of the Purchase and Assumption Agreement and this Commercial Shared-Loss Agreement with respect to the subject matter of this Commercial Shared-Loss Agreement, the terms of this Commercial Shared-Loss Agreement shall control.  References in this Commercial Shared-Loss Agreement to a particular Section shall be deemed to refer to a Section in this Commercial Shared-Loss Agreement unless the context indicates that a Section of the Purchase and Assumption Agreement is intended.

ARTICLE I — DEFINITIONS

Capitalized terms used in this Commercial Shared-Loss Agreement that are not defined in this Commercial Shared-Loss Agreement are defined in the Purchase and Assumption Agreement.  In addition to the terms defined above, defined below are certain additional terms relating to loss-sharing, as used in this Commercial Shared-Loss Agreement.

“AAA” means the American Arbitration Association as provided in Section 2.1(f)(iii) of this Commercial Shared-Loss Agreement.

“Accrued Interest” means, with respect to any Shared-Loss Loan, Permitted Advance or Shared-Loss Loan Commitment Advance at any time, the amount of earned and unpaid interest, taxes, credit life and/or disability insurance premiums (if any) payable by the Obligor accrued on or with respect to such Shared-Loss Loan, Permitted Advance or Shared-Loss Loan Commitment Advance, all as reflected on the Accounting Records of the Failed Bank or the Assuming Bank (as applicable); provided, that Accrued Interest shall not include any amount that accrues on or with respect to any Shared-Loss Loan, Permitted Advance or Shared-Loss Loan Commitment Advance after that Asset has been placed on non-accrual or nonperforming status by either the Failed Bank or the Assuming Bank (as applicable).

“Additional ORE” means Shared-Loss Loans that become Other Red Estate after Bank Closing Date.

“Affiliate” shall have the meaning set forth in the Purchase and Assumption Agreement; provided, that, for purposes of this Commercial Shared-Loss Agreement, no Third Party Servicer shall be deemed to be an Affiliate of the Assuming Bank.

“Applicable Anniversary of the Commencement Date” means the fifth (5th) anniversary of the Commencement Date or the seventh (7th) anniversary of the Commencement Date if extended pursuant to Article IV.

“Calendar Quarter” means a quarterly period (a) for the first such period, beginning on the Commencement Date and ending on the last calendar day of either March, June, September or December, whichever is the first to occur after the Commencement Date, and (b) for quarterly periods thereafter, beginning on the first calendar day of the calendar month immediately after the month that ended the prior period and ending on the last calendar day of each successive three-calendar-month period thereafter (i.e., each March, June, September and December, starting in the applicable order depending on the ending date of first such period) of any year.

“Capitalized Expenditures” means those expenditures that (i) would be capitalized under generally accepted accounting principles, and (ii) are incurred with respect to Shared-Loss Loans, Other Real Estate, Additional ORE or Subsidiary ORE.  Capitalized Expenditures shall not include expenses related to environmental conditions including, but not limited to, remediation, storage or disposal of any hazardous or toxic substances or any pollutant or contaminant.

“Charge-Offs” means, with respect to any Shared-Loss Assets for any period, an amount equal to the aggregate amount of loans or portions of loans classified as “Loss” under the Examination Criteria, including (a) charge-offs of (i) the principal amount of such assets net of unearned interest (including write-downs associated with Other Real Estate, Additional ORE, Subsidiary ORE or loan modification(s)) (ii) Accrued Interest, and (iii) Capitalized Expenditures plus (b) Pre-Charge-Off Expenses incurred on the respective Shared-Loss Loans, all as effected by the Assuming Bank during such period and reflected on the Accounting Records of the Assuming Bank; provided, that: (i) the aggregate amount of Accrued Interest (including any reversals thereof) for the period after Bank Closing that shall be included in determining the amount of Charge-Offs for any Shared-Loss Loan shall not exceed ninety (90) days’ Accrued Interest; (ii) no Charge-Off shall be taken with respect to any anticipated expenditure by the Assuming Bank until such expenditure is actually incurred; (iii) any financial statement adjustments made in connection with the purchase of any Assets pursuant to this Purchase and Assumption Agreement or any future purchase, merger, consolidation or other acquisition of the Assuming Bank shall not constitute “Charge-Offs”; and (iv) except for Portfolio Sales or any other sales or dispositions consented to by the Receiver, losses incurred on the sale or other disposition of Shared-Loss Assets to any Person (other than the sale or other disposition of Other Real Estate, Additional ORE or Subsidiary ORE to a Person other than an Affiliate of the Assuming Bank which is conducted in a commercially reasonable and prudent manner) shall not constitute Charge-Offs.

“Commencement Date” means the first calendar day following Bank Closing.

“Consumer Loans” means Loans to individuals for household, family and other personal expenditures (including United States and/or State-guaranteed student loans and extensions of credit pursuant to a credit card plan or debit card plan).

“Environmental Assessment” means an assessment of the presence, storage or release of any hazardous or toxic substance, pollutant or contaminant with respect to the collateral securing a Shared-Loss Loan that has been fully or partially charged off.

“Examination Criteria” means the loan classification criteria employed by, or any applicable regulations of, the Assuming Bank’s Chartering Authority at the time such action is taken, as such criteria may be amended from time to time.

“Failed Bank Charge-Offs/Write-Downs” means, with respect to any Shared-Loss Asset, an amount equal to the aggregate amount of reversals or charge-offs of Accrued Interest and charge-offs and write-downs of principal effected by the Failed Bank with respect to that Shared-Loss Asset as reflected on the Accounting Records of the Failed Bank.

“Fair Value” means the fair value of a Shared Loss MTM Asset as determined in accordance with FAS 157 as in effect on Bank Closing.

“FDIC Party” has the meaning provided in Section 2.1(f)(ii) of this Commercial Shared-Loss Agreement.

“Net Charge-Offs” means, with respect to any period, an amount equal to the aggregate amount of Charge-Offs for such period less the amount of Recoveries for such period.

“Neutral Member” has the meaning provided in Section 2.1(f)(ii) of this Commercial Shared-Loss Agreement.

“New Shared-Loss Loans” means loans that would otherwise be subject to loss sharing under this Commercial Shared-Loss Agreement that were originated after the Information Package Date and before Bank Closing.

“Notice of Dispute” has the meaning provided in Section 2.1(f)(iii) of this Commercial Shared-Loss Agreement.

“ORE Subsidiary” means any Subsidiary of the Assuming Bank that engages solely in holding, servicing, managing or liquidating interests of a type described in clause (A) of the definition of “Other Real Estate,” which interests have arisen from the collection or settlement of a Shared-Loss Loan.

“Other Real Estate” means all of the following (including any of the following fully or partially charged off the books and records of the Failed Bank or the Assuming Bank) that (i) are owned by the Failed Bank as of Bank Closing and are purchased pursuant to the Purchase and Assumption Agreement or (ii) have arisen subsequent to Bank Closing from the collection or settlement by the Assuming Bank of a Shared-Loss Loan:

(A)          all interests in real estate (other than Bank Premises and Fixtures), including but not limited to mineral rights, leasehold rights, condominium and cooperative interests, air rights and development rights; and

(B)           all other assets (whether real or personal property) acquired by foreclosure or in full or partial satisfaction of judgments or indebtedness.

“Permitted Advance” means an advance of funds by the Assuming Bank with respect to a Shared-Loss Loan, or the making of a legally binding commitment by the Assuming

Bank to advance funds with respect to a Shared-Loss Loan, that (i) in the case of such an advance, is actually made, and, in the case of such a commitment, is made and all of the proceeds thereof actually advanced, within one (1) year after the Commencement Date, (ii) does not cause the sum of (A) the book value of such Shared-Loss Loan as reflected on the Accounting Records of the Assuming Bank after any such advance has been made by the Assuming Bank plus (B) the unfunded amount of any such commitment made by the Assuming Bank related thereto, to exceed 110% of the Book Value of such Shared-Loss Loan, (iii) is not made with respect to a Shared-Loss Loan with respect to which (A) there exists a related Shared-Loss Loan Commitment or (B) the Assuming Bank has taken a Charge-Off and (iv) is made in good faith, is supported at the time it is made by documentation in the Credit Files and conforms to and is in accordance with the applicable requirements set forth in Article III of this Commercial Shared-Loss Agreement and with the then effective written internal credit policy guidelines of the Assuming Bank; provided, that the limitations in subparagraphs (i), (ii) and (iii) of this definition shall not apply to any such action (other than to an advance or commitment related to the remediation, storage or final disposal of any hazardous or toxic substance, pollutant or contaminant) that is taken by Assuming Bank in its reasonable discretion to preserve or secure the value of the collateral for such Shared-Loss Loan.

“Permitted Amendment” means, with respect to any Shared-Loss Loan Commitment or Shared-Loss Loan, any amendment, modification, renewal or extension thereof, or any waiver of any term, right, or remedy thereunder, made by the Assuming Bank in good faith and otherwise in accordance with the applicable requirements set forth in Article III of this Commercial Shared-Loss Agreement and the then effective written internal credit policy guidelines of the Assuming Bank; provided, that:

(i)            with respect to a Shared-Loss Loan Commitment or a Shared-Loss Loan that is not a revolving line of credit, no such amendment, modification, renewal, extension, or waiver, except as allowed under the definition of Permitted Advance, shall operate to increase the amount of principal (A) then remaining available to be advanced by the Assuming Bank under the Shared-Loss Loan Commitment or (B) then outstanding under the Shared-Loss Loan;

(ii)           with respect to a Shared-Loss Loan Commitment or a Shared-Loss Loan that is a revolving line of credit, no such amendment, modification, renewal, extension, or waiver, except as allowed under the definition of Permitted Advance, shall operate to increase the maximum amount of principal authorized as of Bank Closing to be outstanding at any one time under the underlying revolving line of credit relationship with the debtor (regardless of the extent to which such revolving line of credit may have been funded as of Bank Closing or may subsequently have been funded and/or repaid); and

(iii)          no such amendment, modification, renewal, extension or waiver shall extend the term of such Shared-Loss Loan Commitment or Shared-Loss Loan beyond the end of the final Shared-Loss Quarter unless the term of such Shared-Loss Loan Commitment or Shared-Loss Loan as existed on Bank Closing was beyond the end of the final Shared-Loss Quarter, in which event no such amendment, modification, renewal, extension or waiver shall extend such term beyond the term as existed as of Bank Closing.

“Pre-Charge-Off Expenses” means those expenses incurred in the usual and prudent management of a Shared-Loss Loan that would qualify as a Reimbursable Expense or Recovery Expense if incurred after a Charge-Off of the related Shared-Loss Asset had occurred.

“Quarterly Certificate” has the meaning provided in Section 2.1(a)(i) of this Commercial Shared-Loss Agreement.

“Recoveries” (I)(A) In addition to any sums to be applied as Recoveries pursuant to subparagraph (II) below, “Recoveries” means, with respect to any period, the sum of (without duplication):

(i)            the amount of collections during such period by the Assuming Bank on Charge-Offs of Shared-Loss Assets effected by the Assuming Bank prior to the end of the final Shared-Loss Quarter; plus

(ii)           the amount of collections during such period by the Assuming Bank on Failed Bank Charge-Offs/Write-Downs; plus

(iii)          the amount of gain on any sale or other disposition during such period by the Assuming Bank of Shared Loss Loans, Other Real Estate, Additional ORE or Subsidiary ORE (provided, that the amount of any such gain included in Recoveries shall not exceed the aggregate amount of the related Failed Bank Charge-Offs/Write-Downs and Charge-Offs taken and any related Reimbursable Expenses and Recovery Expenses); plus

(iv)         the amount of collections during such period by the Assuming Bank of any Reimbursable Expenses or Recovery Expenses; plus

(v)           the amount of any fee or other consideration received by the Assuming Bank during or prior to such period in connection with any amendment, modification, renewal, extension, refinance, restructure, commitment or other similar action taken by the Assuming Bank with respect to a Shared-Loss Asset with respect to which there exists a Failed Bank Charge-Off/Write-Down or a Shared-Loss Loan as to which a Charge-Off has been effected by the Assuming Bank during or prior to such period (provided, that the amount of any such fee or other consideration included in Recoveries shall not exceed the aggregate amount of the related Failed Bank Charge-Offs/Write-Downs and Charge-Offs taken and any related Reimbursable Expenses and Recovery Expenses).

(I)(B) For the purpose of determining the amounts to be applied as Recoveriesipursuant to subparagraph (I)(A) above, the Assuming Bank shall apply amounts received on the Assets that are not otherwise applied to reduce the book value of principal of a Shared-Loss Loan (or, in the case of Other Real Estate, Additional ORE, Subsidiary ORE and Capitalized Expenditures, that are not otherwise applied to reduce the book value thereof) in the following order:  first to Charge-Offs and Failed Bank Charge-Offs/Write Downs; then to Reimbursable Expenses and Recovery Expenses; then to interest income; and then to other expenses incurred by the Assuming Bank.

(II) If there occurs an amendment, modification, renewal, extension, refinance, restructure, commitment, sale or other similar action with respect to a Shared-Loss Loan as to which there exists a Failed Bank Charge-Off/Write Down or as to which a Charge-Off has been effected by the Assuming Bank during or prior to such period, and if, as a result of such occurrence, the Assuming Bank recognizes any interest income for financial accounting purposes on that Shared-Loss Loan, then “Recoveries” shall also include the portion of the total, amount of any such interest income recognized by the Assuming Bank which is derived by multiplying:

(A)          the total amount of any such interest income recognized by the Assuming Bank during such period with respect to that Shared-Loss Loan as described above, by

(B)           a fraction, the numerator of which is the aggregate principal amount (excluding reversals or charge-offs of Accrued Interest) of all such Failed Bank Charge-Offs/Write¬Downs and Charge-Offs effected by the Assuming Bank with respect to that Shared-Loss Loan plus the principal amount of that Shared-Loss Loan that has not yet been charged-off but has been placed on nonaccrual status, all of which occurred at any time prior to or during the period in which the interest income referred to in subparagraph (II)(A) immediately above was recognized, and the denominator of which is the total amount of principal indebtedness (including all such prior Failed Bank Charge-Offs/Write-Downs and Charge-Offs as described above) due from the Obligor on that Shared-Loss Loan as of the end of such period;

provided, however, that the amount of any interest income included as Recoveries for a particular Shared-Loss Loan shall not exceed the aggregate amount of (a) Failed Bank Charge¬Offs/Write-Downs, (b) Charge-Offs effected by the Assuming Bank during or prior to the period in which the amount of Recoveries is being determined, plus (c) any Reimbursable Expenses and Recovery Expenses paid to the Assuming Bank pursuant to this Commercial Shared-Loss Agreement during or prior to the period in which the amount of Recoveries is being determined, all with respect to that particular Shared-Loss Loan; and, provided, further, that any collections on any such Shared-Loss Loan that are not applied to reduce book value of principal or recognized as interest income shall be applied pursuant to subparagraph (I) above.

(III) Notwithstanding subparagraphs (I) and (II) above, the term “Recoveries” shall not include:  (a) any amounts paid to the Assuming Bank by the Receiver pursuant to Section 2.1 of this Commercial Shared-Loss Agreement, (b) amounts received with respect to Charge-Offs effected by the Assuming Bank after the final Shared-Loss Quarter, (c) after the final Shared-Loss Quarter, income received by the Assuming Bank from the operation of, and any gains recognized by the Assuming Bank on the disposition of, Other Real Estate, Additional ORE or Subsidiary ORE (such income and gains being hereinafter together referred to as “ORE Income”), except to the extent that aggregate ORE Income exceeds the aggregate expenses paid to third parties by or on behalf of the Assuming Bank after the final Shared-Loss Quarter to manage, operate and maintain Other Real Estate, Additional ORE or Subsidiary ORE (such expenses being hereinafter referred to as “ORE Expenses”).  In determining the extent aggregate ORE Income exceeds aggregate ORE Expenses for any Recovery Quarter as set forth immediately above in subparagraph (c), the Assuming Bank will subtract (i) ORE Expenses paid to third parties during such Recovery Quarter (provided, that, in the case of the final Recovery Quarter only, the Assuming Bank will subtract ORE Expenses paid to third parties from the beginning of the final Recovery Quarter up to the date the Assuming Bank is required to deliver the final Quarterly Certificate pursuant to this Commercial Shared-Loss Agreement) from (ii) ORE

Income received during such Recovery Quarter, to calculate net ORE income (“Net ORE Income”) for that Recovery Quarter.  If the amount of Net ORE Income so calculated for a Recovery Quarter is positive, such amount shall be reported as Recoveries on the Quarterly Certificate for such Recovery Quarter.  If the amount of Net ORE Income so calculated for a Recovery Quarter is negative (“Net ORE Loss Carryforward”), such amount shall be added to any ORE Expenses paid to third parties in the next succeeding Recovery Quarter, which sum shall then be subtracted from ORE Income for that next succeeding Recovery Quarter, for the purpose of determining the amount of Net ORE Income (or, if applicable, Net ORE Loss Carryforward) for that next succeeding Recovery Quarter.  If, as of the end of the final Recovery Quarter, a Net ORE Loss Carryforward exists, then the amount of the Net ORE Loss Carryforward that does not exceed the aggregate amount of Net ORE Income reported as Recoveries on Quarterly Certificates for all Recovery Quarters may be included as a Recovery Expense on the Quarterly Certificate for the final Recovery Quarter.

“Recovery Amount” has the meaning provided in Section 2.1(b)(ii) of this Commercial Shared-Loss Agreement.

“Recovery Expenses” means, for any Recovery Quarter, the amount of actual, reasonable and necessary out-of-pocket expenses (other than Capitalized Expenditures) paid to third parties (other than Affiliates of the Assuming Bank) by or on behalf of the Assuming Bank, as limited by Sections 3.2(c) and (d) of Article III to this Commercial Shared-Loss Agreement, to recover amounts owed with respect to (i) any Shared-Loss Asset as to which a Charge-Off was effected prior to the end of the final Shared-Loss Quarter (provided that such amounts were incurred no earlier than the date the first Charge-Off on such Shared-Loss Asset could have been reflected on the Accounting Records of the Assuming Bank), and (ii) Failed Bank Charge-Offs/Write-Downs (including, in each case, all costs and expenses related to an Environmental Assessment and any other costs or expenses related to any environmental conditions with respect to the Shared-Loss Assets (it being understood that any remediation expenses for any such pollutant or contaminant are not recoverable if in excess of $200,000 per Shared-Loss Asset, without the Assuming Bank having obtained the prior consent of the Receiver for such expenses); provided, that, so long as income with respect to a Shared-Loss Loan is being prorated pursuant to the arithmetical formula in subsection (II) of the definition of “Recoveries”, the term “Recovery Expenses” shall not include that portion of any such expenses paid during such Recovery Quarter to recover any amounts owed on that Shared-Loss Loan that is derived by:

subtracting (1) the product derived by multiplying:

(A) the total amount of any such expenses paid by or on behalf of the Assuming Bank during such Recovery Quarter with respect to that Shared-Loss Loan, by

(B) a fraction, the numerator of which is the aggregate principal amount (excluding reversals or charge-offs of Accrued Interest) of all such Failed Bank Charge-Offs/Write-Downs and Charge-Offs effected by the Assuming Bank with respect to that Shared-Loss Loan plus the principal amount of that Shared-Loss Loan that has not yet been charged-off but has been placed on nonaccrual status, all of which occurred at any time prior to or during the period in which the interest income referred to in subparagraph (II)(A) of the definition of “Recoveries” was recognized, and the denominator of which is the total amount of principal indebtedness (including all such prior Failed Bank Charge-Offs/Write-Downs and Charge-Offs as described above) due from the Obligor on that Shared-Loss Loan as of the end of such period;

from (2) the total amount of any such expenses paid during that Recovery Quarter with respect to that Shared-Loss Loan.

“Recovery Quarter” has the meaning provided in Section 21 (a)(ii) of this Commercial Shared-Loss Agreement.

“Reimbursable Expenses” means, for any Shared-Loss Quarter, the amount of actual, reasonable and necessary out-of-pocket expenses (other than Capitalized Expehditures), paid to third parties (other than Affiliates of the Assuming Bank) by or on behalf of the Assuming Bank, as limited by Sections 3.2(c) and (d) of Article III of this Commercial Shared-Loss Agreement, to:

(i) recover amounts owed with respect to any Shared-Loss Asset as to which a Charge-Off has been effected prior to the end of the final Shared-Loss Quarter (provided that such amounts were incurred no earlier than the date the first Charge-Off on such Shared-Loss Asset could have been reflected on the Accounting Records of the Assuming Bank) and recover amounts owed with respect to Failed Bank Charge-Offs/Write-Downs (including, in each case, all costs and expenses related to an Environmental Assessment and any other costs or expenses related to any environmental conditions with respect to the Shared-Loss Assets (it being understood that any such remediation expenses for any such pollutant or contaminant are not recoverable if in excess of $200,000 per Shared-Loss Asset, without the Assuming Bank having obtained the prior consent of the Receiver for such expenses); provided, that, so long as income with respect to a Shared-Loss Loan is being pro-rated pursuant to the arithmetical formula in subsection (II) of the definition of “Recoveries”, the term “Reimbursable Expenses” shall not include that portion of any such expenses paid during such Shared-Loss Quarter to recover any amounts owed on that Shared-Loss Loan that is derived by:

subtracting (1) the product derived by multiplying:

(A) the total amount of any such expenses paid by or on behalf of the Assuming Bank during such Shared-Loss Quarter with respect to that Shared-Loss Loan, by

(B) a fraction, the numerator of which is the aggregate principal amount (excluding reversals or charge-offs of Accrued Interest) of all such Failed Bank Charge-Offs/Write-Downs and Charge-Offs effected by the Assuming Bank with respect to that Shared-Loss Loan plus the principal amount of that Shared-Loss Loan that has not yet been charged-off but has been placed on nonaccrual status, all of which occurred at any time prior to or during the period in which the interest income referred to in subparagraph (II)(A) of the definition of “Recoveries” was recognized, and the denominator of which is the total amount of principal indebtedness (including all such prior Failed Bank Charge-Offs/Write-

Downs and Charge-Offs as described above) due from the Obligor on that Shared-Loss Loan as of the end of such period;

from (2) the total amount of any such expenses paid during that Shared-Loss Quarter with respect to that Shared-Loss Loan; and

(ii) manage, operate or maintain Other Real Estate, Additional ORE or Subsidiary ORE less the amount of any income received by the Assuming Bank during such Shared-Loss Quarter with respect to such Other Real Estate, Additional ORE or Subsidiary ORE (which resulting amount under this clause (ii) may be negative).

“Review Board” has the meaning provided in Section 2.1(f)(i) of this Commercial Shared-Loss Agreement.

“Shared-Loss Amount” has the meaning provided in Section 2.1(b)(i) of this Commercial Shared-Loss Agreement.

“Shared-Loss Asset Repurchase Price” means, with respect to any Shared-Loss Asset, the principal amount thereof plus any other fees or penalties due from an Obligor (including, subject to the limitations discussed below, the amount of any Accrued Interest) stated on the Accounting Records of the Assuming Bank, as of the date as of which the Shared-Loss Asset Repurchase Price is being determined (regardless, in the case of a Shared-Loss Loan, of the Legal Balance thereof) plus all Reimbursable Expenses and Recovery Expenses incurred up to and through the date of consummation of purchase of such Shared-Loss Asset; provided, that (i) in the case of a Shared-Loss Loan there shall be excluded from such amount the amount of any Accrued Interest accrued on or with respect to such Shared-Loss Loan prior to the ninety (90)-day period ending on the day prior to the purchase date determined pursuant to Sections 2.1(e)(i) or 2,1(e)(iii) of this Commercial Shared-Loss Agreement, except to the extent such Accrued Interest was included in the Book Value of such Shared-Loss Loan, and (ii) any collections on a Shared-Loss Loan received by the Assuming Bank after the purchase date applicable to such Shared-Loss Loan shall be applied (without duplication) to reduce the Shared-Loss Asset Repurchase Price of such Shared-Loss Loan on a dollar-for-dollar basis.  For purposes of determining the amount of unpaid interest which accrued during a given period with respect to a variable-rate Shared-Loss Loan, all collections of interest shall be deemed to be applied to unpaid interest in the chronological order in which such interest accrued.

“Shared-Loss Assets” means Shared-Loss Loans, Other Real Estate purchased by the Assuming Bank, Additional ORE, Subsidiary ORE and Capitalized Expenditures, but does not include Shared Loss MTM Assets.

“Shared-Loss Loan Commitment” means:

(i)            any Commitment to make a further extension of credit or to make a further advance with respect to an existing Shared-Loss Loan; and

(ii)           any Shared-Loss Loan Commitment (described in subparagraph (i) immediately preceding) with respect to which the Assuming Bank has made a Permitted Amendment.

“Shared-Loss Loan Commitment Advance” means an advance pursuant to a Shared-Loss Loan Commitment with respect to which the Assuming Bank has not made a Permitted Advance.

“Shared-Loss Loans” means:

(i)(A) Loans purchased by the Assuming Bank pursuant to the Purchase and Assumption Agreement set forth on Exhibit 4.15(b) to the Purchase and Assumption Agreement, (B) New Shared-Loss Loans purchased by the Assuming Bank pursuant to the Purchase and Assumption Agreement, (C) Permitted Advances and (D) Shared-Loss Loan Commitment Advances, if any; provided, that Shared-Loss Loans shall not include Loans, New Shared-Loss Loans, Permitted Advances and Shared-Loss Loan Commitment Advances with respect to which an Acquired Subsidiary, or a constituent Subsidiary thereof, is an Obligor; (E) Loans owned by any Subsidiary which are not Shared-Loss Loans under the Single Family Shared-Loss Agreement; and (F) Consumer Loans; and

(ii) any Shared-Loss Loans (described in subparagraph (i) immediately preceding) with respect to which the Assuming Bank has made a Permitted Amendment.

“Shared-Loss MTM Assets” means those securities and other assets listed on Exhibit 4.15(C).

“Shared-Loss Payment Trigger” means when the sum of the Cumulative Loss Amount under the Single Family Shared-Loss Agreement and the cumulative Net Charge-Offs under this Commercial Shared-Loss Agreement, exceeds the First Loss Tranche.  If the First Loss Tranche is zero or a negative number, the Shared-Loss Payment Trigger shall be deemed to have been reached upon Bank Closing.

“Shared-Loss Ouarter” has the meaning provided in Section 2.1(a)(i) of this Commercial Shared-Loss Agreement.

“Shares” means common stock and any instrument which by its terms is currently convertible into common stock, or which will become convertible into common stock within 18 months of the execution of this Agreement.

“Stated Threshold” means total losses under the shared loss agreements in the amount of $4 Billion ($4,000,000,000.00).

“Subsidiary ORE” means all assets owned by ORE Subsidiaries that would constitute Additional ORE if such assets were on the books of the Assuming Bank.

“Termination Date” means the eighth (8th) anniversary of the Commencement Date.

“Third Party Servicer” means any servicer appointed from time to time by the Assuming Bank or any Affiliate of the Assuming Bank to service the Shared-Loss Assets on behalf of the Assuming bank, the identity of which shall be given to the Receiver prior to or concurrent with the appointment thereof.

ARTICLE II – SHARED-LOSS ARRANGEMENT

2.1          Shared-Loss Arrangement.

(a)           Quarterly Certificates.  (i)  Not later than thirty (30) days after the end of each Calendar Quarter from and including the initial Calendar Quarter to and including the Calendar Quarter in which the Applicable Anniversary of the Commencement Date falls (each of such Calendar Quarters being referred to herein as a “Shared-Loss Quarter”), the Assuming Bank shall deliver to the Receiver a certificate, signed by the Assuming Bank’s chief executive officer and its chief financial officer, setting forth in such form and detail as the Receiver may specify (a “Quarterly Certificate”):

(A)          the amount of Charge-Offs, the amount of Recoveries and the amount of Net Charge-Offs (which amount may be negative) during such Shared-Loss Quarter with respect to the Shared-Loss Assets (and for Recoveries, with respect to the Assets for which a charge-off was effected by the Failed Bank prior to Bank Closing); and

(B)           the aggregate amount of Reimbursable Expenses (which amount may be negative) during such Shared-Loss Quarter; and

(C)           net realized loss on the Shared Loss MTM Assets determined pursuant to FAS 115, expressed as a positive number (MTM Net Realized Loss), or net realized gain on the Shared Loss MTM assets, expressed as a negative number (MTM Net Realized Gain); and

(D)          any other than temporary impairment of the Shared Loss MTM Assets, determined pursuant to FAS 115, expressed as a positive number (“OTTI Loss”) or reversals of OTTI Loss, expressed as a negative number (for the avoidance of doubt, normal and customary unrealized mark-to-market changes by reason of the application of fair value accounting do not qualify for loss sharing payments).

(ii)           Not later than thirty (30) days after the end of each Calendar Quarter from and including the first Calendar Quarter following the final Shared-Loss Quarter to and including the Calendar Quarter in which the Termination Date falls (each of such Calendar Quarters being referred to herein as a “Recovery Quarter”), the Assuming Bank shall deliver to the Receiver a Quarterly Certificate setting forth, in such form and detail as the Receiver may specify

(A)          the amount of Recoveries and Recovery Expenses during such Recovery Quarter.  On the Quarterly Certificate for the first Recovery Quarter only, the Assuming Bank may report as a separate item, in such form and detail as the Receiver may specify, the aggregate amount of any Reimbursable Expenses that: (a) were incurred prior to or during the final Shared-Loss Quarter, and (b) had not been included in any Quarterly Certificate for any Shared-Loss Quarter because they had not been actually paid by or on behalf of the Assuming Bank (in accordance with the terms of this Commercial Shared-Loss Agreement) during any Shared-Loss Quarter and (c) were actually paid by or on behalf of the

Assuming Bank (in accordance with the terms of this Commercial Shared-Loss Agreement) during the first Recovery Quarter; and

(B)           net realized gain on the Shared Loss MTM Assets.

(b)            Payments With Respect to Shared-Loss Assets.

(i)            For purposes of this Section 2.1(b), the Assuming Bank shall initially record the Shared-Loss Assets on its Accounting Records at Book Value, and initially record the Shared Loss MTM Assets on its Accounting Records at Fair Value, and adjust such amounts as such values may change after the Bank Closing.  If the amount of all Net Charge-Offs during any Shared-Loss Quarter plus Reimbursable Expenses, plus MTM Net Realized Gain or MTM Net Realized Loss, plus OTTI Loss during such Shared-Loss Quarter (the “Shared-Loss Amount”) is positive, then, except as provided in Sections 2.1(c) and (e) below, and subject to the provisions of Section 2.1(b)(vi) below, not later than fifteen (15) days after the date on which the Receiver receives the Quarterly Certificate with respect to such Shared-Loss Quarter, the Receiver shall pay to the Assuming Bank an amount equal to eighty percent (80%) of the Shared-Loss Amount for such Shared-Loss Quarter.  If the Shared-Loss Amount during any Shared-Loss Quarter is negative, the Assuming Bank shall pay to the Receiver an amount equal to eighty percent (80%) of the Shared-Loss Amount for such Shared-Loss Quarter, which payment shall be delivered to the Receiver together with the Quarterly Certificate for such Shared-Loss Quarter.  When the cumulative Shared-Loss Amounts for all Shared-Loss Quarters plus the Cumulative Loss Amount under the Single Family Shared-Loss Agreement equals or exceeds the Stated Threshold, the Receiver shall pay to the Assuming Bank an amount equal to ninety-five percent ((95%) of the Shared-Loss Amount for each Shared-Loss Quarter, until such time as the cumulative Shared-Loss Amount for all Shared-Loss Quarters is less than the Stated Threshold, when the percentage shall revert back to eighty percent (80%).

(ii)           If the amount of gross Recoveries during any Recovery Quarter less Recovery Expenses during such Recovery Quarter plus net realized gains or reversals of OTTI Loss on Shared Loss MTM Assets (the “Recovery Amount”) is positive, then, simultaneously with its delivery of the Quarterly Certificate with respect to such Recovery Quarter, the Assuming Bank shall pay to the Receiver an amount equal to eighty percent (80%) of the Recovery Amount for such Recovery Quarter.  If the Recovery Amount is negative, then such negative amount shall be subtracted from the amount of gross Recoveries during the next succeeding Recovery Quarter in determining the Recovery Amount in such next succeeding Recovery Quarter; provided, that this Section 2.1(b)(ii) shall operate successively in the event that the Recovery Amount (after giving effect to this Section 2.1(b)(ii)) in such next succeeding Recovery Quarter is negative.  The Assuming Bank shall specify, in the Quarterly Certificate for the final Recovery Quarter, the aggregate amount for all Recovery Quarters only, as of the end of, and including, the final Recovery Quarter of (A) Recoveries plus net realized gains or reversals of OTTI Loss on Shared Loss MTM Assets (“Aggregate Recovery Period Recoveries”), (B) Recovery Expenses (“Aggregate Recovery Expenses”), and (C) only those Recovery Expenses that have been actually “offset” against Aggregate Recovery Period Recoveries (including those so “offset” in that final Recovery Quarter) (“Aggregate Offset Recovery Expenses”); as used in this sentence, the term “offset” means the amount that has been applied to reduce gross Recoveries in any Recovery Quarter pursuant to the methodology set forth in this Section

2.1(b)(ii).  If, at the end of the final Recovery Quarter the amount of Aggregate Recovery Expenses exceeds the amount of Aggregate Recovery Period Recoveries, the Receiver shall have no obligation to pay to the Assuming Bank all or any portion of such excess.  Subsequent to the Assuming Bank’s calculation of the Recovery Amount (if any) for the final Recovery Quarter, the Assuming Bank shall also show on the Quarterly Certificate for the final Recovery Quarter the results of the following three mathematical calculations:  (i) Aggregate Recovery Period Recoveries minus Aggregate Offset Recovery Expenses; (ii) Aggregate Recovery Expenses minus Aggregate Offset Recovery Expenses; and (iii) the lesser of the two amounts calculated in (i) and (ii) immediately above (“Additional Recovery Expenses”) multiplied by 80% (the amount so calculated in (iii) being defined as the “Additional Recovery Expense Amount”).  if the Additional Recovery Expense Amount is greater than zero, then the Assuming Bank may request in the Quarterly Certificate for the final Recovery Quarter that the Receiver reimburse the Assuming Bank the amount of the Additional Recovery Expense Amount and the Receiver shall pay to the Assuming Bank the Additional Recovery Expense Amount within fifteen (15) days after the date on which the Receiver receives that Quarterly Certificate.  On the Quarterly Certificate for the final Recovery Quarter only, the Assuming Bank may include, in addition to any Recovery Expenses for that Recovery Quarter that were paid by or on behalf of the Assuming Bank in that Recovery Quarter, those Recovery Expenses that:  (a) were incurred prior to or during the final Recovery Quarter, and (b) had not been included in any Quarterly Certificate for any Recovery Quarter because they had not been actually paid by or on behalf of the Assuming Bank (in accordance with the terms of this Commercial Shared-Loss Agreement) during any Recovery Quarter, and (c) were actually paid by or on behalf of the Assuming Bank (in accordance with the terms of this Commercial Shared-Loss Agreement) prior to the date the Assuming Bank is required to deliver that final Quarterly Certificate to the Receiver under the terms of Section 2.1(a)(ii).

(iii)          With respect to each Shared-Loss Quarter and Recovery Quarter, collections by or on behalf of the Assuming Bank on any charge-off effected by the Failed Bank prior to Bank Closing on an Asset other than a Shared-Loss Asset or Shared-Loss MTM Assets shall be reported as Recoveries under this Section 2.1 only to the extent such collections exceed the Book Value of such Asset, if any.  For any Shared-Loss Quarter or Recovery Quarter in which collections by or on behalf of the Assuming Bank on such Asset are applied to both Book Value and to a charge-off effected by the Failed Bank prior to Bank Closing, the amount of expenditures incurred by or on behalf of the Assuming Bank attributable to the collection of any such Asset, that shall be considered a Reimbursable Expense or a Recovery Expense under this Section 2.1 will be limited to a proportion of such expenditures which is equal to the proportion derived by dividing (A) the amount of collections on such Asset applied to a charge-off effected by the Failed Bank prior to Bank Closing, by (B) the total collections on such Assets.

(iv)          If the Assuming Bank has duly specified an amount of Reimbursable Expenses on the Quarterly Certificate for the first Recovery Quarter as described above in the last sentence of Section 2.1(a)(ii), then, not later than fifteen (15) days after the date on which the Receiver receives that Quarterly Certificate, the Receiver shall pay to the Assuming Bank an amount equal to eighty percent (80%) (or, if the Cumulative Loss Amount under the Single Family Shared-Loss Agreement plus the cumulative Shared-Loss Amount for all Shared-Loss Quarters equals or exceeds the Stated Threshold, ninety-five percent (95%)) of the amount of such Reimbursable Expenses.

(v)           If the First Loss Tranche as determined under the Purchase and Assumption Agreement is a positive number, Receiver has no obligation to make payment for any Shared Loss Quarters until the Shared-Loss Payment Trigger is satisfied.

(c)            Limitation on Shared-Loss Payment.  The Receiver shall not be required to make any payments pursuant to this Section 2.1 with respect to any Charge-Off of a Shared-Loss Asset that the Receiver or the Corporation determines reasonably and in good faith, based upon the Examination Criteria, should not have been effected by the Assuming Bank; provided, (x) the Receiver must provide written notice to the Assuming Bank detailing the grounds for not making such payment, (y) the Receiver must provide the Assuming Bank with a reasonable opportunity to cure any such deficiency and (z) (1) to the extent curable, if cured, the Receiver shall make payment with respect to any properly effected Charge-Off and (2) to the extent not curable, the Receiver shall make a payment as to all Charge-Offs (or portion of Charge-Offs) that were effected which would have been payable as a Charge-Off if the Assuming Bank had properly effected such Charge-Off.  In the event that the Receiver does not make any payments with respect to any Charge-Off of a Shared-Loss Asset pursuant to this Section 2.1 or determines that a payment was improperly made, the Assuming Bank and the Receiver shall, upon final resolution, make such accounting adjustments and payments as may be necessary to give retroactive effect to such corrections.

(d)            Sale of, or Additional Advances or Amendments with Respect to, Shared-Loss Loans and Administration of Related Loans.  No Shared-Loss Loan shall be treated as a Shared-Loss Asset pursuant to this Section 2.1 (i) if the Assuming Bank sells or otherwise transfers such Shared-Loss Loan or any interest therein (whether with or without  recourse) to any Person, (ii) after the Assuming Bank makes any additional advance, commitment or increase in the amount of a commitment with respect to such Shared-Loss Loan that does not constitute a Permitted Advance or a Shared-Loss Loan Commitment Advance, (ii) after the Assuming Bank makes any amendment, modification, renewal or extension to such Shared-Loss Loan that does not constitute a Permitted Amendment, or (iii) after the Assuming Bank has managed, administered or collected any “Related Loan” (as such term is defined in Section 3.4 of Article III of this Commercial Shared-Loss Agreement) in any manner which would have the effect of disproportionately increasing the amount of any collections with respect to the Related Loan to the detriment of such Shared-Loss Asset to which such loan is related; provided, that any Charge-Off with respect to a Shared-Loss Loan as to which the Assuming Bank would be entitled to payment from the Receiver in accordance with Section 2.1(b), but for clause (i) of this Section 2.1(d), shall lose such entitlement only if such Charge-Off is associated with the sale or transfer of such Shared-Loss Loan (regardless of whether such Charge-Off was effected before or after such sale or transfer); provided further, that any such Shared-Loss Loan that has been the subject of Charge-Offs prior to the taking of any action described in clause (i), (ii), or (iii) or (iv) of this Section 2.1(d) by the Assuming Bank shall be treated as a Shared-Loss Asset pursuant to this Section 2.1 solely for the purpose of treatment of Recoveries on such Charge-Offs until such time as the amount of Recoveries with respect to such Shared-Loss Asset equals such Charge-Offs.

(e)            Option to Purchase.

(i)            In the event that the Assuming Bank determines that there is a substantial likelihood that continued efforts to collect a Shared-Loss Asset or an Asset for which a charge-off was effected by the Failed Bank with, in either case, a Legal Balance of $500,000 or more on the Accounting Records of the Assuming Bank will result in an expenditure, after Bank Closing, of funds by on behalf of the Assuming Bank to a third party for a specified purpose (the expenditure of which, in its best judgment, will maximize collections), which do not constitute Reimbursable Expenses or Recovery Expenses, and such expenses will exceed ten percent (10%) of the then book value thereof as reflected on the Accounting Records of the Assuming Bank, the Assuming Bank shall (i) promptly so notify the Receiver and (ii) request that such expenditure be treated as a Reimbursable Expense or Recovery Expense for purposes of this Section 2.1.  (Where the Assuming Bank determines that there is a substantial likelihood that the previously mentioned situation exists with respect to continued efforts to collect a Shared-Loss Asset or an Asset for which a charge-off was effected by the Failed Bank with, in either case, a Legal Balance of less than $500,000 on the Accounting Records of the Assuming Bank, the Assuming Bank may so notify the Receiver and request that such expenditure be treated as a Reimbursable Expense or Recovery Expense.)  Within thirty (30) days after its receipt of such a notice, the Receiver will advise the Assuming Bank of its consent or denial, that such expenditures shall be treated as a Reimbursable Expense or Recovery Expense, as the case may be.  Notwithstanding the failure of the Receiver to give its consent with respect to such expenditures, the Assuming Bank shall continue to administer such Shared-Loss Asset in accordance with Section 2.2, except that the Assuming Bank shall not be required to make such expenditures.  At any time after its receipt of such a notice and on or prior to the Termination Date the Receiver shall have the right to purchase such Shared-Loss Asset or Asset as provided in Section 2.1(e)(iii), notwithstanding any consent by the Receiver with respect to such expenditure.

(ii)           During the period prior to the Termination Date, the Assuming Bank shall notify the Receiver within fifteen (15) days after any of the following becomes fully or partially charged-off:

(A)          a Shared-Loss Loan having a Legal Balance (or, in the case of more than one (1) Shared-Loss Loan made to the same Obligor, a combined Legal Balance) of $500,000 or more in circumstances in which the legal claim against the relevant Obligor survives; or

(B)           a Shared-Loss Loan to a director, an “executive officer” as defined in 12 C.F.R. 215.2(d), a “principal shareholder” as defined in 12 C.F.R. 215.2(1), or an Affiliate of the Assuming Bank.

(iii)          If the Receiver determines in its good faith and reasonable discretion that the Assuming Bank is not diligently pursuing collection efforts with respect to any Shared-Loss Asset which has been fully or partially charged-off or written-down (including any Shared-Loss Asset which is identified or required to be identified in a notice pursuant to Section 2.1(e)(ii)) or any Asset for which there exists a Failed Bank Charge-Off/Write-Down, the Receiver may at its option, exercisable at any time on or prior to the Termination Date, require the Assuming Bank to assign, transfer and convey such Shared-Loss Asset or Asset to and for the sole benefit of the

Receiver for a price equal to the Shared-Loss Asset Repurchase Price thereof less the Related Liability Amount with respect to any Related Liabilities related to such Shared-Loss Asset or Asset.

(iv)          Not later than ten (10) days after the date upon which the Assuming Bank receives notice of the Receiver’s intention to purchase or require the assignment of any Shared-Loss Asset or Asset pursuant to Section 2.1(e)(i) or (iii), the Assuming Bank shall transfer to the Receiver such Shared-Loss Asset or Asset and any Credit Files relating thereto and shall take all such other actions as may be necessary and appropriate to adequately effect the transfer of such Shared-Loss Asset or Asset from the Assuming Bank to the Receiver.  Not later than fifteen (15) days after the date upon which the Receiver receives such Shared-Loss Asset or Asset and any Credit Files relating thereto, the Receiver shall pay to the Assuming Bank an amount equal to the Shared-Loss Asset Repurchase Price of such Shared-Loss Asset or Asset less the Related Liability Amount.

(v)           The Receiver shall assume all Related Liabilities with respect to any Shared-Loss Asset or Asset set forth in the notice described in Section 2.1(e)(iv).

(f)            Dispute Resolution.

(i)   (A) Any dispute as to whether a Charge-Off of a Shared-Loss Asset was made in accordance with Examination Criteria shall be resolved by the Assuming Bank’s Chartering Authority.  (B) With respect to any other dispute arising under the terms of this Commercial Shared-Loss Agreement which the parties hereto cannot resolve after having negotiated such matter, in good faith, for a thirty (30) day period, other than a dispute the Corporation is not permitted to submit to arbitration under the Administrative Dispute Resolution Act of 1996 (“ADRA”), as amended, such other dispute shall be resolved by determination of a review board (a “Review Board”) established pursuant to Section 2.1(f).  Any Review Board under this Section 2.1(f) shall follow the provisions of the Federal Arbitration Act and shall follow the provisions of the ADRA.  (C) Any determination by the Assuming Bank’s Chartering Authority or by a Review Board shall be conclusive and binding on the parties hereto and not subject to further dispute, and judgment may be entered on said determination in accordance with applicable arbitration law in any court having jurisdiction thereof.

(ii)           A Review Board shall consist of three (3) members, each of whom shall have such expertise as the Corporation and the Assuming Bank agree is relevant.  As appropriate, the Receiver or the Corporation (the “FDIC Party”) will select one member, one member will be selected by the Assuming Bank and the third member (the “Neutral Member”) will be selected by the other two members.  The member of the Review Board selected by a party may be removed at any time by such party upon two (2) days’ written notice to the other party of the selection of a replacement member.  The Neutral Member may be removed by unanimous action of the members appointed by the FDIC Party and the Assuming Bank after two (2) days’ prior written notice to the FDIC Party and the Assuming Bank of the selection of a replacement Neutral Member.  In addition, if a Neutral Member fails for any reason to serve or continue to serve on the Review Board, the other remaining members shall so notify the parties to the dispute and the Neutral Member in writing that such Neutral Member will be replaced, and the Neutral Member shall thereafter be replaced by the unanimous action of the other remaining members within twenty (20) business days of that notification.

(iii)          No dispute may be submitted to a Review Board by any of the parties to this Commercial Shared-Loss Agreement unless such party has provided to the other party a written notice of dispute (“Notice of Dispute”).  During the forty-five (45)-day period following the providing of a Notice of Dispute, the parties to the dispute will make every effort in good faith to resolve the dispute by mutual agreement.  As part of these good faith efforts, the parties should consider the use of less formal dispute resolution techniques, as judged appropriate by each party in its sole discretion.  Such techniques may include, but are not limited to, mediation, settlement conference, and early neutral evaluation, if the parties have not agreed to a resolution of the dispute by the end of such forty-five (45)-day period, then, subject to the discretion of the Corporation and the written consent of the Assuming Bank as set forth in Section 2.1(f)(i)(B) above, on the first day following the end of such period, the FDIC Party and the Assuming Bank shall notify each other of its selection of its member of the Review Board and such members shall be instructed to promptly select the Neutral Member of the Review Board.  If the members appointed by the FDIC Party and the Assuming Bank are unable to promptly agree upon the initial selection of the Neutral Member, or a timely replacement Neutral Member as set forth in Section 2.1(f)(ii) above, the two appointed members shall apply to the American Arbitration Association (“AAA”), and such Neutral Member shall be appointed in accordance with the Commercial Arbitration Rules of the AAA.

(iv)          The resolution of a dispute pursuant to this Section 2.1(f) shall be governed by the Commercial Arbitration Rules of the AAA to the extent that such rules are not inconsistent with this Section 2.1(f).  The Review Board may modify the procedures set forth in such rules from time to time with the prior approval of the FDIC Party and the Assuming Bank.

(v)           Within fifteen (15) days after the last to occur of the final written submissions of both parties, the presentation of witnesses, if any, and oral presentations, if any, the Review Board shall adopt the position of one of the parties and shall present to the parties a written award regarding the dispute.  The determination of any two (2) members of a Review Board will constitute the determination of such Review Board.

(vi)          The FDIC Party and the Assuming Bank.will each pay the fees and expenses of the member of the Review Board selected by it.  The FDIC Party and Assuming Bank will share equally the fees and expenses of the Neutral Member.  No such fees or expenses incurred by or on behalf of the Assuming Bank shall be subject to reimbursement by the FDIC Party under this Commercial Shared-Loss Agreement or otherwise if such dispute is resolved in favor of the FDIC Party; provided, that, if such dispute is resolved in favor of the Assuming Bank, all fees and expenses incurred by or on behalf of the Assuming Bank shall be reimbursed by the FDIC Party.

(vii)         Each party will bear all costs and expenses incurred by it in connection with the submission of any dispute to a Review Board.  No such costs or expenses incurred by or on behalf of the Assuming Bank shall be subject to reimbursement by the FDIC Party under this Commercial Shared-Loss Agreement or otherwise if such dispute is resolved in favor of the FDIC Party; provided, that, if such dispute is resolved in favor of the Assuming Bank, all fees and expenses incurred by or on behalf of the Assuming Bank shall be reimbursed by the FDIC Party.  The Review Board shall have no authority to award costs or expenses incurred by either party to these proceedings.

(viii)        Any dispute resolution proceeding held pursuant to this Section 2.1(f) shall not be public.  In addition, each party and each member of any Review Board shall strictly maintain the confidentiality of all issues, disputes, arguments, positions and interpretations of any such proceeding, as well as all information, attachments, enclosures, exhibits, summaries, compilations, studies, analyses, notes, documents, statements, schedules and other similar items associated therewith, except as the parties agree in writing or such disclosure is required pursuant to law, rule or regulation.  Pursuant to ADRA, dispute resolution communications may not be disclosed either by the parties or by any member of the Review board unless:

(1)            all parties to the dispute resolution proceeding agree in writing;

(2)            the communication has already been made public;

(3)            the communication is required by statute, rule or regulation to be made public;

or

(4)            a court determines that such testimony or disclosure is necessary to prevent a manifest injustice, help establish a violation of the law or prevent harm to the public health or safety, or of sufficient magnitude in the particular case to outweigh the integrity of dispute resolution proceedings in general by reducing the confidence of parties in future cases that their communications will remain confidential.

(ix)           Any dispute resolution proceeding pursuant to this Section 2.1(f) (whether as a matter of good faith negotiations, by resort to a Review Board, or otherwise) is a compromise negotiation for purposes of the Federal Rules of Evidence and state rules of evidence.  The parties agree that all proceedings, including any statement made or document prepared by any party, attorney or other participants are privileged and shall not be disclosed in any subsequent proceeding or document or construed for any purpose as an admission against interest.  Any document submitted and any statements made during any dispute resolution proceeding are for settlement purposes only.  The parties further agree not to subpoena any of the members of the Review Board or any documents submitted to the Review Board.  In no event will the Neutral Member voluntarily testify on behalf of any party.

(x)            No decision, interpretation, determination, analysis, statement, award or other pronouncement of any Review Board shall constitute precedent as regards any subsequent proceeding (whether or not such proceeding involves dispute resolution under this Commercial Shared-Loss Agreement) nor shall any Review Board be bound to follow any decision, interpretation, determination, analysis, statement, award or other pronouncement rendered by any previous Review Board or any other previous dispute resolution panel which may have convened in connection with a transaction involving other failed financial institutions or Federal assistance transactions.

(xi)           The parties may extend any period of time in this Section 2.1(f) by mutual agreement.  Notwithstanding anything above to the contrary, no dispute shall be submitted to a

Review Board until each member of the Review Board, and any substitute member, if applicable, agrees to be bound by the provisions of this Section 2.1(f) as applicable to members of a Review Board.  Prior to the commencement of the Review Board proceedings, or, in the case of a substitute Neutral Member, prior to the re-commencement of such proceedings subsequent to that substitution, the Neutral Member shall provide a written oath of impartiality.

(xii)          For the avoidance of doubt, and notwithstanding anything herein to the contrary, in the event any notice of dispute is provided to a party under this Section 2.1(g) prior to the Termination Date, the terms of this Commercial Shared-Loss Agreement shall remain in effect with respect to any such items set forth in such notice until such time as any such dispute with respect to such item is finally resolved.

2.2          Administration of Shared-Loss Assets.  The Assuming Bank shall at all times prior to the Termination Date comply with the Rules Regarding the Administration of Shared-Loss Assets as set forth in Article III of this Commercial Shared-Loss Agreement.

2.3          Auditor Report; Right to Audit.

(a)           Within ninety (90) days after the end of each calendar year from and including the calendar year during which Bank Closing falls to and including the calendar year during which the Termination Date falls, the Assuming Bank shall deliver to the Corporation and to the Receiver a report signed by its independent public accountants stating that they have reviewed the terms of this Commercial Shared-Loss Agreement and that, in the course of their annual audit of the Assuming Bank’s books and records, nothing has come to their attention suggesting that any computations required to be made by the Assuming Bank during such calendar year by this Article II were not made by the Assuming Bank in accordance herewith.  In the event that the Assuming Bank cannot comply with the preceding sentence, it shall promptly submit to the Receiver corrected computations together with a report signed by its independent public accountants stating that, after giving effect to such corrected computations, nothing has come to their attention suggesting that any computations required to be made by the Assuming Bank during such year by this Article II were not made by the Assuming Bank in accordance herewith.  In such event, the Assuming Bank and the Receiver shall make all such accounting adjustments and payments as may be necessary to give effect to each correction reflected in such corrected computations, retroactive to the date on which the corresponding incorrect computation was made.

(b)           The Assuming Bank shall perform on a semi-annual basis an internal audit of its compliance with the provisions of this Article II and shall provide the Receiver and the Corporation with copies of the internal audit reports and access to internal audit workpapers related to such internal audit.

(c)           The Receiver or the Corporation may perform an audit to determine the Assuming Bank’s compliance with the provisions of this Commercial Shared-Loss Agreement, including this Article II, at any time by providing not less than ten (10) Business Days prior written notice.  The scope and duration of any such audit shall be within the reasonable discretion of the Receiver or the Corporation, as the case may be, but shall in no event be administered in a manner that unreasonably interferes with the operation of the Assuming Bank’s business.  The Receiver or the Corporation, as the case may be, shall bear the expense of any such audit.  In the event that any corrections are necessary as a result of such an audit, the Assuming Bank and the Receiver shall make such accounting adjustments and payments as may be necessary to give retroactive effect to such corrections.

2.4          Withholdings.  Notwithstanding any other provision in this Article II, the Receiver, upon the direction of the Director (or designee) of the Corporation’s Division of Resolutions and Receiverships, may withhold payment for any amounts included in a Quarterly Certificate delivered pursuant to Section 2.1, if, in its good faith and reasonable judgment, there is a reasonable basis under the terms of this Commercial Shared-Loss Agreement for denying the eligibility of an item for which reimbursement or payment is sought under such Section.  In such event, the Receiver shall provide a written notice to the Assuming Bank detailing the grounds for withholding such payment.  At such time as the Assuming Bank demonstrates to the satisfaction of the Receiver that the grounds for such withholding of payment, or portion of payment, no longer exist or have been cured, then the Receiver shall pay the Assuming Bank the amount withheld which the Receiver determines is eligible for payment, within fifteen (15) Business Days.  In the event the Receiver or the Assuming Bank elects to submit the issue of the eligibility of the item for reimbursement or payment for determination under the dispute resolution procedures of Section 2.1(f), then (i) if the dispute is settled by the mutual agreement of the parties in accordance with Section 2.1(f)(iii), the Receiver shall pay the amount withheld (to the extent so agreed) within fifteen (15) Business Days from the date upon which the dispute is determined by the parties to be resolved by mutual agreement, and (ii) if the dispute is resolved by the determination of a Review Board, the Receiver shall pay the amount withheld (to the extent so determined) within fifteen (15) Business Days from the date upon which the Receiver is notified of the determination by the Review Board of its obligation to make such payment.  Any payment by the Receiver pursuant to this Section 2.4 shall be made together with interest on the amount thereof from the date the payment was agreed or determined otherwise to be due, at the interest rate per annum determined by the Receiver to be equal to the coupon equivalent of the three (3)-month U.S. Treasury Bill Rate in effect as of the first Business Day of each Calendar Quarter during which such interest accrues as reported in the Federal Reserve Board’s Statistical Release for Selected Interest Rates H.15 opposite the caption “Auction Average - 3-Month” or, if not so reported for such day, for the next preceding Business Day for which such rate was so reported.

2.5          Books and Records.  The Assuming Bank shall at all times during the term of this Commercial Shared-Loss Agreement keep books and records which fairly present all dealings and transactions carried out in connection with its business and affairs.  Except as otherwise provided for in the Purchase and Assumption Agreement or this Commercial Shared-Loss Agreement, all financial books and records shall be kept in accordance with generally accepted accounting principles, consistently applied for the periods involved and in a manner such that information necessary to determine compliance with any requirement of the Purchase and Assumption Agreement or this Commercial Shared-Loss Agreement will be readily obtainable, and in a manner such that the purposes of the Purchase and Assumption Agreement or this Commercial Shared-Loss Agreement may be effectively accomplished.  Without the prior written approval of the Corporation, the Assuming Bank shall not make any change in its accounting principles adversely affecting the value of the Shared-Loss Assets except as required by a change in generally accepted accounting principles.  The Assuming Bank shall notify the

Corporation of any change in its accounting principles affecting the Shared-Loss Assets which it believes are required by a change in generally accepted accounting principles.

2.6          Information.  The Assuming Bank shall promptly provide to the Corporation such other information, including financial statements and computations, relating to the performance of the provisions of the Purchase and Assumption Agreement or otherwise relating to its business and affairs or this Commercial Shared-Loss Agreement, as the Corporation or the Receiver may request from time to time.

2.7          Tax Ruling.  The Assuming Bank shall not at any time, without the Corporation’s prior written consent, seek a private letter ruling or other determination from the Internal Revenue Service or otherwise seek to qualify for any special tax treatment or benefits associated with any payments made by the Corporation pursuant to the Purchase and Assumption Agreement or this Commercial Shared-Loss Agreement.

ARTICLE III — RULES REGARDING THE ADMINISTRATION OF SHARED-LOSS ASSETS AND SHARED-LOSS MTM ASSETS

3.1          Agreement with Respect to Administration.  The Assuming Bank shall (and shall cause any of its Affiliates to which the Assuming Bank transfers any Shared-Loss Assets or Shared-Loss MTM Assets) to, or a Third Party Servicer to, manage, administer, and collect the Shared-Loss Assets and Shared-Loss MTM Assets while owned by the Assuming Bank or any Affiliate thereof during the term of this Commercial Shared-Loss Agreement in accordance with the rules set forth in this Article III (“Rules”).  The Assuming Bank shall be responsible to the Receiver and the Corporation in the performance of its duties hereunder and shall provide to the Receiver and the Corporation such reports as the Receiver or the Corporation reasonably deems advisable, including but not limited to the reports required by Section 3.3 hereof, and shall permit the Receiver and the Corporation at all times to monitor the Assuming Bank’s performance of its duties hereunder.

3.2          Duties of the Assuming Bank with Respect to Shared-Loss Assets.  (a)  In performance of its duties under these Rules, the Assuming Bank shall:

(i)            manage, administer, collect and effect Charge-Offs and Recoveries with respect to each Shared-Loss Asset in a manner consistent with (A) usual and prudent business and banking practices; (B) the Assuming Bank’s (or, in the case a Third Party Servicer is engaged, the Third Party Servicer’s) practices and procedures including, without limitation, the then-effective written internal credit policy guidelines of the Assuming Bank, with respect to the management, administration and collection of and taking of charge-offs and write-downs with respect to loans, other real estate and repossessed collateral that do not constitute Shared Loss Assets;

(ii)           exercise its best business judgment in managing, administering, collecting and effecting Charge-Offs with respect to Shared-Loss Assets;

(iii)          use its best efforts to maximize collections with respect to Shared-Loss Assets and, if applicable for a particular Shared-Loss Asset, without regard to the effect of maximizing collections on assets held by the Assuming Bank or any of its Affiliates that are not Shared-Loss Assets;

(iv)          adopt and implement accounting, reporting, record-keeping and similar systems with respect to the Shared-Loss Assets, as provided in Section 3.4 hereof;

(v)           retain sufficient staff (in Assuming Bank’s discretion) to perform its duties hereunder;

(vi)          provide written notification in accordance with Article IV of this Commercial Shared-Loss Agreement immediately after the execution of any contract pursuant to which any third party (other than an Affiliate of the Assuming Bank) will manage, administer or collect any of the Shared-Loss Assets, together with a copy of that contract.

(b)     Any transaction with or between any Affiliate of the Assuming Bank with respect to any Shared-Loss Asset including, without limitation, the execution of any contract pursuant to which any Affiliate of the Assuming Bank will manage, administer or collect any of the Shared-Loss Assets which is not entered into on an arm’s length basis on commercially reasonable terms, or any other action involving self-dealing, shall be subject to the prior written approval of the Receiver or the Corporation.

(c)     The following categories of expenses shall not be deemed to be Reimbursable Expenses or Recovery Expenses:

(i)            Federal, State, or local income taxes and expenses related thereto;

(ii)           salaries or other compensation and related benefits of Assuming Bank employees and the employees of its Affiliates including, without limitation, any bonus, commission or severance arrangements, training, payroll taxes, dues, or travel- or relocation related expenses,;

(iii)          the cost of space occupied by the Assuming Bank, any Affiliate thereof and their staff, the rental of and maintenance of furniture and equipment, and expenses for data processing including the purchase or enhancement of data processing systems;

(iv)          except as otherwise provided herein, fees for accounting and other independent professional consultants (other than consultants retained to assess the presence, storage or release of any hazardous or toxic substance, or any pollutant or contaminant with respect to the collateral securing a Shared-Loss Loan that has been fully or partially charged-off); provided, that for purposes of this Section 3.2(c)(iv), fees of attorneys and appraisers engaged as necessary to assist in collections with respect to Shared-Loss Assets shall not be deemed to be fees of other independent consultants;

(v) allocated portions of any other overhead or general and administrative expense other than any fees relating to specific assets, such as appraisal fees or environmental audit fees, for services of a type the Assuming Bank does not normally perform internally;

(vi)          any expense not incurred in good faith and with the same degree of care that the Assuming Bank normally would exercise in the collection of troubled assets in which it alone had an interest; and

(vii)         any expense incurred for a product, service or activity that is of an extravagant nature or design.

(d)     Subject to Section 3.7, the Assuming Bank shall not contract with third parties to provide services the cost of which would be a Reimbursable Expense or Recovery Expense if the Assuming Bank would have provided such services itself if the relevant Shared-Loss Assets were not subject to the loss-sharing provisions of Section 2.1 of this Commercial Shared-Loss Agreement.

3.3          Duties of the Assuming Bank with Respect to Shared-Loss MTM Assets.  (a) In performance of its duties under these Rules, the Assuming Bank shall:

(i)            manage, administer, collect and each Shared-Loss MTM Asset in a manner consistent with (A) usual and prudent business and banking practices; (B) the Assuming Bank’s practices and procedures including, without limitation, the then-effective written internal credit policy guidelines of the Assuming Bank, with respect to the management, administration and collection of similar assets that are not Shared-Loss MTM Assets;

(ii)           exercise its best business judgment in managing, administering, collecting and effecting Charge-Offs with respect to Shared-Loss MTM Assets;

(iii)          use its best efforts to maximize collections with respect to Shared-Loss MTM Assets and, if applicable for a particular Shared-Loss MTM Asset, without regard to the effect of maximizing collections on assets held by the Assuming Bank or any of its Affiliates that are not Shared-Loss MTM Assets, provided that, any sale of a Shared-Loss MTM Asset shall only be made with the prior approval of the Receiver or the Corporation;

(iv)          adopt and implement accounting, reporting, record-keeping and similar systems with respect to the Shared-Loss MTM Assets, as provided in Section 3.4 hereof;

(v)           retain sufficient staff (in Assuming Bank’s discretion) to perform its duties hereunder;

(vi)          provide written notification in accordance with Article IV of this Commercial Shared-Loss Agreement immediately after the execution of any contract pursuant to which any third party (other than an Affiliate of the Assuming Bank) will manage, administer or collect any of the Shared-Loss MTM Assets, together with a copy of that contract.

(b)           Any transaction with or between any Affiliate of the Assuming Bank with respect to any Shared-Loss MTM Asset including, without limitation, the execution of any contract pursuant to which any Affiliate of the Assuming Bank will manage, administer or collect any of the Shared-Loss Assets which is not entered into on an arm’s length basis on commercially reasonable terms, or any other action involving self-dealing, shall be subject to the prior written approval of the Receiver or the Corporation.

(c)           The Assuming Bank shall not contract with third parties to provide services the cost of which would be a Reimbursable Expense or Recovery Expense if the Assuming Bank would have provided such services itself if the relevant Shared-Loss Assets were not Subject to the loss-sharing provisions of Section 2.1 of this Commercial Shared-Loss Agreement.

3.4          Records and Reports.  The Assuming Bank shall establish and maintain records on a separate general ledger, and on such subsidiary ledgers as may be appropriate to account for the Shared-Loss Assets and the Shared-Loss MTM Assets, in such form and detail as the Receiver or the Corporation may require, to enable the Assuming Bank to prepare and deliver to the Receiver or the Corporation such reports as the Receiver or the Corporation may from time to time request regarding the Shared-Loss Assets, the Shared-Loss MTM Assets and the Quarterly Certificates required by Section 2.1 of this Commercial Shared-Loss Agreement.

3.5          Related Loans.

(a)           The Assuming Bank shall not manage, administer or collect any “Related Loan” in any manner which would have the effect of increasing the amount of any collections with respect to the Related Loan to the detriment of the Shared-Loss Asset to which such loan is related.  A “Related Loan” means any loan or extension of credit held by the Assuming Bank at any time on or prior to the end of the final Recovery Quarter that is:  (i) made to the same Obligor with respect to a Loan that is a Shared-Loss Asset or with respect to a Loan from which Other Real Estate, Additional ORE or Subsidiary ORE derived, or (ii) attributable to the same primary Obligor with respect to any Loan described in clause (i) under the rules of the Assuming Bank’s Chartering Authority concerning the legal lending limits of financial institutions organized under its jurisdiction as in effect on the Commencement Date, as applied to the Assuming Bank.

(b)           The Assuming Bank shall prepare and deliver to the Receiver with the Quarterly Certificates for the Calendar Quarters ending June 30 and December 31 for all Shared-Loss Quarters and Recovery Quarters, a schedule of all Related Loans which are commercial loans or commercial real estate loans with Legal Balances of $500,000 or more on the Accounting Records of the Assuming Bank as of the end of each such semi-annual period, and all other commercial loans or commercial real estate loans attributable to the same Obligor on such loans of $500,000 or more.

3.6          Legal Action; Utilization of Special Receivership Powers.  The Assuming Bank shall notify the Receiver in writing (such notice to be given in accordance with Article IV below and to include all relevant details) prior to utilizing in any legal action any special legal power or right which the Assuming Bank derives as a result of having acquired a Shared-Loss

Asset from the Receiver, and the Assuming Bank shall not utilize any such power unless the Receiver shall have consented in writing to the proposed usage.  The Receiver shall have the right to direct such proposed usage by the Assuming Bank and the Assuming Bank shall comply in all respects with such direction.  Upon request of the Receiver, the Assuming Bank will advise the Receiver as to the status of any such legal action.  The Assuming Bank shall immediately notify the Receiver of any judgment in litigation involving any of the aforesaid special powers or rights.

3.7          Third Party Servicer.  The Assuming Bank may perform any of its obligations and/or exercise any of its rights under this Commercial Shared-Loss Agreement through or by one or more Third Party Servicers, who may take actions and make expenditures as if any such Third Party Servicer was the Assuming Bank hereunder (and, for the avoidance of doubt, such expenses incurred by any such Third Party Servicer on behalf of the Assuming Bank shall be Reimbursable Expenses or Recovery Expenses, as the case may be, to the same extent such expenses would so qualify if incurred by the Assuming Bank); provided, however, that the use thereof by the Assuming Bank shall not release the Assuming Bank of any obligation or liability hereunder.

ARTICLE IV — PORTFOLIO SALE

4.1          Assuming Bank Portfolio Sales of Remaining Shared-Loss Assets.  The Assuming Bank shall have the right with the concurrence of the Receiver, commencing as of the first day of the third to last Shared-Loss Quarter, to liquidate for cash consideration, in one or more transactions, all or a portion of Shared-Loss Assets held by the Assuming Bank (“Portfolio Sales”).  If the Assuming Bank exercises its option under this Section 4.1, it must give thirty (30) days notice in writing to the Receiver setting forth the details and schedule for the Portfolio Sale which shall be conducted by means of sealed bid sales to third parties, not including any of the Assuming Bank’s affiliates, contractors, or any affiliates of the Assuming Bank’s contractors.  The Receiver’s review of the Assuming Bank’s proposed Portfolio Sales will be considered in a timely fashion and approval will not be unreasonably withheld, delayed or conditioned.  Notwithstanding anything herein to the contrary, in the event the Assuming Bank seeks the consent of the Receiver to undertake a Portfolio Sale in the nine (9) months prior to the fifth (5th) anniversary of the Commencement Date and the Receiver does not consent to such Portfolio Sale, then the Applicable Anniversary of the Commencement Date shall automatically, without any further action, be extended for an additional two years with respect to the Shared-Loss Assets that were the subject of the proposed Portfolio Sale (the “Portfolio Sale Loans”) and all provisions hereof shall remain in place for such additional two-year period with respect to such Portfolio Sale Loans.  The Assuming Bank shall have the right, without consent of the Receiver, to undertake a Portfolio Sale as to all or any portion of the Portfolio Sale Loans at any time within nine (9) months prior to the Applicable Anniversary of the Commencement Date, as so extended.

4.2          Calculation of Sale Gain or Loss.  For Shared-Loss Assets gain or loss on the sales under Section 4.1 will be calculated as the sale price received by the Assuming Bank less the book value of the remaining Shared-Loss Assets.

ARTICLE V – LOSS-SHARING NOTICES GIVEN TO CORPORATION AND/OR RECEIVER

As a supplement to the notice provisions contained in Section 13.7 of the Purchase and Assumption Agreement, any notice, request, demand, consent, approval, or other communication (a “Notice”) given to the Corporation and/or the Receiver in the loss-sharing context shall be given as follows:

5.1          With respect to a Notice under Section 2 and Sections 3.1-3.5 of this Commercial Shared-Loss Agreement:

Federal Deposit Insurance Corporation
Division of Resolutions and Receiverships
550 17th Street, N.W.
Washington, D.C.  20429
Attention:  Assistant Director, Franchise and Asset Marketing

5.2          With respect to a Notice under Section 3.6 of this Commercial Shared-Loss Agreement:

Federal Deposit Insurance Corporation Legal Division
161 Bryan Street
Dallas, Texas 75201
Attention:  Regional Counsel

with a copy to:

Federal Deposit Insurance Corporation Legal Division
550 17th Street, N.W.
Washington, D.C.  20429
Attention:  Senior Counsel (Special Issues Group)

ARTICLE VI — MISCELLANEOUS

6.1          Expenses.  Except as otherwise expressly provided herein, all costs and expenses incurred by a party hereto in connection with this Commercial Shared-Loss Agreement shall be borne by such party whether or not the transactions contemplated herein shall be consummated.

6.2          Successors and Assigns; Specific Performance.  All terms and provisions of this Commercial Shared-Loss Agreement shall be binding upon and shall inure to the benefit of the parties hereto only; provided, however, that, Receiver may assign or otherwise transfer this Commercial Shared-Loss Agreement (in whole or in part) to the Federal Deposit Insurance Corporation in its corporate capacity without the consent of Assuming Bank.  Notwithstanding anything to the contrary contained in this Commercial Shared-Loss Agreement, except as is expressly permitted in this Section 6.2, Assuming Bank may not assign or otherwise transfer this Commercial Shared-Loss Agreement (in whole or in part) without the prior written consent of the Receiver, which consent may be granted or withheld by the Receiver in its sole discretion, and any attempted assignment or transfer in violation of this provision shall be void ab initio.

For the avoidance of doubt, a merger or consolidation of the Assuming Bank with and into another financial institution, the sale of all or substantially all of the assets of the Assuming Bank to another financial institution constitutes the transfer of this Commercial Shared-Loss Agreement which requires the consent of the Receiver; and for a period of eighteen (18) months after Bank Closing, a merger or consolidation shall also include the sale by any individual shareholder, or shareholders acting in concert, of more than 9% of the outstanding shares of the Assuming Bank or its holding company or any subsidiary holding Shared-Loss Assets, or the sale of shares by the Assuming Bank or its holding company or any subsidiary holding Shared-Loss Assets, in a public or private offering, that increases the number of shares outstanding by more than 9%, constitutes the transfer of this Commercial Shared-Loss Agreement which requires the consent of the Receiver.  However, no Loss shall be recognized as a result of any accounting adjustments that are made due to any such merger, consolidation or sale consented to by the FDIC.  The FDIC’s consent shall not be required if the aggregate outstanding principal balance of Shared-Loss Assets is less than twenty percent (20%) of the initial aggregate balance of Shared-Loss Assets.  Notwithstanding anything contained herein, the Receiver hereby consents to (i) the transfer of this Commercial Shared-Loss Agreement upon any merger or consolidation of the Assuming Bank with and into another financial institution at any time after the eighteen-month anniversary of Bank Closing and (ii) any private offering of equity securities by Assuming Bank’s holding company during the eighteen-month period following Bank Closing to (x) existing investors in Assuming Bank’s holding company and (y) persons who are not existing investors in the Assuming Bank’s holding company provided that following any such private offering the investors in the Assuming Bank’s holding company as of the closing continue to hold seventy-five percent (75%) of the equity in the Assuming Bank’s holding company and no person who was not such an existing investor shall own or control more than twenty-four and nine-tenths percent (24.9%) of the Assuming Bank’s holding company’s equity securities.

6.3          Governing Law.  This Commercial Shared-Loss Agreement shall be construed in accordance with federal law, or, if there is no applicable federal law, the laws of the State of New York, without regard to any rule of conflict of law that would result in the application of the substantive law of any jurisdiction other than the State of New York.

6.4          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO OR IN CONNECTION WITH THIS COMMERCIAL SHARED-LOSS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

6.5          Captions.  All captions and headings contained in this Commercial Shared-Loss Agreement are for convenience of reference only and do not form a part of, and shall not affect the meaning or interpretation of, this Commercial Shared-Loss Agreement.

6.6          Entire Agreement; Amendments.  This Commercial Shared-Loss Agreement, along with the Single Family Shared-Loss Agreement and the Purchase and Assumption Agreement, including the Exhibits and any other documents delivered pursuant hereto, embody the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior representations, warranties, offers, acceptances, agreements and understandings, written or oral, relating to the subject matter herein.  This Commercial Shared-Loss Agreement may be amended or modified or any provision thereof waived only by a written instrument signed by both parties or their respective duly authorized agents.

6.7          Severability.  Whenever possible, each provision of this Commercial Shared-Loss Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Commercial Shared-Loss Agreement is held to be prohibited by or invalid, illegal or unenforceable under applicable law, such provision, shall be construed and enforced as if it had been more narrowly drawn so as not to be prohibited, invalid, illegal or unenforceable, and the validity, legality and enforceability of the remainder of such provision and the remaining provisions of this Commercial Shared-Loss Agreement shall not in any way be affected or impaired thereby.

6.8          No Third Party Beneficiary.  This Commercial Shared-Loss Agreement and the Exhibits hereto are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and permitted assigns and there shall be no other third party beneficiaries, and nothing in Commercial Shared-Loss Agreement or the Exhibits shall be construed to grant to any other Person any right, remedy or claim under or in respect of this Commercial Shared-Loss Agreement or any provision hereof.

6.9          Counterparts.  This Commercial Shared-Loss Agreement may be executed separately by Receiver and Assuming Bank in any number of counterparts, each of which when executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

6.10        Consent.  Except as otherwise provided herein, when the consent of a party is required herein, such consent shall not be unreasonably withheld or delayed.

6.11        Rights Cumulative.  Except as otherwise expressly provided herein, the rights of each of the parties under this Commercial Shared-Loss Agreement are cumulative, may be exercised as often as any party considers appropriate and are in addition to each such party’s rights under the Purchase and Sale Agreement and any of the related agreements or under law.  Except as otherwise expressly provided herein, any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right.

Exhibit 4.15C

Shared-Loss MTM Assets

[To come]

Exhibit 9.2

(Note to FDIC Preparer: When preparing the actual Limited Power of Attorney, delete this instruction and the reference to Attachment G above.)

LIMITED POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the FEDERAL DEPOSIT INSURANCE CORPORATION, a corporation organized and existing under an Act of Congress, hereafter called the “FDIC”, hereby designates the individual(s) set out below (the “Attomey(s)- in-Fact”) for the sole purpose of executing the documents outlined below:

WHEREAS, the undersigned has full authority to execute this instrument on behalf of the FDIC under applicable Resolutions of the FDIC’s Board of Directors and redelegations thereof.

NOW THEREFORE, the FDIC grants to the above-named Attomey(s)-in-Fact the authority, subject to the limitations herein, as follows:

1.  To execute, acknowledge, seal and deliver on behalf of the FDIC as Receiver of BankUnited, FSB all instruments of transfer and conveyance, appropriately completed, with all ordinary or necessary endorsements, acknowledgments, affidavits and supporting documents as may be necessary or appropriate to evidence the sale and transfer of any asset of BankUnited, FSB, including all loans held by BankUnited, FSB to [Assuming Bank] pursuant to that certain Purchase and Assumption Agreement, dated as of               2009, between FDIC as Receiver of BankUnited, FSB, and [Assuming Bank] .

The form which the Attomey(s)-in-Fact shall use for endorsing promissory notes or preparing allonges to promissory notes is as, follows:

Pay to the order of

Without Recourse

FEDERAL DEPOSIT INSURANCE CORPORATION, as Receiver for BankUnited, FSB
By:
Name:
Title:	Attorney-in-Fact

All other documents of assignment, conveyance or transfer shall contain this sentence: “This assignment is made without recourse, representation or warranty, express or implied, by the FDIC in its corporate capacity or as Receiver.”

2.             FDIC further grants to each Attorney-in-Fact full power and authority to do and perform all acts necessary to carry into effect the powers granted by this Limited Power of Attorney as fully as FDIC might or could do with the same validity as if all and every such act had been herein particularly stated, expressed and especially provided for.

This Limited Power of Attorney shall be effective from                                and shall continue in full force and effect through [two years after date of execution], unless otherwise terminated by an official of the FDIC authorized to do so by the Board of Directors (“Revocation”).  At such time this Limited Power of Attorney will be automatically revoked.  Any third party may rely upon this document as the named individual(s)’ authority to continue to exercise the powers herein granted unless a Revocation has been recorded in the public records of the jurisdiction where this Limited Power of Attorney has been recorded, or unless a third party has received actual notice of a Revocation.

IN WITNESS WHEREOF, the FDIC by its duly authorized officer empowered by appropriate resolution of its Board of Directors, has caused these presents to be executed and subscribed in its name this          day of                             , 20    .

FEDERAL DEPOSIT INSURANCE CORPORATION

By:
Name:
Title:

(CORPORATE SEAL)	ATTEST:
Name:
Title:

Signed, sealed and delivered
in the presence of

By:
Name:
Witness

By:
Name:
Witness